                                                                  Exhibit 10.103

                                                                  EXECUTION COPY

================================================================================

                                CREDIT AGREEMENT
                          dated as of December 17, 2004

                                      Among

                            AMERICAN AIRLINES, INC.,
                                  as Borrower,

                                AMR CORPORATION,
                              as Parent Guarantor,

                               CITICORP USA, INC.,
                            as Administrative Agent,

                           JPMORGAN CHASE BANK, N.A.,
                              as Syndication Agent,

                                       and

                        the Other Lenders Party Thereto.

================================================================================

         CITIGROUP GLOBAL MARKETS INC. and J.P. MORGAN SECURITIES INC.,

             as Joint Lead Arrangers and Joint Book-Running Managers

                                TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms.............................................      1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions........     23
SECTION 1.03. Accounting Terms..................................................     23

                                   ARTICLE II
                       AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Advances......................................................     23
SECTION 2.02. Making the Advances...............................................     24
SECTION 2.03. Fees..............................................................     25
SECTION 2.04. Termination or Reduction of the Commitments.......................     25
SECTION 2.05. Repayment of Advances.............................................     26
SECTION 2.06. Interest..........................................................     27
SECTION 2.07. Conversion of Advances............................................     28
SECTION 2.08. Prepayments of Advances...........................................     29
SECTION 2.09. Increased Costs, Etc..............................................     29
SECTION 2.10. Illegality........................................................     31
SECTION 2.11. Payments and Computations.........................................     31
SECTION 2.12. Taxes.............................................................     33
SECTION 2.13. Sharing of Payments, Etc..........................................     36
SECTION 2.14. Evidence of Debt..................................................     36
SECTION 2.15. Use of Proceeds...................................................     37
SECTION 2.16. Mitigation, Substitution of Lender................................     37
SECTION 2.17. Defaulting Lenders................................................     37

                                  ARTICLE III
                          CONDITIONS OF EFFECTIVENESS

SECTION 3.01. Conditions Precedent to Effectiveness.............................     40
SECTION 3.02. Conditions Precedent to Each Borrowing............................     44
SECTION 3.03. Determinations Under Section 3.01.................................     44

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrower....................     44
SECTION 4.02. Representations and Warranties of the Parent Guarantor............     48


                                   ARTICLE V
                         COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants.............................................     50
SECTION 5.02. Negative Covenants................................................     60
SECTION 5.03. Financial Covenants...............................................     63

                                   ARTICLE VI
                               EVENTS OF DEFAULT

SECTION 6.01. Events of Default.................................................     64

                                  ARTICLE VII
                                PARENT GUARANTY

SECTION 7.01. Guaranty..........................................................     67
SECTION 7.02. Guaranty Absolute.................................................     68
SECTION 7.03. Waivers and Acknowledgments.......................................     69
SECTION 7.04. Subrogation.......................................................     70
SECTION 7.05. Continuing Guaranty; Assignments..................................     70

                                  ARTICLE VIII
                                   THE AGENT

SECTION 8.01. Authorization and Action..........................................     71
SECTION 8.02. Agent's Reliance, Etc.............................................     72
SECTION 8.03. CUSA and Affiliates...............................................     72
SECTION 8.04. Lender Credit Decision............................................     73
SECTION 8.05. Indemnification...................................................     73
SECTION 8.06. Successor Agent...................................................     73

                                   ARTICLE IX
                                 MISCELLANEOUS

SECTION 9.01. Amendments, Etc...................................................     74
SECTION 9.02. Notices, Etc......................................................     75
SECTION 9.03. No Waiver; Remedies...............................................     77
SECTION 9.04. Costs and Expenses................................................     77
SECTION 9.05. Right of Set-off..................................................     78
SECTION 9.06. Binding Effect....................................................     79
SECTION 9.07. Assignments and Participations....................................     79
SECTION 9.08. Confidentiality...................................................     82
SECTION 9.09. Release of Collateral.............................................     83
SECTION 9.10. Governing Law.....................................................     83
SECTION 9.11. Execution in Counterparts.........................................     83
SECTION 9.12. Jurisdiction, Etc.................................................     83
SECTION 9.13. Waiver of Jury Trial..............................................     85

SCHEDULES

Schedule I        -  Commitments and Applicable Lending Offices
Schedule 1.01     -  Existing Capacity Agreements
Schedule 4.01(b)  -  Subsidiaries
Schedule 4.01(d)  -  Authorizations, approvals, actions, notices and filings
Schedule 4.01(f)  -  Litigation


EXHIBITS

Exhibit A-1    -   Form of Revolving Credit Note
Exhibit A-2    -   Form of Term Note
Exhibit B      -   Form of Notice of Borrowing
Exhibit C      -   Form of Assignment and Acceptance
Exhibit D      -   Form of Aircraft Security Agreement
Exhibit E      -   Form of SGR Security Agreement
Exhibit F      -   Form of Pledge Agreement
Exhibit G-1    -   Form of Opinion of General Counsel of the Borrower
Exhibit G-2    -   Form of Opinion of General Counsel of the Parent Guarantor
Exhibit G-3    -   Form of Opinion of FAA Counsel to the Borrower
Exhibit H-1    -   Form of Security Opinion of General Counsel of the Borrower
Exhibit H-2    -   Form of Security Opinion of FAA Counsel to the Borrower
Exhibit I      -   Form of Opinion of Regulatory Counsel to the Lenders
Exhibit J-1    -   Form of Compliance Certificate for the Borrower
Exhibit J-2    -   Form of Compliance Certificate for the Parent Guarantor

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of December 17, 2004 among American Airlines, Inc., a Delaware corporation (the "BORROWER"), AMR Corporation, a Delaware corporation ("AMR"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof (the "INITIAL LENDERS"), Citicorp USA, Inc. ("CUSA"), as Administrative Agent (the "AGENT") for the Lenders (as hereinafter defined), JPMorgan Chase Bank, N.A., as Syndication Agent (the "SYNDICATION AGENT") and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book-Running Managers (collectively, the "LEAD ARRANGERS").

            PRELIMINARY STATEMENTS:

      (1) The Borrower has entered into a Credit Agreement dated as of December 15, 2000, among the Borrower, Citibank, N.A., as administrative agent, JPMorgan Chase Bank, as syndication agent, and the various financial institutions and other Persons party thereto, as lenders, as amended by (i) Amendment No. 1 dated as of November 30, 2001, (ii) the Waiver and Amendment dated as of March 31, 2003 and (iii) the Letter Amendment dated as of September 22, 2004 (such Credit Agreement, as so amended, the "EXISTING CREDIT AGREEMENT").

      (2) The Borrower has requested that the Lenders agree to lend to the Borrower an aggregate amount of up to $850,000,000 (i) to repay in full any amounts outstanding under the Existing Credit Agreement, (ii) to pay transaction fees and expenses and (iii) for general corporate purposes of the Borrower and its subsidiaries. The Initial Lenders are willing to lend such amounts on the terms and conditions of this Agreement.

            NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "AA COLLATERAL" means, collectively, (a) the "Collateral" as such term is defined in the Aircraft Security Agreement and (b) the "Collateral" as such term is defined in the SGR Security Agreement (it being understood that "Collateral" under the SGR Security Agreement shall, in any case for purposes of this Agreement, consist of the Narita Collateral).

            "ADVANCE" means a Term Advance or a Revolving Credit Advance.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGENT" has the meaning specified in the recital of parties to this Agreement.

            "AGENT'S ACCOUNT" means the account of the Agent maintained by the Agent at Citibank, N.A., at its office at 388 Greenwich Street, New York, New York 10013, Account No. 36852248, ABA #021000089, Account Name: Medium Term Finance, Reference: American Airlines, or such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

            "AGGREGATE COLLATERAL VALUE" means, at any time, the sum of (without duplication):

            (a) with respect to Eligible Aircraft, 50% of the Aircraft Value thereof; and

            (b) with respect to Eligible Cash Collateral, the Cash Collateral Value thereof;

      provided, however, that (i) the Aircraft Value of MD-80 Aircraft constituting Eligible Aircraft included in the calculation of Aggregate Collateral Value shall not exceed 30% of the Aircraft Value of the Eligible Aircraft at such time, (ii) the Aircraft Value of Eligible Aircraft in Temporary Storage included in the calculation of Aggregate Collateral Value shall not exceed 10% of the Aircraft Value of the Eligible Aircraft at such time and (iii) there shall be excluded from the calculation of Aggregate Collateral Value any Aircraft in Deep Storage.

            "AGREEMENT" means this Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

            "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Agent was the sole party determining such payment amount (with the Agent making such determination pursuant to the provisions of the form of Master Agreement);
      (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent based on the settlement price of such Hedge Agreement on such date of determination; or
      (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "AIRCRAFT" means at any time, the Airframes and Engines set forth on
      Schedule 1 to the Aircraft Security Agreement, as supplemented or amended from time to time in accordance with Section 5.01(n), including from and after the Effective Date, the Airframes and Engines described in the Security Agreement Supplement originally executed and delivered under the Aircraft Security Agreement and any Replacement Airframe or Replacement Engine substituted for any collateral in accordance with Section 5.01(n), whether or not, in the case of any such Engines, such initial Engines or Replacement Engines may from time to time be installed on such Airframe or installed on any other airframe or any other aircraft. The term "AIRCRAFT" shall include any Replacement Aircraft.

            "AIRCRAFT SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

            "AIRCRAFT VALUE" means, at any time, with respect to any Aircraft, the current market value, as reflected in the Appraisal Report then most recently delivered to the Agent with respect to such Aircraft.

            "AIRFRAME" means (a) each of the Unencumbered Stage 3 Aircraft (except the Engines or engines from time to time installed thereon) listed on Schedule 1 to the Aircraft Security Agreement, as supplemented or amended from time to time in accordance with Section 5.01(n) and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft.

            "AMR" has the meaning specified in the recital of parties to this Agreement.

            "AMR COLLATERAL" means the "Collateral" as such term is defined in the Pledge Agreement.

            "AMR SUBSIDIARY" means any corporation of which AMR owns or controls, directly or indirectly, more than 50% of the Voting Interests.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "APPLICABLE MARGIN" means (a) in respect of the Term Facility, 5.25% per annum, in the case of Eurodollar Rate Advances, and 4.25% per annum, in the case of Base Rate Advances, and (b) in respect of the Revolving Credit Facility, (i) for the first six months after the Effective Date, 4.75% per annum, in the case of Eurodollar Rate Advances, and 3.75% per annum, in the case of Base Rate Advances, and (ii) thereafter, a percentage per annum to be determined by reference to the Pricing Level as set forth below:

                        Applicable Margin for       Applicable Margin for Base
Pricing Level          Eurodollar Rate Advances           Rate Advances
-------------          ------------------------     ---------------------------

   Level 1                      3.25%                         2.25%

   Level 2                      4.00%                         3.00%

   Level 3                      4.75%                         3.75%

   Level 4                      5.25%                         4.25%

            "APPRAISAL REPORT" means, (a) with respect to any Aircraft or Engine, an extended desktop appraisal prepared by an Appraiser, which does not include any on-site inspection of such Aircraft or Engine or its maintenance records, and which assumes its physical condition is average for an aircraft or engine of its type and age and its maintenance time status is at mid-life, mid-time, and (b) with respect to the Narita Collateral, an appraisal report prepared by an Appraiser in form and substance reasonably satisfactory to the Agent (it being agreed that an Appraisal Report substantially in the form of the Appraisal Report delivered on the Effective Date shall be deemed to be reasonably satisfactory to the Agent).

            "APPRAISER" means, in the case of Aircraft and Engines, Airclaims Ltd., and in the case of the Narita Collateral, Simat, Helliesen & Eichner, Inc., or in either case, if for any reason such Person ceases or is unable at such time to provide an appraisal of the type set forth under the definition of "Appraisal Report" (including, without limitation, by virtue of the fact that such Person ceases to exist), such other independent appraiser as may be selected by the Agent with the reasonable consent of the Borrower; provided that if the Agent fails to select such an independent appraiser within 5 Business Days after a request by the Borrower to do so, the Borrower may designate such an independent appraiser by notice to the Agent.

            "APPROPRIATE LENDER" means, at any time, with respect to either the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility at such time.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

            "BANKRUPTCY CODE" means Chapter 11 of the Bankruptcy Code (11 U.S.C. ss.ss. 101 et seq.), as amended or any successor statutes thereto.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) The rate of interest announced publicly by Citibank, N.A.
            in New York, New York, from time to time, as Citibank, N.A.'s base rate;

                  (b) -1/2 of 1% per annum above the Federal Funds Rate; and

                  (c) the sum (adjusted to the nearest -1/4 of 1% or, if there is no nearest -1/4 of 1%, to the next higher -1/4 of 1%) of (i) -1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank, N.A. on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank, N.A. from three New York certificate of deposit dealers of recognized standing selected by Citibank, N.A., by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank, N.A. with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus
            (iii) the average during such three-week period of the annual assessment rates estimated by Citibank, N.A. for determining the then current annual assessment payable by Citibank, N.A. to the Federal Deposit Insurance Corporation (or any successor) for insuring the U.S. dollar deposits of Citibank, N.A. in the United States.

            "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(i).

            "BENEFIT ARRANGEMENT" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

            "BORROWER" has the meaning specified in the recital of parties to this Agreement.

            "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with JPMorgan Chase Bank, N.A. at its office at One Chase Plaza, New York, New York 10081, Account No. 910-1-019884, or such other account as the Borrower shall specify in writing to the Agent.

            "BORROWING" means a Term Borrowing or a Revolving Credit Borrowing.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CASH COLLATERAL ACCOUNT" has the meaning set forth in the Aircraft Security Agreement.

            "CASH COLLATERAL VALUE" means, with respect to any cash and/or Permitted Investments in or being deposited in or credited to the Cash Collateral Account at any time, the face value thereof.

            "CASH FLOW COVERAGE RATIO" means, with respect to any period, the ratio of Covenant Cash Flow for such period to Fixed Charges for such period.

            "CHANGE IN CONTROL" means such time as at any time, (i) AMR shall cease to own directly 100% of the Equity Interests in the Borrower; (ii) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than an Employee Benefit Plan or any AMR Subsidiary, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 25% of the total voting power of all classes then outstanding of AMR's Voting Interests; (iii) one or more Employee Benefit Plans shall become in aggregate the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the total voting power of all classes then outstanding of AMR's Voting Interests or
      (iv) during any period of 24 consecutive months, individuals who at the beginning of such period constitute AMR's Board of Directors (together with any new director whose election by AMR's Board of Directors or whose nomination for election by AMR's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the directors then in office.

            "CHANGE IN TAX LAW" means, with respect to any Lender, a change in or amendment to the Internal Revenue Code or a change in, or amendment to, or the entering into of, an income tax treaty between the United States of America and the jurisdiction where such Lender is a tax resident, or a change in or amendment to the treasury regulations, or the issuance of any rulings, in each case that occurred after such Lender became a Lender; provided that in the case of any Lender claiming exemption from Indemnified Taxes under Section 871(h) or 881(c) of the Internal Revenue Code, "Change in Tax Law" shall be limited to a change in or amendment to the Internal Revenue Code that occurred after such Lender became a Lender.

            "COLLATERAL" means the AA Collateral and the AMR Collateral.

            "COLLATERAL DOCUMENTS" means the Aircraft Security Agreement, the SGR Security Agreement, the Pledge Agreement, each of the collateral documents, instruments and supplements delivered pursuant to Section 5.01(n) (including, without limitation, the Security Arrangements), and each other agreement to which the Borrower or the Parent Guarantor is a party that creates or purports to create a Lien in favor of the Agent for the benefit of the Secured Parties.

            "COMMITMENT" means a Term Commitment or a Revolving Credit
      Commitment.

            "COMMUNICATIONS" has the meaning specified in Section 9.02(b).

            "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to the Agent or any Lender in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Agent or such Lender from a source other than the Loan Parties.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income of the Parent Guarantor and its Subsidiaries for such period, before dividends.

            "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

            "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.07 or 2.10.

            "COVENANT CASH FLOW" means, for any period, Consolidated Net Income for such period, (i) excluding therefrom (A) any extraordinary items of gain or loss for such period, (B) any gain or loss of any other Person for such period accounted for on the equity method, except to the extent of cash distributions received during such period and (C) any non-cash gains or losses for such period, (ii) plus cash payments received (or minus cash payments made) by the Parent Guarantor and its consolidated Subsidiaries during such period in respect of such non-cash gains or losses recognized in any previous fiscal quarter, (iii) plus the aggregate amounts deducted in determining Consolidated Net Income for such period in respect of (w) interest expense (less capitalized interest), (x) without duplication, income taxes, (y) depreciation and amortization expense and (z) Rentals.

            "CUSA" has the meaning specified in the recital of parties to this Agreement.

            "DEBT" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money (including obligations to reimburse any bank in respect of amounts paid under a letter of credit or similar instrument), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles,
      (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (vi) all Debt of others

      Guaranteed by such Person, (vii) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (viii) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, and (ix) all Off-Balance Sheet Obligations of such Person.

            "DEEP STORAGE" for any Aircraft means that such Aircraft has been stored (1) with a low expectation of a return to service, sale or lease within one year and (2) in a manner intended to minimize over a period of more than one year the rate of environmental degradation of the structure and components of such Aircraft during such period, in each case, as such storage status is reported in good faith by the Borrower to the Agent at the time of the applicable appraisal.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DEFAULTED ADVANCE" means, with respect to any Lender at any time, the portion of any Advance required to be made by such Lender to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender or by the Agent for the account of such Lender pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.17(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to
      Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "DEFAULTED AMOUNT" means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Agent or any other Lender hereunder or under any other Financing Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Agent pursuant to Section 2.02(d) to reimburse the Agent for the amount of any Advance made by the Agent for the account of such Lender, (b) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender and (c) the Agent pursuant to Section 8.05 to reimburse the Agent for such Lender's ratable share of any amount required to be paid by the Lender to the Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
      Section 2.17(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Financing Document on the same date as the Defaulted Amount so deemed paid in part.

            "DEFAULTING LENDER" means, at any time, any Lender that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "DISCLOSURE DOCUMENTS" means, at any time, the annual report of the Borrower on Form 10-K (or any successor form) most recently filed by it with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act and the quarterly and current reports of the Borrower on Form 10-Q or 8-K (or any successor forms), if any, so filed with the Securities and Exchange Commission since the filing of such most recently filed annual report.

            "DOLLARS" and the "$" sign each means lawful currency of the United States of America.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "DOT" has the meaning specified in the SGR Security Agreement.

            "EFFECTIVE DATE" has the meaning specified in Section 3.01.

            "ELIGIBLE AIRCRAFT" means the Aircraft set forth on Schedule 1 to the Aircraft Security Agreement as of the Effective Date and such further Unencumbered Stage 3 Aircraft designated by the Borrower (including, without limitation, any such Replacement Aircraft); provided, however, that no such Aircraft or additional aircraft shall be considered to be an Eligible Aircraft at any time unless the Aircraft Security Agreement and the related filings of such Aircraft Security Agreement (or any supplement thereto) create a valid and perfected lien or security interest in such aircraft (and all components thereof) in favor of the Agent, on behalf of the Secured Parties, securing the Secured Obligations, free and clear of all other Liens, other than Permitted Liens.

            "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate of a Lender or (iii) any other Person approved by the Agent, such approval not to be unreasonably withheld or delayed, and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

            "ELIGIBLE CASH COLLATERAL" means any cash and/or Permitted Investments on deposit in or credited to the Cash Collateral Account in which the Agent, for the benefit of the Secured Parties, shall have a valid and perfected lien or security interest, free and clear of any other Liens.

            "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" (as defined in Section 3(3) of ERISA) maintained by the Borrower, AMR or any Subsidiary of any thereof, or any separate investment fund or any trust or funding vehicle maintained thereunder.

            "ENGINE" means each of the engines listed by manufacturer's serial number on Schedule 1 to the Aircraft Security Agreement, as supplemented or amended from time to time in accordance with Section 5.01(n), together, in each case, with any and all Parts so long as the same shall be incorporated or installed in or attached thereto.

            "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA GROUP" means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), (c) or (m) of the Internal Revenue Code.

            "ESCROW BANK" has the meaning specified in Section 2.17(c).

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

            "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.06(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "EVENT OF DEFAULT" has the meaning specified in Section 6.01.

            "EVENT OF LOSS" has the meaning set forth in the Aircraft Security Agreement.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "EXISTING CAPACITY AGREEMENTS" means each of the capacity purchase agreements existing as of the Effective Date and entered into by and among the Borrower and one or more of the Borrower's Affiliates, as such capacity purchase agreements are listed on Schedule 1.01 hereto.

            "EXISTING CREDIT AGREEMENT" has the meaning specified in the preliminary statements hereto.

            "FAA" means the Federal Aviation Administration.

            "FACILITY" means the Term Facility or the Revolving Credit Facility.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

            "FINANCING DOCUMENTS" means this Agreement, the Notes, the Collateral Documents and the Parent Guaranty.

            "FINANCING VEHICLES" has the meaning specified in Section 5.01(j).

            "FISCAL YEAR" means a fiscal year of the Borrower and its Consolidated subsidiaries ending on December 31 in any calendar year.

            "FIXED CHARGES" means, for any period, to the extent deducted in determining Consolidated Net Income for such period, interest expense (less capitalized interest) and Rentals.

            "GAAP" has the meaning specified in Section 1.03.

            "GATE LEASEHOLDS" has the meaning specified in the SGR Security Agreement.

            "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term

      "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "GUARANTEED OBLIGATIONS" for the meaning specified in Section
      7.01(a).

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements (including, without limitation, any commodity and fuel hedging agreements).

            "INDEMNIFIED COSTS" has the meaning specified in Section 8.05(a).

            "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

            "INDEMNIFIED TAXES" means, with respect to any Agent or Lender, any Taxes other than (a) any Tax imposed by the state or foreign jurisdiction under the laws of which such Lender or Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, any tax that is imposed by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof, (b) any Tax that would not have been imposed but for a connection between such Lender or Agent or its branch, affiliate, principal office or Applicable Lending Office and the jurisdiction imposing such Tax or any political subdivision thereof or therein that is unrelated to the transactions contemplated by any Financing Document or performing any obligations, receiving any payments or enforcing any rights thereunder,
      (c) any Tax attributable to such Lender or Agent's failure to comply with
      Section 2.12(e) of this Credit Agreement or any form or certificate delivered by such Lender or Agent being incorrect, (d) any Tax attributable to such Lender changing its Applicable Lending Office, (e) any Tax imposed as a result of such Agent or Lender not being treated as a beneficial owner of its Note for federal income tax purposes or (f) any Tax arising as a result of the Agent making any payment hereunder or under the Notes or the other Financing Documents through an account or branch outside the United States; provided that in the case of Taxes imposed by the United States, Indemnified Taxes shall only include Taxes imposed as a result of a Change in Tax Law except the limitation set forth in this proviso shall not apply to the extent that a Lender (its transferor or its assignor, if any) was entitled at the time of designation of a new Lending Office (or transfer or assignment) to receive additional amounts from any Loan Party pursuant to Section 2.12 of this Agreement.

            "INFORMATION MEMORANDUM" means the information memorandum dated December 2004 used by the Lead Arrangers in connection with the syndication of the Commitments.

            "INITIAL EXTENSION OF CREDIT" means the initial Borrowing hereunder.

            "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time.

            "LEAD ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

            "LENDERS" means the Initial Lenders and each Person that shall become a party hereto pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "LOAN PARTIES" means the Borrower and the Parent Guarantor.

            "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect on the business, assets, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (ii) a material adverse effect on the ability of the Borrower or the Parent Guarantor to perform its obligations under the Financing Documents or
      (iii) a material adverse effect on the rights and remedies of the Agent or the Lenders under the Financing Documents.

            "MATERIAL CONTRACT" means, with respect to any Person, each contract (as in effect from time to time, as amended, amended and restated, supplemented or otherwise modified) to which such Person is a party and that is material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

            "MATERIAL PLAN" means, at any time, a Plan or Plans having aggregate Unfunded Liabilities in excess of $25,000,000.

            "MATERIAL SUBSIDIARY" means any Subsidiary that constitutes a "significant subsidiary" of the Borrower within the meaning of Regulation S-X of the Securities and Exchange Commission (as in effect on the date hereof).

            "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

            "MULTIEMPLOYER PLAN" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

            "NARITA COLLATERAL" means all of the Borrower's Narita Routes, Slots, Narita Slots, Gate Leaseholds and Supporting Route Facilities.

            "NARITA ROUTES" has the meaning specified in the SGR Security Agreement.

            "NARITA SLOTS" has the meaning specified in the SGR Security Agreement.

            "NET WORTH" means the excess of total assets over total liabilities.

            "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Financing Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Financing Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OFF BALANCE SHEET OBLIGATION" means, with respect to any Person, without duplication of any clause within this definition or within the definition of "Debt", all (a) Obligations of such Person under any lease which is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a "synthetic lease"), (b) Obligations of such Person in respect of transactions entered into by such Person, the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of the issuance of Equity Interests) and (c) Obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of "Debt" or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing).

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PARENT GUARANTOR" means AMR.

            "PARENT GUARANTY" means the Guarantee of the Parent Guarantor set forth in Article VII.

            "PARTS" has the meaning set forth in the Aircraft Security
      Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERMITTED INVESTMENTS" means any Dollar denominated investment in
      (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-2 by S&P and P-2 by Moody's or (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, provided in the case of each of the investments referred to in clauses (i) through
      (iii) above, (x) such investment matures within six months from the date of acquisition thereof by the Agent and (y) in order to provide the Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Permitted Investment shall be either: (A) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Agent, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Agent or any agent thereof (which shall not be the Borrower or any of its affiliates) in the State of New York; or (B) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the opinion of counsel to the Agent) appropriate measures shall have been taken for perfection of the security interests created under the Aircraft Security Agreement and (iv) such other investments of credit quality not lower than that of the investments referred to in clauses (i) through (iii) above and maturing within six months from the date of acquisition thereof by the Agent, as to which the Agent shall have received satisfactory assurances that appropriate measures shall have been taken for perfection of the security interests created under the Aircraft Security Agreement.

            "PERMITTED LIENS" means:

                  (1) the respective rights and interests created by or pursuant to or resulting from the Financing Documents, and the respective rights of the Agent and the Loan Parties as therein provided;

                  (2) the rights of others under agreements or arrangements to the extent expressly permitted by Sections 5.02(a) and 5.04(b) of the Aircraft Security Agreement or by the terms of the SGR Security Agreement;

                  (3) Liens for taxes either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any Airframe or any Engine, or any interest therein;

                  (4) materialmen's, mechanics', workers', repairmen's,
            employees', or other Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) by appropriate proceedings so long as such proceedings do not involve any substantial danger of the sale, forfeiture or loss of any Airframe or any Engine, or any interest therein;

                  (5) Liens (other than Liens for taxes) arising out of
            judgments or awards against any Loan Party with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review, and which such Liens relate to any Collateral only as a result of a general Lien on the assets of such Loan Party in one or more jurisdictions and are not entitled to priority with respect to Collateral over any Lien created by the Collateral Documents;

                  (6) salvage or similar rights of insurers under insurance
            policies maintained pursuant to Section 5.06 of the Aircraft Security Agreement; and

                  (7) Liens arising after the Effective Date to satisfy a
            condition for granting or modifying a waiver of the minimum funding standards or extension of amortization periods under Section 412 of the Internal Revenue Code in respect of a Plan, provided the interests and rights under such Liens are subordinated to the claims, rights and interests of the Lenders and Agent under the Financing Documents upon terms reasonably satisfactory to the Agent.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

            "PLATFORM" has the meaning specified in Section 9.02(c).

            "PLEDGE AGREEMENT" has the meaning specified in Section 3.01(a)(iv).

            "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "PRICING LEVEL" means, as of any date of determination, the level set forth as then in effect for the Borrower, as determined in accordance with the following provisions of this definition:

      Level 1: Senior Secured Debt Rating of not lower that BB by S&P and not lower than Ba3 by Moody's.

      Level 2: Level 1 does not apply and a Senior Secured Debt Rating of not lower than BB- by S&P and not lower than B1 by Moody's.

      Level 3: Level 1 and 2 do not apply and a Senior Secured Debt Rating of not lower than B+ by S&P and not lower than B2 by Moody's.

      Level 4: Levels 1, 2 and 3 do not apply.

      "REDEEMABLE" means, with respect to any Equity Interest, any such Equity Interest that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

      "REGISTER" has the meaning specified in Section 9.07(c).

      "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "RENTALS" means the aggregate amounts payable by the Parent Guarantor or any Subsidiary, as lessee, to a lessor with respect to and pursuant to the terms of any operating lease for a specified period.

      "REPLACEMENT AIRCRAFT" means any Unencumbered Stage 3 Aircraft of which a Replacement Airframe is part.

      "REPLACEMENT AIRFRAME" means an airframe (except Engines or engines from time to time installed thereon) constituting part of an Unencumbered Stage 3 Aircraft, which shall have been added to Schedule 1 to the Aircraft Security Agreement or made subject to the Lien of the Aircraft Security Agreement pursuant to Section 5.01(n)(iii) or (v), together with all Parts relating to such airframe.

      "REPLACEMENT ENGINE" means an engine of make and model suitable for use on any Airframe or Replacement Airframe, which shall have been added to Schedule 1 to the Aircraft Security Agreement pursuant to Section 5.01(n)(iii) or (v), together with all Parts relating to such engine.

      "REQUIRED COLLATERAL AMOUNT" means, at any time, the sum of (a) the aggregate amount of the Revolving Credit Commitments at such time, or if such Revolving Credit Commitments shall have been terminated, an amount equal to the aggregate unpaid principal amount of the Revolving Credit Advances, plus (b) an amount equal to the aggregate unpaid principal amount of the Term Advances.

      "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate unused Revolving Credit Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time and (B) the unused Revolving Credit Commitment of such Lender at such time.

      "RESPONSIBLE OFFICER" means any senior executive officer, senior accounting officer or treasurer of the Borrower, or any vice president, director or managing director of the Borrower having responsibility for the administration of this Agreement.

      "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.01(b).

      "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

      "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Revolving Credit Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Revolving Credit Lender has entered into any one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to
Section 2.04.

      "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Commitments at such time.

      "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

      "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Advances made by such Revolving Credit Lender, as amended.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

      "SECURED OBLIGATIONS", in respect of the AA Collateral, has the meaning specified in Section 2 of each of the Aircraft Security Agreement and the SGR Security Agreement, and, in respect of the AMR Collateral, has the meaning specified in Section 2 of the Pledge Agreement.

      "SECURED PARTIES" means the Agent and the Lenders.

      "SECURITY ARRANGEMENTS" has the meaning set forth in Section 5.01(n)(ii).

      "SECURITY OPINIONS" means, with respect to any item referred to in Section 5.01(n), (a) an opinion of the General Counsel of the Borrower substantially in the form of Exhibit H-1 hereto and (b) an opinion of Daugherty Fowler Peregrin & Haught (or such other counsel acceptable to the Required Lenders) substantially in the form of Exhibit H-2 hereto.

      "SENIOR SECURED DEBT RATING" means, as of any date, the senior secured debt rating that has been most recently announced by Moody's or S&P for the Facilities. For purposes of the foregoing, (a) if only one of S&P and Moody's shall have in effect a Senior Secured Debt Rating, the Applicable Margin shall be determined by reference to the available rating; (b) if both S&P and Moody's shall not have in effect a Senior Secured Debt Rating, the Applicable Margin will be set in accordance with Level 4 under the definition of "Applicable Margin"; (c) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (d) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Senior Secured Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

      "SGR SECURITY AGREEMENT" has the meaning specified in Section
3.01(a)(iii).

      "SHORT TERM INVESTMENTS" means, as of any date of determination, any US dollar denominated investment in: (i) direct obligations of the United States or any agency thereof, or guaranteed by the United States or any agency thereof;
(ii) commercial paper issued by corporations, sovereigns or special purpose entities (i.e., asset backed commercial paper) rated at least A-1 by S&P and P-1 by Moody's; (iii) certificates of deposit, time deposits and bank notes of any bank or trust company rated not less than A by S&P and A2 by Moody's; (iv) corporate or municipal securities rated not less than A by S&P and A2 by Moody's; and (v) mortgage backed and asset backed securities rated not less than A by S&P and A2 by Moody's; provided in the case of each of the investments referred to in clauses (i) through (v) above, such investment matures within eighteen months from the date of such determination.

      "SLOTS" has the meaning specified in the SGR Security Agreement.

      "SUBSIDIARY" means any corporation of which the Borrower and/or one or more Subsidiaries at the time owns or controls, directly or indirectly, more than 50% of the shares of stock having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

      "SUPPLEMENTAL AGENT" has the meaning specified in Section 8.01(c).

      "SUPPORTING ROUTE FACILITIES" has the meaning specified in the SGR Security Agreement.

      "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

      "TAXES" means any present or future taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority.

      "TEMPORARY STORAGE" for any Aircraft means that such Aircraft (A) has been stored (1) without a scheduled or planned return to active service, sale or lease and (2) in a manner suitable for an aircraft expected to be returned to service, sold or leased within one year, (B) has been in such storage for less than one year, and (C) may be removed from such storage without material cost for such removal, in each case, as such storage status is reported in good faith by the Borrower to the Agent at the time of the applicable appraisal.

      "TERM ADVANCE" has the meaning specified in Section 2.01(a).

      "TERM BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by each of the Term Lenders pursuant to Section 2.01(a).

      "TERM COMMITMENT" means, with respect to any Term Lender at any time, the amount set forth opposite such Term Lender's name on Schedule I hereto, under the caption "Term Commitment" or, if such Term Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Agent pursuant to Section 9.07(c) as such Lender's "Term Commitment".

      "TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Term Commitments at such time.

      "TERM LENDER" means any Lender that has a Term Commitment.

      "TERM NOTE" means a promissory note of the Borrower payable to the order of any Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term Advances made by such Lender, as amended.

      "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Commitments pursuant to Section 2.04 or 6.01 and (b) (i) for purpose of the Revolving Credit Facility, June 17, 2009 and (ii) for purpose of the Term Facility, December 17, 2010.

      "TITLE 49" has the meaning specified in the SGR Security Agreement.

      "TRANSACTION" means the transactions contemplated by the Financing Documents.

      "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

      "UNENCUMBERED STAGE 3 AIRCRAFT" means a "Stage 3 airplane" as defined in Title 14, Section 36.1(f)(6) of the Code of Federal Regulations consisting of Boeing 737-800, 757-200, 767-200ER, 767-300ER and 777-200 aircraft and McDonnell
Douglas MD-80 aircraft, in each case owned by the Borrower and unencumbered by any Lien, other than Permitted Liens.

      "UNFUNDED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "UNITED STATES CITIZEN" has the meaning specified in Section 4.01(q).

      "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Financing Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Financing Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 4.01(g)(i) and 4.02(e)(i), as applicable ("GAAP").

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Advances. (a) The Term Advances. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TERM ADVANCE") to the Borrower on the Effective Date in an amount not to exceed such Term Lender's Term Commitment at such time. The Term Borrowing shall consist of Term Advances made simultaneously by the Term Lenders ratably according to their Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT Advance") to the Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an amount for each such Advance not to exceed such Revolving Credit Lender's Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Revolving Credit Lenders ratably according to their respective

Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(b), repay or prepay pursuant to Section 2.05 and reborrow under this Section 2.01(b).

            SECTION 2.02. Making the Advances. (a) Each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances or 11:00 A.M. (New York City time) on the date of the proposed Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Appropriate Lender prompt notice thereof by telecopier or telex. Each such notice of a Borrowing (a "NOTICE OF Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 1:00 P.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower by crediting the Borrower's Account.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date hereof to January 17, 2005 (or such earlier date as shall be specified in its sole discretion by the Agent in a written notice to the Borrower and the Lenders) or for any Borrowing if the aggregate amount of such Borrowing is less than $10,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07 or 2.10 and (ii) the Term Advances may not be outstanding as part of more than six separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than six separate Borrowings.

            (c) If the Borrower fails to borrow any Borrowing to be comprised of Eurodollar Rate Advances after the related Notice of Borrowing has been given to any Appropriate Lender in accordance with Section 2.02(a), the Borrower shall, within 15 days after demand by any Appropriate Lender, reimburse such Lender for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Advance), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such failure to borrow, provided that such Lender has delivered to the Borrower a certificate setting forth in reasonable detail calculations as to the amount of such loss or expense, which certificate shall be conclusive absent manifest error.

            (d) Unless the Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Agent such Lender's ratable portion of such

Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the higher of (A) the interest rate applicable at the time to Advances comprising such Borrowing and (B) the cost of funds incurred by the Agent in respect of such amount; provided, however, that (x) the Borrower shall have received from the Agent notice that the Agent has made such amount available to the Borrower pursuant to its right under this Section 2.02(d) to assume receipt of such Lender's ratable portion and (y) any payment by the Borrower of such amount shall be without prejudice to its rights against such Lender under this Agreement; and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Fees. (a) Commitment Fee. The Borrower agrees to pay to the Agent for the account of each of the Revolving Credit Lenders, from the Effective Date, in the case of each Initial Revolving Credit Lender, and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Revolving Credit Lender, in the case of each other Revolving Credit Lender, until the Termination Date of the Revolving Credit Facility, payable in arrears on the last day of each March, June, September and December commencing March 31, 2005 and on the Termination Date of the Revolving Credit Facility, a commitment fee on the average daily unused Revolving Credit Commitment of such Revolving Credit Lender at the rate of -1/2 of 1% per annum; provided, however, that no commitment fee shall accrue on any of the Revolving Credit Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Agent's Fees. The Borrower shall pay to the Agent for its own account such fees as may from time to time be agreed between the Borrower and the Agent.

            SECTION 2.04. Termination or Reduction of the Commitments. (a) Optional. The Borrower shall have the right, upon at least three Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the Revolving Credit Commitments of the Lenders, provided that each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

            (b) Mandatory. (i) Term Facility. On the date of the Term Borrowing, after giving effect to such Term Borrowing, the aggregate Term Commitments of the Term Lenders shall be automatically and permanently reduced to zero.

            (ii) Revolving Credit Facility. On each date set forth below, the Revolving Credit Commitments shall be reduced by the amount set forth opposite such date (with each such reduction of Revolving Credit Commitments to be made ratably among the Revolving Credit Lenders' Revolving Credit Commitments):

       Date         Amount of Reduction
------------------  -------------------
March 17, 2005         $ 15,000,000
June 17, 2005          $ 15,000,000
September 17, 2005     $ 15,000,000
December 17, 2005      $ 15,000,000

March 17, 2006         $ 15,000,000
June 17, 2006          $ 15,000,000
September 17, 2006     $ 15,000,000
December 17, 2006      $ 15,000,000

March 17, 2007         $ 15,000,000
June 17, 2007          $ 15,000,000
September 17, 2007     $ 15,000,000
December 17, 2007      $ 15,000,000

March 17, 2008         $       0.00
June 17, 2008          $       0.00
September 17, 2008     $       0.00
December 17, 2008      $       0.00

March 17, 2009         $       0.00
June 17, 2009          $420,000,000

            SECTION 2.05. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.08):

       Date              Amount
------------------  ----------------
March 17, 2005      $    625,000
June 17, 2005       $    625,000
September 17, 2005  $    625,000
December 17, 2005   $    625,000

March 17, 2006      $    625,000

June 17, 2006       $    625,000
September 17, 2006  $    625,000
December 17, 2006   $    625,000

March 17, 2007      $    625,000
June 17, 2007       $    625,000
September 17, 2007  $    625,000
December 17, 2007   $    625,000

March 17, 2008      $    625,000
June 17, 2008       $    625,000
September 17, 2008  $    625,000
December 17, 2008   $    625,000

March 17, 2009      $    625,000
June 17, 2009       $    625,000
September 17, 2009  $    625,000
December 17, 2009   $    625,000

March 17, 2010      $       0.00
June 17, 2010       $       0.00
September 17, 2010  $       0.00
December 17, 2010   $237,500,000

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

            (b) Revolving Credit Advances. The Borrower shall repay to the Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

            SECTION 2.06. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.01(a), the Borrower shall pay interest on
(x) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or
(a)(ii) above and (y) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Financing Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.07 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Agent for purposes of clause (a)(i) or (a)(ii) above.

            SECTION 2.07. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.08. Prepayments of Advances. (a) Optional. The Borrower may, upon notice at least three Business Days' prior to the date of such prepayment, in the case of Eurodollar Rate Advances, and upon notice at least one Business Day prior to the date of such prepayment, in the case of Base Rate Advances, to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid, and (ii) in the case of any such prepayment prior to December 17, 2005 of any Term Advances, a premium of 1.00% of the aggregate principal amount so prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 9.04(c). Each such prepayment of any Term Advances shall be applied to the installments thereof in inverse order of maturity.

            (b) Mandatory. The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings in an amount equal to the amount by which (A) the aggregate principal amount of the Revolving Credit Advances then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

            SECTION 2.09. Increased Costs, Etc. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) shall subject any Lender (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Rate Advances, its related Note or its Commitment or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Lender (or its Applicable Lending Office) of the principal of or interest on its Eurodollar Rate Advances or any other amounts due under this Agreement in respect of its Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in franchise taxes or taxes on the overall net income of such Lender or its Applicable Lending Office unless such taxes arise in whole or in part by reason of the activities, presence or other connection of the Borrower in or with the jurisdiction imposing such taxes); or

            (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Advance any such requirement included in an applicable Eurodollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Eurodollar Rate Advances, its related Note or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

            (b) If any Lender shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or any Person controlling such Lender) as a direct consequence of such Lender's obligations hereunder to a level below that which such Lender (or any Person controlling such Lender) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or any Person controlling such Lender) for such reduction (without duplication of any amounts payable pursuant to subsection (a) above).

            (c) Each Lender will notify the Borrower and the Agent of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 2.09 as promptly as practicable after it obtains knowledge thereof, specifying the event giving rise to such claim and setting out in reasonable detail an estimate (without prejudice) of the basis and computation of such claim. Upon receipt of such notice and of such further notice as may be required by this subsection (c), the Borrower shall compensate such Lender in accordance with this Section 2.09 from as of the date such costs are incurred (including, without limitation, where such costs are retroactively applied); provided that the Borrower shall not be required to compensate a Lender for costs incurred earlier than 120 days prior to the date of the notice required to be delivered to the Borrower pursuant to this subsection (c). As soon as practicable after the delivery of the initial notice pursuant to this subsection (c), such Lender will furnish the Borrower with a certificate setting forth in reasonable detail the basis and amount of each request by such Lender for compensation under this Section 2.09, accompanied by such evidence of such Lender's entitlement to make a claim under this Section 2.09 as the Borrower may reasonably request.

            (d) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (e) The Borrower shall not be liable to any Lender in respect of any withholding taxes (including, without limitation, Taxes) under this Section.

            SECTION 2.10. Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in or in the interpretation of any law or regulation shall make it unlawful, or compliance by any Lender with any request or directive of any central bank or other governmental authority shall make it unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Agent,
(a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance or an advance that bears interest at the Base Rate plus the Applicable Margin in effect from time to time, as the case may be, and (b) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist. Before giving any notice through the Agent pursuant to this Section, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder not later than 11:00 A.M. (New York City time) on the day when due in Dollars to the Agent at the applicable Agent's Account in same day funds without counterclaim or set-off. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.09, 2.12 or 9.04(c)) to the Lenders for the account of their respective Applicable

Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(c), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) All computations of interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or facility fees are payable. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

            (e) Whenever any payment received by the Agent under this Agreement or any of the other Financing Documents is insufficient to pay in full all amounts due and payable to the Agent and the Lenders under or in respect of this Agreement and the other Financing Documents on any date, such payment shall be distributed by the Agent and applied by the Agent and the Lenders in the following order of priority:

            (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agent (solely in its capacity as Agent) under or in respect of this Agreement and the other Financing Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agent on such date;

            (ii) second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section
      9.04 hereof, and any similar section of any of the other Financing Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

            (iii) third, to the payment of all of the amounts that are due and payable to the Agent and the Lenders under Sections 2.09 and 2.12 hereof on such date, ratably based upon the respective aggregate amounts thereof owing to the Agent and the Lenders on such date;

            (iv) fourth, to the payment of all of the fees that are due and payable to the Revolving Credit Lenders under Section 2.03(a) on such date, ratably based upon the respective aggregate Revolving Credit Commitments of the Revolving Credit Lenders under the Revolving Credit Facility on such date;

            (v) fifth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Financing Documents that is due and payable to the Agent and the Lenders under
      Section 2.06(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agent and the Lenders on such date;

            (vi) sixth, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Agent and the Lenders under
      Section 2.06(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Agent and the Lender on such date;

            (vii) seventh, to the payment of the principal amount of all of the outstanding Advances that is due and payable to the Agent and the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal owing to the Agent and the Lenders on such date; and

            (viii) eighth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Financing Documents that are due and payable to the Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Agent and the other Secured Parties on such date.

            (f) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender or such Affiliate any amount so due.

            SECTION 2.12. Taxes

            (a) Any and all payments by any Loan Party to or for the account of any Lender or the Agent hereunder or under the Notes or any other Financing Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Financing Document, if any, free and clear of and without deduction for any and all Taxes, except to the extent required by law. If any Loan Party shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder or under any Note or any other Financing Document to any Lender or the Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, a Loan Party shall pay any present or future stamp, documentary, excise, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any Notes or any other Financing Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or the other Financing Documents (hereinafter referred to as "OTHER TAXES").

            (c) The Loan Parties shall indemnify each Lender and the Agent for and hold them harmless against the full amount of Indemnified Taxes (including additional sums payable under this Section 2.12) imposed as a result of the failure of a Loan Party or the Agent to deduct such Indemnified Taxes from any payments hereunder or under the Notes or the Other Financing Documents and pay such amounts to the appropriate taxing authorities, and Other Taxes, in each case imposed on or paid by such Lender or the Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of any Indemnified Taxes, the appropriate Loan Party shall furnish to the Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Agent. In the case of any payment hereunder or under the Notes or the other Financing Documents by or on behalf of a Loan Party (other than by the Agent) through an account or branch outside the United States or by or on behalf of a Loan Party by a payor (other than by the Agent) that is not a United States person, if such Loan Party determines that no additional Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Agent, at such address, an opinion of counsel acceptable to the Agent to such effect. For purposes of subsections (d) and (e) of this Section 2.12, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Agent and the Borrower with two original Internal Revenue Service Forms W-8BEN (claiming the benefits of an income tax treaty) or W-8ECI or, in the case of a Lender that is claiming exemption from Taxes under Section 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN (certifying that such Lender is a non-US beneficial owner of such payments) and a certificate representing that such Lender is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code), (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Financing provided that if any form or certificate provided by a Lender becomes invalid because of a change in the circumstances relating to such Lender, such Lender will provide a new form certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Financing Document. Each Lender and the Agent shall also deliver to each of the Borrower and the Agent, at the Borrower's request and expense, to the extent such Lender or Agent is legally able to do so, such other forms, statements or certificates as may be required in order to establish the legal entitlement of such Lender or Agent to an exemption from, or a reduction in the amount of, any Indemnified Taxes. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-ECI or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information. If a Lender becomes subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request at such Lender's expense to assist such lender to recover such Taxes; provided that the Loan Party shall not have determined, in its sole discretion, that such steps may be disadvantageous to any Loan Party.

            (f) If the Agent or any Lender determines, in its sole reasonable discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.12, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.12 with respect to Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Agent or such Lender and without interest (other than any interest paid by the relevant taxing jurisdiction with respect to such refund, which shall not be subject to the limitations set forth in the immediately preceding parenthetical); provided that such Loan Party, upon the request of the Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any interest imposed by the relevant taxing jurisdiction) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such taxing jurisdiction.

            (g) Upon the request and at the expense of any Loan Party, the Agent and any Lender subject to Taxes in respect of which such Loan Party is obligated to make payments under this Section 2.12 shall reasonably cooperate with such Loan Party in contesting such Tax, provided that each of the agent and any such Lender shall not have determined, in its sole discretion, that such content may be disadvantageous to it.

            (h) The Agent agrees to withhold Taxes from any amounts paid by it hereunder or under the Notes or any other Financing Document and to file such information returns with respect to such payments and withholdings, in each case as required by law.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it (other than pursuant to Section 2.09, 2.12 or 9.04(c)) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, on account such Lender shall forthwith purchase from the other Lenders such participations in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required payment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder in respect of Advances. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Agent) to the effect that a Note is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a Note payable to the order of such Lender in a principal amount up to the Commitment of such Lender. All reference to Notes in the Financing Documents shall mean Notes, if any, to the extent issued hereunder.

            (b) The Register maintained by the Agent pursuant to Section 9.07(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) the amount of any sum received by the Agent from the Borrower hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

            SECTION 2.15. Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely (i) to repay in full any amounts outstanding under the Existing Credit Agreement,
(ii) pay transaction fees and expenses and (iii) for general corporate purposes of the Borrower and its Subsidiaries.

            SECTION 2.16. Mitigation, Substitution of Lender. If, with respect to any Lender, a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of any additional costs pursuant to
Section 2.09 or any additional amounts pursuant to Section 2.12, such Lender, promptly upon becoming aware of the same, shall notify the Borrower (with a copy to the Agent) thereof and shall take such steps as may be reasonable to it to mitigate the effects of such condition or event including the designation of a different Applicable Lending Office or furnishing of the proper certificates under any applicable tax laws, tax treaties and conventions to the extent that such certificates are legally available to such Lender, provided that such Lender shall be under no obligation to take any step that, in its good-faith opinion would (i) result in its incurring any additional costs in performing its obligations hereunder unless the Borrower has agreed to reimburse it therefore or (ii) be otherwise disadvantageous to such Lender in a significant respect in the reasonable judgment of such Lender. If (i) the obligation of any Lender to make Eurodollar Rate Advances has been suspended pursuant to Section 2.09, (ii) any Lender has demanded compensation under Section 2.09 or 2.12, or (iii) any Lender becomes a Defaulting Lender, the Borrower shall have the right, so long as no Default shall have occurred and be continuing, to seek a substitute one or more Eligible Assignees (which may be one or more of the Lenders) to purchase the Note and assume the Commitment of such Lender, in accordance with Section 9.07(a).

            SECTION 2.17. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Financing Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Financing Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection
(a), shall be applied by the Agent as specified in subsection (b) or (c) of this
Section 2.17.

            (b) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Financing Document to the Agent for the account of such Defaulting Lender, then the Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Agent shall constitute for all purposes of this Agreement and the other Financing Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Agent shall be retained by the Agent or distributed by the Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Agent and such other Lenders in the following order of priority:

            (i) first, to the Agent for any Defaulted Amounts then owing to it, in its capacity as such; and

            (ii) second, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Agent pursuant to this subsection (b), shall be applied by the Agent as specified in subsection (c) of this Section 2.17.

            (c) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Financing Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender shall pay such amount to the Agent to be held by the Agent, to the fullest extent permitted by applicable law, in escrow or the Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Agent in escrow under this subsection (c) shall be deposited by the Agent in an account with a bank (the "ESCROW BANK") selected by the Agent, in the name and under the control of the Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Agent in escrow under, and applied by the Agent from time to time in accordance with the provisions of, this subsection (c). The Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Financing Documents to the Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Agent for any amounts then due and payable by such Defaulting Lender to it, in its capacity as such;

            (ii) second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders; and

            (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Agent in escrow at such time with respect to such Lender shall be distributed by the Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Financing Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.17 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to the Defaulted Advance and that the Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

                                  ARTICLE III

                           CONDITIONS OF EFFECTIVENESS

            SECTION 3.01. Conditions Precedent to Effectiveness. This Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent shall have been satisfied or waived:

            (a) The Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Initial Lender:

                  (i) The Notes payable to each Initial Lender or registered assigns requesting a Note prior to the date hereof.

                  (ii) An aircraft security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(n), in each case as amended, the "AIRCRAFT SECURITY AGREEMENT"), duly executed by the Borrower, together with:

                        (A) evidence of the completion of all recordings and
                  filings of or with respect to the Aircraft Security Agreement that the Agent may deem reasonably necessary or desirable in order to perfect (to the extent provided in the Aircraft Security Agreement) and protect the Liens created thereby, including, without limitation, recordings and filings with the FAA and the Delaware Secretary of State, and all filing and recording fees and taxes in respect thereof shall have been duly paid,

                        (B) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (A) above and in such other jurisdictions as determined by the Agent, that name any Loan Party as debtor, together with copies of such financing statements, and

                        (C) evidence that all other action that the Agent may
                  deem reasonably necessary or desirable in order to perfect (to the extent provided in the Aircraft Security Agreement) and protect the liens and security interests created under the Aircraft Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).

                  (iii) A slot, gate and route security agreement in
            substantially the form of Exhibit E hereto (as amended, the "SGR SECURITY AGREEMENT"), duly executed by the Borrower, together with:

                        (A) in respect of each of the Slots, undated slot
                  transfer documents, executed in blank, to be held in escrow by the Agent,

                        (B) in respect of each of the Narita Routes, UCC-1
                  financing statements in appropriate form for filing with the Delaware Secretary of State, and

                        (C) evidence that all other action that the Agent may
                  deem reasonably necessary or desirable in order to perfect (to the extent provided in the SGR Security Agreement) and protect the liens and security interests created under the SGR Security Agreement has been taken.

                  (iv) A pledge agreement in substantially the form of Exhibit F hereto, duly executed by the Parent Guarantor (the "PLEDGE AGREEMENT"), together with:

                        (A) certificates representing the Pledged Equity (as
                  defined therein) accompanied by undated stock powers executed in blank, and

                        (B) evidence that all other action that the Agent may
                  deem necessary or desirable in order to perfect (to the extent provided in the Pledge Agreement) and protect the liens and security interests created under the Pledge Agreement has been taken.

                  (v) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving the Transaction, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction.

                  (vi) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office, (B) that
            (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office and (2) such Loan Party has paid all franchise taxes to the date of such certificate, and
            (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of jurisdiction of its incorporation.

                  (vii) A copy of a certificate of the Secretary of State of each of the State of Florida, the State of Illinois and the State of Texas, dated reasonably near the date of the Initial Extension of Credit, stating that each Loan Party is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (viii) A certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit, except to the extent that any such representation or warranty relates to a specified date, in which case such representation or warranty shall be or was true and correct as of such date), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.01(a)(vi), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(v) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Financing Documents as though made on and as of the date of the Initial Extension of Credit, except to the extent that any such representation or warranty relates to a specified date, in which case such representation or warranty shall be or was true and correct as of such date, and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (ix) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Financing Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (x) Appraisal Reports from the respective Appraisers in
            respect of the Aircraft set forth on Schedule 1 to the Aircraft Security Agreement and the Narita Collateral, in each case dated after November 1, 2004.

                  (xi) An insurance report from an independent insurance broker stating the opinion of such firm that the insurance maintained in respect of the Aircraft complies with the requirements set forth in the Aircraft Security Agreement.

                  (xii) Certificates of insurance evidencing the insurance
            required by the terms of the Collateral Documents and naming the Agent, on behalf of the Lenders, as additional insured or loss payee, as the case may be.

                  (xiii) A Notice of Borrowing relating to the Initial Extension of Credit.

                  (xiv) A favorable opinion of the General Counsel for the
            Borrower, in substantially the form of Exhibit G-1 hereto and a favorable opinion of the General Counsel for the Parent Guarantor, in substantially the form of Exhibit G-2 hereto.

                  (xv) A favorable opinion of Daugherty Fowler Peregrin &
            Haught, FAA counsel to the Loan Parties, in substantially the form of Exhibit G-3 hereto.

                  (xvi) A favorable opinion of O'Melveny & Myers LLP, regulatory counsel to the Lenders, in substantially the form of Exhibit I hereto.

                  (xvii) A favorable opinion of Shearman & Sterling LLP, counsel for the Agent.

            (b) The Lead Arrangers shall have completed a due diligence investigation of the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects and material agreements of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lead Arrangers. Except as disclosed in writing to the Agent and the Lenders prior to the date hereof, there shall not have occurred a material adverse change in the business, assets, operations, properties or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2003.

            (c) The Lead Arrangers shall have received (x) from the Revolving Credit Lenders Revolving Credit Commitments in an aggregate amount of at least $450,000,000 and (y) from the Lenders Commitments in an aggregate amount of at least $750,000,000.

            (d) The Borrower shall have paid (i) the upfront fees payable to the Lenders and (ii) all invoiced accrued fees and expenses of the Agent and the Lead Arrangers (including the fees and expenses of counsel to the Agent and the Lead Arrangers).

            (e) The Agent and the Lenders shall have received evidence satisfactory to the Agent and the Senior Lenders that the indebtedness outstanding under the Existing Credit Agreement shall have been repaid and that the Existing Credit Agreement shall have been terminated.

            (f) On the basis of the Borrower's assessment of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identified and evaluated associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned or operated, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat and any actual or potential liabilities to third parties, including employees, and any related costs and expenses), the Borrower has reasonably concluded that Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

            (g) There shall be no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or governmental authority that (i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to adversely affect the Transaction.

            SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Appropriate Lender to make an Advance on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true, except to the extent that any such representation or warranty relates to a specified date, in which case such representation or warranty shall be or was true and correct as of such date):

            (a) the representations and warranties contained in each Financing Document are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing; and

            (b) no Default has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Agent responsible for the transactions contemplated by the Financing Documents shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender shall not have made available to the Agent such Lender's ratable portion of such Borrowing. The Agent shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

            (a) Corporate Existence and Power. The Borrower (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and
      (iii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Material Subsidiaries of the Borrower. All of the outstanding Equity Interests in the Borrower's Material Subsidiaries have been validly issued, are fully paid and non-assessable.

            (c) Corporate Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the other Financing Documents to be delivered by it are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries, other than Liens created pursuant to the Financing Documents.

            (d) Governmental, Third-Party Approvals or Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Borrower of any Financing Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by the Borrower of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens under the laws of the United States, any State thereof or any political subdivision or agency thereof created under the Collateral Documents, subject only to Permitted Liens or (iv) as of the Effective Date, the exercise by the Agent or any Lender of its rights under the Financing Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (a) the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly observed, taken, given or made and are in full force and effect and (b) the authorizations, approvals, actions, notices and filings contemplated by the SGR Security Agreement.

            (e) Binding Effect. This Agreement constitutes, and the other Financing Documents, when executed and delivered by the Borrower, will constitute, valid and binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

            (f) Litigation. Except as disclosed to the Lenders in Schedule 4.01(f) hereto, there is no action, suit, investigation, litigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Material Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) which could reasonably be expected to have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of this Agreement or any Financing Documents or the consummation of the transactions contemplated hereby.

            (g) Financial Information. (i) The consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2003 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Borrower's report on Form 10-K for the year ended December 31, 2003, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (ii) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Borrower's report on Form 10-Q as filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (i) of this Section, the consolidated financial position of the Borrower and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

            (iii) Except as disclosed in the Disclosure Documents filed on or prior to December 3, 2004, since the date of the financial statements delivered to the Lenders pursuant to Section 4.01(g)(i), there has been no material adverse change in the business, assets, operations, properties or condition (financial or otherwise) of the Borrower and its Material Subsidiaries, considered as a whole.

            (iv) Neither the Information Memorandum nor any other written information, exhibit or report or the Disclosure Documents (as modified or supplemented by other written information so furnished), taken as a whole, furnished by or on behalf of any Loan Party to the Agent, the Lead Arrangers or any Lender in connection with the negotiation and syndication of the Financing Documents or pursuant to the terms of the Financing Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information, exhibits and reports were provided; provided that, with respect to projections, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

            (h) Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
      Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
      (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Nothing in this paragraph (h) precludes a member of the ERISA Group from seeking, after the Effective Date, a waiver of the minimum funding standards under
      Section 412 of the Internal Revenue Code in respect of any Plan, provided the requested waiver complies in all other respects with the terms of this Agreement.

            (i) Environmental Matters. The Borrower has not received notice to the effect, nor does any Responsible Officer have any actual knowledge, that its operations are not in material compliance with any applicable Environmental Laws or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

            (j) Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (k) Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Material Subsidiaries is an "investment company" or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Material Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            (l) Perfection, Etc. All filings and other actions necessary or desirable to perfect (to the extent provided in the Collateral Documents) and protect the security interest in the AA Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect under the laws of the United States, any State thereof or any political subdivision or agency thereof, and the Collateral Documents create in favor of the Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest in such AA Collateral, securing the payment of the Secured Obligations, under the laws of the United States, any State thereof or any political subdivision or agency thereof and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken under the laws of the United States, any State thereof or any political subdivision or agency thereof. The Borrower is the legal and beneficial owner of the Collateral (as such term is defined in the Aircraft Security Agreement) free and clear of any Lien, except for the liens and security interests created or permitted under the Financing Documents. The Borrower is the holder of the Narita Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Financing Documents.

            (m) No Default. Neither the Borrower nor any Material Subsidiary of the Borrower is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (n) Casualty, Etc. Neither the business nor the properties of the Borrower or any of its Material Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

            (o) Taxes. The Borrower and each of its Material Subsidiaries and Affiliates has filed, has caused to be filed or has been included in all material tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due and all material taxes otherwise due and payable, together with applicable interest and penalties.

            (p) Aircraft Value. Schedule 1 to the Aircraft Security Agreement, as amended or supplemented from time to time, sets forth a list of Unencumbered Stage 3 Aircraft with an Aircraft Value, as set forth in the most recent Appraisal Report delivered with respect thereto (a copy of which has been delivered to each of the Lenders), equal to the amount set forth opposite such Aircraft.

            (q) Regulatory Status. The Borrower is an "air carrier" within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower and the Parent Guarantor are each a "citizen of the United States" as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by DOT pursuant to its policies (a "UNITED STATES CITIZEN"). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies, and consents to operate the Narita Routes.

            SECTION 4.02. Representations and Warranties of the Parent Guarantor. The Parent Guarantor represents and warrants as follows:

            (a) Corporate Existence and Power. The Parent Guarantor (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (iii) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Parent Guarantor of this Agreement and the other Financing Documents to

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be delivered by it are within the Parent Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Parent Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Parent Guarantor or result in the creation or imposition of any Lien on any asset of the Parent Guarantor or any of its Material Subsidiaries, other than Liens created pursuant to the Financing Documents.

            (c) Governmental, Third Party Approvals or Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Parent Guarantor of any Financing Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by the Parent Guarantor of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents, subject only to Permitted Liens or (iv) as of the Effective Date, the exercise by the Agent or any Lender of its rights under the Financing Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly observed, taken, given or made and are in full force and effect.

            (d) Binding Effect. This Agreement constitutes, and the other Financing Documents, when executed and delivered by the Parent Guarantor, will constitute, valid and binding agreements of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

            (e) Financial Information. (i) The consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of December 31, 2003 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young LLP and set forth in the Parent Guarantor's report on Form 10-K for the year ended December 31, 2003, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Parent Guarantor and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (ii) The unaudited consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of September 30, 2004 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Parent Guarantor's report on Form 10-Q as filed with the Securities and Exchange Commission, a copy of which has been delivered to each of the Lenders, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (i) of this Section, the consolidated financial position of the Parent Guarantor and its Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

            (f) Perfection, Etc. All filings and other actions necessary or desirable to perfect (to the extent set forth in the Pledge Agreement) and protect the security interest in the AMR Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected security interest in such AMR Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Parent Guarantor is the legal and beneficial owners of the AMR Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Financing Documents.

                                   ARTICLE V

                          COVENANTS OF THE LOAN PARTIES

            SECTION 5.01. Affirmative Covenants. So long as any principal, interest and premiums related to any Advances and any fees hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower, and as to Sections 5.01(a)(iv), 5.01(a)(v), 5.01(a)(vi), 5.01(a)(ix),
5.01(a)(x), 5.01(a)(xvi), 5.01(b)(i) and 5.01(h) the Parent Guarantor, will:

            (a) Information. Deliver to the Agent for distribution to the
Lenders:

                  (i) as soon as available and in any event within 90 days (or such longer period as is permitted for the filing of an equivalent periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules) after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in the form filed with the Securities and Exchange Commission accompanied by an opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing;

                  (ii) as soon as available and in any event within 45 days (or such longer period as is permitted for the filing of an equivalent periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules) after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all in the form filed with the Securities and Exchange Commission and certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer or the treasurer of the Borrower;

                  (iii) within 90 days after the end of each fiscal year of the
            Borrower and within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower (or, in each case, such longer period as is permitted for the filing of an equivalent underlying periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules), a certificate of the chief financial officer or the chief accounting officer or the treasurer of the Borrower, in substantially the form of Exhibit J-1 attached hereto, (A) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.03(a) on the date of the financial statements most recently delivered pursuant to clause (i) or (ii) above, as applicable, (B) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto and
            (C) as to such Collateral matters as provided for on Exhibit J-1 attached hereto, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03(a), a statement of reconciliation conforming such financial statements to GAAP;

                  (iv) as soon as available and in any event within 90 days (or such longer period as is permitted for the filing of an equivalent periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules) after the end of each fiscal year of the Parent Guarantor, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in the form filed with the Securities and Exchange Commission accompanied by an opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing;

                  (v) as soon as available and in any event within 45 days (or such longer period as is permitted for the filing of an equivalent periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules) after the end of each of the first three quarters of each fiscal year of the Parent Guarantor, a consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Parent Guarantor's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Parent Guarantor's previous fiscal year, all in the form filed with the Securities and Exchange Commission and certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer or the treasurer of the Parent Guarantor;

                  (vi) within 90 days after the end of each fiscal year of the
            Parent Guarantor and within 45 days after the end of each of the first three quarters of each fiscal year of the Parent Guarantor (or, in each case, such longer period as is permitted for the filing of an equivalent underlying periodic report to the extent an extension thereof has been obtained under Rule 12b-25 of the General Rules and Regulations under the Securities Exchange Act of 1934, or any successor rules), a certificate of the chief financial officer or the chief accounting officer or the treasurer of the Parent Guarantor, in substantially the form of Exhibit J-2 hereto, (A) setting forth in reasonable detail the calculations required to establish whether the Parent Guarantor was in compliance with the requirements of Section 5.03(b) on the date of the financial statements most recently delivered pursuant to clause (iv) or (v) above, as applicable, and (B) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Parent Guarantor is taking or proposes to take with respect thereto, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with
            Section 5.03(b), a statement of reconciliation conforming such financial statements to GAAP;

                  (vii) within five Business Days after any Responsible Officer obtains knowledge of any Default that is not reasonably likely to be cured within the applicable grace period or of any Event of Default, if such event or condition is then continuing, a certificate of the chief financial officer or the chief accounting officer or the treasurer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                  (viii) promptly after any Responsible Officer of the Borrower obtains knowledge thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Material Subsidiaries of the type described in Section 4.01(f);

                  (ix) promptly upon the mailing thereof to the shareholders of the Borrower or the Parent Guarantor generally, copies of all financial statements, reports and proxy statements so mailed;

                  (x) promptly after the furnishing thereof, copies of any
            notice of default furnished to any holder of Debt securities or lenders under any bank facility of the Parent Guarantor, the Borrower or any of the Borrower's Material Subsidiaries in a principal amount of over $40,000,000.

                  (xi) promptly upon the filing thereof, copies of all
            registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or the Parent Guarantor shall have filed with the Securities and Exchange Commission;

                  (xii) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, promptly, but in no event later than 30 days after the occurrence of such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, promptly upon receipt of such notice, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, promptly upon receipt of such notice, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, promptly upon the filing of such application, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, promptly on giving such notice, a copy of such notice and other information filed with the PBGC;
            (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, promptly upon the giving of such notice, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, promptly upon the occurrence of such failure, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (xiii) promptly after any Responsible Officer of the Borrower obtains knowledge thereof, notice of any Environmental Action against or of any noncompliance by the Borrower or any of its Material Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

                  (xiv) promptly after any Responsible Officer of the Borrower obtains knowledge thereof, notice of any taxes, assessments and governmental charges or liens imposed upon the Borrower or any of its Material Subsidiaries or any of their properties, or any action, suit, investigation or proceeding in respect thereof, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (xv) promptly after any Responsible Officer of the Borrower obtains knowledge thereof, any announcement by Moody's or S&P of any change in the Senior Secured Debt Rating; and

                  (xvi) from time to time such additional historical information regarding the financial position or business of the Parent Guarantor, the Borrower and the Borrower's Material Subsidiaries as the Agent, at the request of any Lender, may reasonably request; provided that requests for non-public information shall be limited to items of significant importance to the requesting Lender's credit monitoring process and that any Lender receiving non-public materials furnished pursuant to this clause shall be deemed Confidential Information for purposes of this Agreement.

            Reports required to be delivered pursuant to clauses (i), (ii),
      (iv), (v) and (xi) above shall be deemed to have been delivered on the date on which such report is posted on the SEC's website at www.sec.gov, and such posting shall be deemed to satisfy the reporting requirements of clauses (i), (ii), (iv), (v) and (xi) above; provided that the Borrower or the Parent Guarantor, as the case may be, shall deliver copies of the reports referred to in clauses (i), (ii), (iv), (v) and (xi) above to the Agent for distribution to any Lender in accordance with Section 9.02(b) (it being understood that to the extent Section 9.02(b) shall not be applicable, paper copies of such reports shall be delivered to the Agent for distribution to any Lender who requests such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender); provided further that in every instance the Borrower or the Parent Guarantor, as the case may be, shall provide paper copies of the items described in clauses (iii), (vi), (vii), (viii), (ix), (x), (xii),
      (xiii), (xiv), (xv) and (xvi) above to the Agent.

            (b) Maintenance of Existence. (i) Preserve, renew and keep in full force and effect its corporate existence and (ii) maintain, and cause each of its Material Subsidiaries to maintain, permits, rights, privileges, licenses, franchises and approvals, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that nothing in this Section 5.01(b) shall prohibit consolidations, mergers or sales of assets which comply with Section 5.02(b).

            (c) Compliance with Laws. Comply, and cause each of its Material Subsidiaries to comply, in all material respects, with all applicable laws (including, without limitation, ERISA and Environmental Laws), rules, regulations and orders which are of material importance to the conduct of the business, or the ownership of the property, of the Borrower and its Material Subsidiaries, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

            (d) Insurance. Maintain, and cause each of its Material Subsidiaries to maintain, insurance (including but not limited to liability insurance) with responsible and reputable insurers in such amounts and covering such risks as is usually carried by companies engaged in a similar business and owning similar properties and such other insurance as is required by law (including, without limitation, war risk and terrorism insurance on all its property and the property of its Material Subsidiaries in an amount that is no less than the maximum amount available to the Borrower and the Parent Guarantor from the DOT under the Federal Aviation Insurance Program, as amended by the Air Transportation Stabilization Act and Regulations and further amended by the Homeland Security Act of 2002, and as further amended by the Vision-100 Century of Aviation Reauthorization Act, and as extended by Congress in November 2004).

            (e) Use of Proceeds. Use the proceeds of the Advances solely for the purposes set forth in Section 2.15.

            (f) Payment of Taxes, Etc. Pay and discharge, and cause each of its Material Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, governmental assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims in respect of taxes, governmental assessments, governmental charges and levies that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its Material Subsidiaries shall be required to pay or discharge any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors and any such Liens shall attach and become enforceable in respect of any such taxes, assessments, charges, levies and claims, which either individually or in the aggregate exceed $25,000,000.

            (g) Inspection of Aircraft. Permit the Agent or any of the Lenders, or any agent or representative thereof, to exercise its inspection rights in accordance with Section 5.03 of the Aircraft Security Agreement.

            (h) Keeping of Books. Keep, and cause each of its Material Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

            (i) Maintenance of Equipment. Maintain, and cause each of its Material Subsidiaries to maintain, substantially all of its equipment (except surplus or obsolete equipment) in good operating order, except where the failure to keep such equipment in good operating order would not have a material adverse effect on the financial conditions or results of operations of the Borrower.

            (j) Transactions with Affiliates. Conduct all transactions with any of its Affiliates on terms that are fair and reasonable and no less favorable to the Borrower than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate. The following transactions shall be deemed to comply with this Section 5.01(j): (i) any Existing Capacity Agreement (or any amendments, renewals or replacements thereof to the extent that any such Existing Capacity Agreement, as so amended, renewed or replaced, shall be on terms (A) approved by the Borrower's management upon a good faith determination that such amendments, renewals or replacements are consistent with industry norms at the time made, (B) that are reasonably consistent with past practice and that, taken as a whole, are not materially less favorable to the Borrower than such Existing Capacity Agreement, or (C) that, taken as a whole together with other benefits received at the time from the other party thereto, are not materially less favorable to the Borrower than such Existing Capacity Agreement); (ii) any transaction or arrangement (other than Existing Capacity Agreements or any amendments, renewals or replacements thereof) between or among any of the Parent Guarantor and any of its direct or indirect subsidiaries (including, without limitation, payment of dividends, guarantees and making of inter-company loans); (iii) the entering into, making payments pursuant to and otherwise performing indemnification and contribution obligations in favor of any Person who is or becomes a director, officer, agent or employee of the Parent Guarantor or any of its direct or indirect subsidiaries, in respect of liabilities (A) arising out of the fact that any indemnitee was or is a director, officer, agent or employee of the Parent Guarantor or any of its direct or indirect subsidiaries, or is or was serving at the request of any such corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (B) to the fullest extent permitted by applicable law, arising out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of the Parent Guarantor or any of its direct or indirect subsidiaries; (iv) the Borrower and its Subsidiaries may enter into, and may make payments under, employment agreements, employee benefits plans, stock option plans, indemnification provisions and other similar compensatory arrangements with officers, employees and directors of the Parent Guarantor and its direct or indirect subsidiaries in the ordinary course of business; (v) performance by the Borrower or any of its Subsidiaries under any customary or commercially reasonable tax sharing agreements or arrangements; (vi) ordinary course transactions approved by the Board of Directors of Borrower or by Borrower's management that are reasonably consistent with past practice and reasonable modifications or extensions thereof; (vii) transactions with or involving any special purpose entities, variable interest entities and other similar entities formed in connection with any bona fide financing transaction on terms necessary or appropriate or customary for the relevant type of transaction (such entities, "FINANCING VEHICLES") and (viii) any transaction as to which the Borrower has obtained an opinion from a financial advisor or appraiser that the transaction is fair to the Borrower from a financial point of view.

            (k) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (l) Pari Passu. Ensure that all claims of the Lenders or the Agent against the Borrower will be at all times at least pari passu to the claims of other unsecured creditors of the Borrower (except to the extent provided under bankruptcy, insolvency and other similar laws of general applications relating to or affecting the enforcement of creditors' rights).

            (m) Appraisals. (i) Cause the Appraiser to conduct an appraisal of the then current Aircraft Value of the Aircraft and to deliver an Appraisal Report in respect thereof to the Lenders and the Borrower (x) by no later than 45 days prior to each 6-month anniversary of the Effective Date (it being understood that such appraisal shall not have been conducted earlier than 90 days prior to such 6-month anniversary) or (y) promptly at the request of the Agent, upon the occurrence or continuation of an Event of Default (but not more frequently than every 90 days following the occurrence and during the continuance of any Event of Default); and (ii) cause the Appraiser to conduct an appraisal of the then current fair market value of the Narita Collateral and to deliver an Appraisal Report in respect thereof to the Lenders, (x) by no later than 45 days prior to each 12-month anniversary of the Effective Date (it being understood that such appraisal shall not have been conducted earlier than 90 days prior to such 12-month anniversary) or (y) promptly at the request of the Agent, upon the occurrence or continuation of an Event of Default (but not more frequently than every 90 days following the occurrence and during the continuance of any Event of Default).

            (n) Security.

                  (i) Collateral Coverage. Cause, subject to the provisions set forth in this Section 5.01(n), the Aggregate Collateral Value, as determined pursuant to the Appraisal Report most recently delivered to the Lenders pursuant to Section 5.01(m)(i), to be equal to or greater than the Required Collateral Amount.

                  (ii) Delivery of Additional Aircraft Collateral. If the
            Aggregate Collateral Value determined in accordance with the Appraisal Report most recently delivered to the Lenders and the Borrower pursuant to Section 5.01(m)(i) is less than the Required Collateral Amount, the Borrower shall, within 45 days of the delivery to it of such Appraisal Report pursuant to Section 5.01(m)(i), (A) designate by a supplement to Schedule 1 to the Aircraft Security Agreement delivered to each Lender additional Unencumbered Stage 3 Aircraft with an Aircraft Value (as determined by the Appraiser in an Appraisal Report with respect thereto delivered prior to the required time of delivery of such supplement), and/or deposit cash and/or Permitted Investments into the Cash Collateral Account, such that, after giving effect to such supplement and/or such deposit, the Aggregate Collateral Value is not less than the Required Collateral Amount and (B) if additional Unencumbered Stage 3 Aircraft are being pledged, (i) execute and deliver to the Agent the Security Agreement Supplements with respect to all Aircraft then being pledged and assigned and (ii) within 10 days after receiving the executed Security Agreement Supplement back from the Agent, take all action necessary or desirable to cause the Liens created thereby to be perfected and protected against all creditors and transferees of the Borrower under applicable law (including without limitation the applicable rules and regulations promulgated under the Federal Aviation Act) subject to no prior Liens (other than Permitted Liens) (such perfected and protected interest, the "SECURITY ARRANGEMENTS") and furnish Security Opinions with respect to all of such Aircraft and any other collateral. If the Borrower fails to make any such Security Arrangements within the 45-day period set forth above, the Borrower shall prepay any Advances and, to the extent such Advances are Revolving Credit Advances, reduce any corresponding Revolving Credit Commitments in accordance with the terms hereof, so that, after giving effect to such prepayment of Advances, the Aggregate Collateral Value determined in accordance with the Appraisal Report most recently delivered to the Lenders pursuant to Section 5.01(m)(i), shall be equal to or greater than the Required Collateral Amount.

                  (iii) Substitution and Release of Aircraft Collateral. (A) The
            Borrower may, at any time and from time to time, provided no Default under Section 6.01(a) or Section 6.01(f) and no Event of Default shall have occurred and be continuing, substitute (x) one or more Replacement Aircraft or Replacement Engines for one or more Aircraft or Engines, respectively, designated by the Borrower, (y) one or more Replacement Aircraft or Replacement Engines for cash and/or Permitted Investments or (z) cash and/or Permitted Investments for one or more Aircraft or Engines designated by the Borrower. In the event that the Borrower desires to effect any such substitution, the Borrower shall deliver an amendment to Schedule 1 to the Aircraft Security Agreement to all of the Lenders designating any Replacement Aircraft or Replacement Engine to be added to such Schedule, specifying any Aircraft or Engine to be removed from such Schedule and specifying the amount of any cash and/or Permitted Investments to be added to, or cash and/or Permitted Investments to be removed from, the Cash Collateral Account; provided that (I) such amendment is accompanied by (A) an Appraisal Report of the Appraiser as to the Aircraft Value of the Replacement Aircraft or Replacement Engines, as the case may be, to be delivered in substitution and (B) an executed Security Agreement Supplement with respect to any such Replacement Aircraft or Replacement Engine, and evidence satisfactory to the Agent that such Replacement Aircraft or Replacement Engine has been made subject to the Security Arrangements together with Security Opinions with respect to such Replacement Aircraft or Replacement Engine or, if the collateral delivered in substitution is cash and/or Permitted Investments, deposit of such cash and/or Permitted Investments with the applicable Cash Collateral Value in the Cash Collateral Account and
            (II) the Aircraft Value of the Replacement Aircraft or Replacement Engine, as the case may be, to be delivered in substitution (as set forth in the Appraisal Report delivered at such time), together with the Cash Collateral Value of any cash and/or Permitted Investments deposited in the Cash Collateral Account, equals or exceeds the Aircraft Value or Cash Collateral Value, as the case may be, of the Aircraft, Engines or cash and/or Permitted Investments being replaced.

                  (B) At any time when the Aggregate Collateral Value,
            determined in accordance with the Appraisal Report most recently delivered to the Lenders pursuant to Section 5.01(m)(i) exceeds the Required Collateral Amount, provided that no Default under Section 6.01(a) or Section 6.01(f) and no Event of Default shall then have occurred and be continuing, the Borrower may deliver notice to the Agent (which shall promptly send copies thereof to each Lender) removing any Aircraft or Engine from Schedule 1 to the Aircraft Security Agreement and requesting the release of Aircraft, Engines or cash and/or Permitted Investments from the Lien of the Aircraft Security Agreement, provided that the Aggregate

            Collateral Value after giving effect to such removal or release shall not be less than the Required Collateral Amount. Such notice shall identify the Aircraft, Engines or cash and/or Permitted Investments in the Cash Collateral Account to be released.

                  (iv) Upon compliance with the foregoing provisions the Agent shall, if the Security Arrangements have been effected, release the item of collateral being replaced or released and any related Warranty Rights (as defined in the Aircraft Security Agreement) in accordance with the provisions of the Aircraft Security Agreement.

                  (v) Event of Loss. (A) Upon the occurrence of an Event of Loss with respect to any Airframe, the Borrower shall forthwith give the Agent notice of such Event of Loss and, within 45 days thereafter:
            (x) designate by a supplement to Schedule 1 to the Aircraft Security Agreement delivered to each Lender a Replacement Airframe (together with the same number of Replacement Engines as the Engines relating to such Airframe at the time such Event of Loss occurred unless such Engines did not suffer such Event of Loss and are suitable for use on such Replacement Airframe), such Replacement Airframe and Replacement Engines (if any) to be free and clear of all Liens (other than Permitted Liens) and/or (y) deposit cash and/or Permitted Investments in the Cash Collateral Account in replacement for any Aircraft of which such Airframe was a part, in each case accompanied by (A) an Appraisal Report of the Appraiser as to the Aircraft Value of the Replacement Airframe and Replacement Engines (if any) delivered in replacement, such value, together with the Cash Collateral Value of any cash and/or Permitted Investments deposited in the Cash Collateral Account pursuant to clause (y) above, to be at least equal to the Aircraft Value of the Airframe and Engines, if any, so replaced and (B) an executed Security Agreement Supplement with respect to such Replacement Airframe and Replacement Engines (if any), and evidence satisfactory to the Agent that any such Replacement Airframes and/or Replacement Engines have been made subject to the Security Arrangements together with Security Opinions with respect to any such Replacement Aircraft or Replacement Engines.

                  (B) Upon the occurrence of an Event of Loss with respect to an
            Engine under circumstances in which there has not occurred an Event of Loss with respect to any Airframe, the Borrower shall forthwith give the Agent notice of such Event of Loss and, within 45 days thereafter: (x) designate by a supplement to Schedule 1 to the Aircraft Security Agreement delivered to each Lender a Replacement Engine, such Replacement Engine to be free and clear of all Liens (other than Permitted Liens) and to have an Aircraft Value (as set forth in an Appraisal Report of the Appraiser delivered to the Lenders at such time) at least equal to the Aircraft Value of the Engine so replaced and (y) deliver a Security Agreement Supplement with respect to such Replacement Engine, and otherwise cause such Replacement Engine to become subject to the Security Arrangements and Security Opinions to be delivered with respect thereto.

                  (C) Upon compliance with the foregoing provisions, the Agent shall release the item of collateral being replaced and any related Warranty Rights (as defined in the Aircraft Security Agreement) in accordance with the provisions of the Aircraft Security Agreement.

                  (vi) Costs of Compliance. The Borrower shall bear all costs and expenses of compliance with Section 5.01(m) and this Section 5.01(n).

            (o) Further Assurances. Promptly upon request by the Agent, or any Lender through the Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent, or any Lender through the Agent, may reasonably require from time to time in order to (A) to the fullest extent permitted by applicable law, subject any Loan Party's Collateral to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Financing Document or under any other instrument executed in connection with any Financing Document to which any Loan Party is or is to be a party, and cause each of its Material Subsidiaries to do so.

            (p) FAA and DOT Matters; Citizenship. (i) Maintain at all times its status at the DOT as an "air carrier" within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49; (ii) at all times hereunder be a United States Citizen; (iii) maintain at all times its status at the FAA as an air carrier and hold an air carrier operating certificate and other operating authorizations issued by the FAA pursuant to 14 C.F.R. Sections 119 and 121 as currently in effect or as may be amended or recodified from time to time; and (iv) possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents which are material to the operation of the Slots, the Narita Routes and the Narita Slots flown by it and the conduct of its business and operations as currently conducted except in any case described in this clause (iv), where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect (provided that nothing in this clause (iv) shall prohibit transactions that otherwise comply with the terms of the Collateral Documents).

            SECTION 5.02. Negative Covenants. So long as any principal, interest and premiums related to any Advances and any fees hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

            (a) Liens, Etc. Create, incur or assume any Lien or suffer to exist (for a period of 30 days after obtaining knowledge thereof) any Lien on or with respect to any AA Collateral whether now owned or hereafter acquired, or suffer to exist (for a period of 30 days after obtaining knowledge thereof) or file, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower as debtor in respect of any AA Collateral, or suffer to exist (for a period of 30 days after obtaining knowledge thereof) or sign, any security agreement authorizing any secured party thereunder to file such financing statement, except:

                  (i) Liens created under the Financing Documents; and

                  (ii) Permitted Liens.

            (b) Consolidation, Merger, Sale of Assets, Etc. Consolidate with or merge with or into any Person, or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless the following conditions are satisfied:

                  (i) except in the case of a merger in which the Borrower is the surviving corporation, the entity formed by such consolidation or into which the Borrower is merged, or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, shall be a United States Citizen, and shall execute and deliver to the Agent, an agreement, in form and substance satisfactory to the Agent, containing an assumption by such successor corporation of the due and punctual performance and observance of each obligation, covenant and condition of the Borrower under the Financing Documents;

                  (ii) immediately after and after giving effect to such
            transaction, no Default shall have occurred and be continuing, and the Net Worth of the corporation formed by such consolidation or into which the Borrower is merged, or of the Person that acquired by conveyance, transfer or lease substantially all of the assets of the Borrower as an entirety, shall not be less than 75% of the Net Worth of the Borrower prior to such consolidation, merger, conveyance, transfer or lease; and

                  (iii) except in the case of the merger in which the Borrower is the surviving corporation, the Borrower shall have delivered to the Agent a certificate signed by the President, a Senior Vice President or a Vice President of the Borrower, and an opinion of counsel (which may be the Borrower's General Counsel), each stating that such consolidation, merger, conveyance, transfer or lease and such assumption agreement comply with this Section, and that all conditions precedent herein provided for relating to such transaction have been complied with; provided, however, that any such opinion of counsel need not opine as to the matters set forth in clause (ii) of this Section.

      Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Borrower as an entirety in accordance with this Section, the successor corporation formed by such consolidation or into which the Borrower is merged, or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under the

      Financing Documents with the same effect as if such successor corporation had been named as the Borrower herein. No such conveyance, transfer or lease of substantially all of the assets of the Borrower as an entirety shall have the effect of releasing the Borrower or any successor corporation that shall theretofore have become such in the manner prescribed in this Section from its liability hereunder.

            (c) Sales, Etc., of AA Collateral. Sell, lease, transfer or otherwise dispose of, any AA Collateral, or grant any option or other right to purchase, lease or otherwise acquire any AA Collateral, except:

                  (i) (x) a sale of any AA Collateral (other than the Narita
            Collateral) and (y) any other transfer or disposition (including any transfer of possession, asset swaps, exchanges, interchanges or pooling of assets) or lease of the AA Collateral to the extent permitted by the Collateral Documents and Section 5.01(n) hereof, provided that, in any case, before and after giving effect to any such sale, lease, transfer or other disposition (A) no Event of Default shall have occurred and be continuing, (B) in the case of subclause (x) above, the Aggregate Collateral Value determined in accordance with the Appraisal Report most recently delivered pursuant to Section 5.01(m)(i) shall be equal to or greater than the Required Collateral Amount and (C) the Borrower shall be in compliance with the provisions of Section 5.01(n)(ii);

                  (ii) in a transaction authorized by Section 5.02(b); and

                  (iii) as otherwise consented to by the Agent (such consent not to be unreasonably withheld).

            (d) Accounting Changes. Make or permit, or permit any of its Material Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

            (e) Partnerships, Etc. Become a general partner in any limited partnership, or permit any of its Material Subsidiaries to do so, except
      (i) to the extent the Borrower or any of such Subsidiaries shall have become a general partner in any such limited partnership prior to the Effective Date or (ii) through a special purpose entity.

            (f) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Material Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Material Subsidiaries (other than any Financing Vehicles) to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Material Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Financing Documents, (ii) any agreement in effect at the time such Material Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower, (iii) applicable law (including regulatory requirements), (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Material Subsidiary of the Borrower, (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Material Subsidiary of the Borrower in the ordinary course of business, (vi) customary provisions restricting the transfer of assets (A) subject to Liens or (B) pending disposition, (vii) provisions in charters, bylaws, stockholders agreements, partnership agreements, joint venture agreements, limited liability company agreements and other similar agreements and (viii) provisions in financing agreements customary for transactions of a similar nature with counterparties that are similarly situated with the applicable Material Subsidiary and constitute a similar credit.

            SECTION 5.03. Financial Covenants. (a) Liquidity. So long as any principal, interest and premiums related to any Advances and any fees hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will maintain at all times, for the periods indicated below, an amount of liquidity consisting of (i) unencumbered cash, (ii) unencumbered Short Term Investments and (iii) amounts available for drawing under committed revolving credit facilities which have a final maturity of at least 12 months after the date of determination, of not less than the amounts specified below for such periods:

         Period Ending                          Liquidity
         -------------                        --------------
December 31, 2004                             $ 1.5 billion
March 31, 2005                                $ 1.5 billion
June 30, 2005                                 $ 1.5 billion
September 30, 2005                            $ 1.5 billion
December 31, 2005 (and each fiscal            $ 1.25 billion
quarter thereafter)

            (b) Cash Flow Coverage. So long as any principal, interest and premiums related to any Advances and any fees hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent Guarantor will maintain, for each period indicated below, a Cash Flow Coverage Ratio for any period of four consecutive fiscal quarters of the Parent Guarantor most recently ended, of not less than the amount specified below for such period:

                                                       Cash Flow
                                                       Coverage
Period Ending                                           Ratio
-------------                                          ---------
December 31, 2004                                      0.90:1.00
March 31, 2005                                         0.85:1.00
June 30, 2005                                          0.85:1.00
September 30, 2005                                     0.90:1.00
December 31, 2005                                      1.10:1.00
March 31, 2006                                         1.20:1.00
June 30, 2006                                          1.25:1.00

September 30, 2006                                     1.30:1.00
December 31, 2006                                      1.30:1.00
March 31, 2007                                         1.35:1.00
June 30, 2007                                          1.40:1.00
September 30, 2007                                     1.40:1.00
December 31, 2007                                      1.40:1.00
March 31, 2008 (and each fiscal quarter                1.50:1.00
thereafter)

                                   ARTICLE VI

                                EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

            (a) (i) the Borrower shall fail to pay any principal of any Advance within one Business Day after the same becomes due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Financing Document, in each case under this clause (ii) within five Business Days after the same shall become due and payable; or

            (b) any representation or warranty made or deemed made herein by any Loan Party or under or in connection with any Financing Document, shall prove to have been false or misleading as of the time made or deemed made or furnished in any material respect; or

            (c) the Borrower shall default in the performance of any covenant contained in Section 2.15, 5.01(a)(i), 5.01(a)(ii), 5.01(a)(iii),
      5.01(a)(iv), 5.01(a)(v), 5.01(a)(vi), 5.01(a)(vii), 5.01(b)(i), 5.01(m),
      5.01(n), 5.02(a), 5.02(b), 5.02(c) or 5.03; provided that no failure to deliver Appraisal Reports pursuant to Section 5.01(m) shall constitute an Event of Default hereunder for a period of 5 Business Days after the same shall become due if the Appraiser in respect of such Appraisal Reports ceases or is unable prior to such time to provide such Appraisal Reports; or

            (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Financing Document (other than as specified elsewhere in this Section 6.01) on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any Responsible Officer of a Loan Party becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

            (e) the Borrower or any of its Subsidiaries or the Parent Guarantor shall fail to pay any principal of, premium or interest on any Debt of the Borrower, such Subsidiary or the Parent Guarantor (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $40,000,000 either individually or in the aggregate for all of the Borrower, such Subsidiaries and the Parent

      Guarantor (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or by virtue of (i) non-compliance by the Borrower, any of its Subsidiaries or the Parent Guarantor with any of its obligations under documents, agreements or instruments in respect of such Debt or (ii) the occurrence of a change of control (or similar event) in respect of the Borrower or the Parent Guarantor, any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or by virtue of (i) non-compliance by the Borrower, any of its Subsidiaries or the Parent Guarantor with any of its obligations under documents, agreements or instruments in respect of such Debt or (ii) the occurrence of a change of control (or similar event) in respect of the Borrower or the Parent Guarantor, any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) the Borrower or any of its Material Subsidiaries or the Parent Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries or the Parent Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or the Borrower or any of its Material Subsidiaries or the Parent Guarantor shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) a judgment or order for the payment of money in excess of $25,000,000 shall be rendered against the Borrower, any of its Subsidiaries or the Parent Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

            (h) any Financing Document after delivery thereof pursuant to
      Section 3.01 or 5.01(n) shall for any reason cease to be valid and binding on or enforceable in any material respect against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (i) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(n) shall for any reason (other than (x) pursuant to the terms thereof or (y) as a result of any action or failure to act by the Agent in respect of such Collateral Document or financing statement) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (subject only to Permitted Liens); or

            (j) a Change of Control shall occur; or

            (k) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $25,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist under Section 4042(a)(1), (2) or (3) of ERISA (but not Section 4042(a)(4) of ERISA) by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $25,000,000; or

            (l) the Borrower shall fail to carry and maintain insurance on or with respect to the Aircraft in accordance with the provisions of Section
      5.06 of the Aircraft Security Agreement; provided that, in the case of insurance with respect to which cancellation, change or lapse for nonpayment of premium shall not be effective as to the Agent or any Lender for 30 days (seven days, or such other period as may from time to time be customarily obtainable in the industry, in the case of any war risk and allied perils coverage) after receipt of notice by the Agent or such Lender of such cancellation, change or lapse, no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure shall have continued unremedied for a period of 20 days (five days in the case of any war risk and allied perils coverage) after receipt by the Agent or such Lender of the notice of cancellation, change or lapse referred to in such Section 5.06, or (ii) the date on which such insurance is not in effect as to the Agent or any Lender; or

            (m) any Loan Party shall operate any Aircraft at a time when public liability insurance required by Section 5.06(a) of the Aircraft Security Agreement shall not be in effect; or

            (n) the Borrower shall fail to perform any term, covenant or agreement contained in (x) Article V of the Aircraft Security Agreement (other than

      Sections 5.02(b), 5.03, 5.05(a), 5.05(b), 5.06(a), 5.06(b), 5.06(c),
      5.06(d) and 5.08 thereof), (y) Article IX of the Aircraft Security Agreement or (z) the SGR Security Agreement (other than Section 12 thereof) if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) any Responsible Officer of the Borrower becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Agent or any Lender; provided that if such failure is capable of being remedied, no such failure shall constitute an Event of Default hereunder for a period of 90 days after the earlier of any Responsible Officer becoming aware of any such failure or such written notice so long as the Borrower is diligently proceeding to remedy such failure;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, terminate the Commitments, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Financing Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the Commitments shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                  ARTICLE VII

                                 PARENT GUARANTY

            SECTION 7.01. Guaranty. (a) The Parent Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower now or hereafter existing under or in respect of the Financing Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, if any, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent or any other Secured Party in enforcing any rights under this Parent Guaranty or any other Financing Document. Without limiting the generality of the foregoing, the Parent Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to any Secured Party under or in respect of the Financing Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

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            (b) The Parent Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Parent Guaranty or any other guaranty, the Parent Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Financing Documents.

            SECTION 7.02. Guaranty Absolute. The Parent Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Financing Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of the Parent Guarantor under or in respect of this Parent Guaranty are independent of the Guaranteed Obligations or any other Obligations of the Borrower under or in respect of the Financing Documents, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Parent Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower is joined in any such action or actions. The liability of the Parent Guarantor under this Parent Guaranty shall be irrevocable, absolute and unconditional irrespective of, and, to the extent permitted by law, the Parent Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Financing Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of the Borrower under or in respect of the Financing Documents, or any other amendment or waiver of or any consent to departure from any Financing Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of the Borrower under the Financing Documents or any other assets of the Borrower or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries;

            (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to

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

      such Secured Party (the Parent Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

            (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to the Guaranteed Obligations; or

            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety, except to the extent the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash.

This Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waivers and Acknowledgments. (a) The Parent Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Parent Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

            (b) The Parent Guarantor hereby unconditionally and irrevocably waives any right to revoke this Parent Guaranty and acknowledges that this Parent Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) The Parent Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of the Parent Guarantor or other rights of the Parent Guarantor to proceed against the Borrower, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of the Parent Guarantor hereunder.

            (d) The Parent Guarantor acknowledges that the Agent may, without notice to or demand upon the Parent Guarantor and without affecting the liability of the Parent Guarantor under this Parent Guaranty, foreclose under any mortgage by nonjudicial sale, and the Parent Guarantor hereby waives any defense to the recovery by the Agent and the other Secured Parties against the Parent Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

            (e) The Parent Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to the Parent Guarantor any matter, fact or thing

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

relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

            (f) The Parent Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Financing Documents and that the waivers set forth in
Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

            SECTION 7.04. Subrogation. The Parent Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Parent Guarantor's Obligations under or in respect of this Parent Guaranty or any other Financing Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash and the Commitments shall have expired or been terminated. If any amount shall be paid to the Parent Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of the Parent Guarantor and shall forthwith be paid or delivered to the Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Parent Guaranty, whether matured or unmatured, in accordance with the terms of the Financing Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Parent Guaranty thereafter arising. If (i) the Parent Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Secured Parties will, at the Parent Guarantor's request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by the Parent Guarantor pursuant to this Parent Guaranty.

            SECTION 7.05. Continuing Guaranty; Assignments. This Parent Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Parent Guaranty and (ii) the Termination Date,
(b) be binding upon the Parent Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause
(c) of the

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immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person as permitted pursuant to Section 9.07, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. The Parent Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Financing Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Financing Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            (a) In furtherance of the foregoing, each Lender hereby appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent (and any Supplemental Agents appointed by the Agent pursuant to Section 8.01(c) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights or remedies thereunder at the direction of the Agent), shall be entitled to the benefits of this Article VIII (including, without limitation, Section 8.05 as though such Supplemental Agents were an "Agent" under the Financing Documents) as if set forth in full herein with respect thereto.

            (b) The Agent may execute any of its duties under this Agreement or any other Financing Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder at the direction of the Agent) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent may also from time to time, when the Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a "SUPPLEMENTAL AGENT") with respect to all or any part of the Collateral; provided, however, that no such Supplemental Agent shall be authorized to take any action with respect to any Collateral unless and except to

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

the extent expressly authorized in writing by the Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Supplemental Agent so appointed by the Agent to more fully or certainly vest in and confirm to such Supplemental Agent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Agent. If any Supplemental Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Agent until the appointment of a new Supplemental Agent. The Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Agent that it selects in accordance with the foregoing provisions of this Section 8.01(c) in the absence of the Agent's gross negligence or willful misconduct.

            SECTION 8.02. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Financing Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Note as the holder thereof until, in the case of the Agent, the Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as an assignor, and an Eligible Assignee, as assignee; (ii) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Financing Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Financing Document on the part of any Loan Party or the existence at any time of any Default under the Financing Documents or to inspect the property (including the books and records) of any Loan Party; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Financing Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. CUSA and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, CUSA and its Affiliates shall have the same rights and powers under the Financing Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CUSA in its individual capacity. CUSA and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CUSA were not an Agent and without any duty to account therefor to the Lenders. The Agent shall not have any duty to disclose any information obtained

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or received by it or any of its Affiliates relating to any Loan Party or any of its Subsidiaries to the extent such information was obtained or recorded in any capacity other than as Agent.

            SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01 or 4.02 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification. (a) Each Lender severally agrees to indemnify the Agent (to the extent not reimbursed by the Borrower), from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Financing Documents or any action taken or omitted by the Agent under the Financing Documents (collectively, the "INDEMNIFIED COSTS"); provided that no Lender shall be liable for any portion of the Indemnified Costs resulting from the Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by the Agent, any Lender or any other Person.

            (b) For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders and (ii) their respective unused Revolving Credit Commitments at such time. The failure of any Lender to reimburse the Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Agent, as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Financing Documents.

            SECTION 8.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required

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Lenders shall have the right to appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Financing Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Financing Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

                                   ARTICLE IX

                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01, or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of the Parent Guarantor under Section 7.01 hereof or release the Parent Guarantor or otherwise limit the Parent Guarantor's liability with respect to the Obligations owing to the Agent and the Lenders, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Financing Documents, or (v) amend Section 2.13 or this
Section 9.01, (b) no amendment, waiver or consent shall, unless in writing and signed by all Lenders (other than any Lender that is, at such time, a Defaulting Lender), (i) amend the definitions of "Aggregate Collateral Value", "Aircraft Value", "Cash Collateral Value", "Aircraft", "Eligible

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

Aircraft", "Eligible Cash Collateral" or "Required Collateral Amount" and (ii) amend Section 5.01(m) or Section 5.01(n), and (c) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under, or is owed any amounts under or in respect of, the Term Facility or the Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender,
(ii) reduce the principal of, or interest on, the Advances held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Advances held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) postpone any date fixed for the reduction of the Commitments of any Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Financing Documents.

            SECTION 9.02. Notices, Etc. (a) (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier, telegraphic or telex communication) and mailed, telecopied, telegraphed, telexed or delivered or (y) as and to the extent set forth in
Section 9.02(b) and in the proviso to this Section 9.02(a), if to the Borrower, at its address at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155,
Attention: Vice President - Corporate Development and Treasurer (telecopy: (817) 967-4318); if to the Parent Guarantor, at its address at 4333 Amon Carter Boulevard, Fort Worth, Texas 76155, Attention: Chief Financial Officer (telecopy: (817) 967-4318); if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at Two Penns Way, Suite 110, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department, Elizabeth Wier (telecopy: (212) 994-0961); or, as to the Borrower, the Parent Guarantor or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Agent, provided that materials required to be delivered pursuant to Section 5.01(a)(i), (ii), (iv), (v) and (xi) shall be delivered to the Agent as specified in Section 9.02(b) or as otherwise specified to the Borrower or the Parent Guarantor by the Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Agent pursuant to Article II, III or VIII shall not be effective until received by the Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            (b) Each of the Borrower and the Parent Guarantor hereby agrees that it will provide to the Agent all information, documents and other materials that it is obligated to furnish to the Agent pursuant to the Financing Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a Conversion of an existing Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under the Financing Documents prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under the Financing Documents or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of the Financing Documents and/or any Borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "COMMUNICATIONS"), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Agent to oploanswebadmin@citigroup.com. In addition, the Borrower and the Parent Guarantor agree to continue to provide the Communications to the Agent in the manner specified in the Financing Documents but only to the extent reasonably requested by the Agent.

            (c) The Borrower and the Parent Guarantor further agree that the Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the "PLATFORM").

            (d) THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, "AGENT PARTIES") HAVE ANY LIABILITY TO THE BORROWER, THE PARENT GUARANTOR ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S, THE PARENT GUARANTOR'S OR THE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            (e) The Agent agrees that the receipt of the Communications by the Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Agent for purposes of the Financing Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Financing Documents. Each Lender agrees (i) to notify the Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

            (f) Nothing herein shall prejudice the right of the Agent or any Lender to give any notice or other communication pursuant to any Financing Document in any other manner specified in such Financing Document.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, modification and amendment of the Financing Documents and the other documents to be delivered hereunder, including, without limitation, (A) all due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance obtained by any Lender in accordance with the Collateral Documents, consultant search, filing and recording fees, and audit expenses and (B) the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Financing Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Event of Default or any Default that is not reasonably likely to be cured within the applicable grace period and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy or insolvency relating to any Loan Party or any of its Material Subsidiaries as a debtor (or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto in respect of any Loan Party or any of its Material Subsidiaries) and (ii) all costs and expenses of the Agent and each Lender in connection with the enforcement of the Financing Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Agent and each Lender with respect thereto) in respect of such Financing Documents.

            (b) The Borrower agrees to indemnify and hold harmless the Agent, each Lead Arranger, the Syndication Agent and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Agreement and the other Financing Documents, any of the transactions contemplated hereby or thereby or the actual or proposed use of the proceeds of the Advances, or the actual or alleged presence of Hazardous Materials on any property of the Borrower or any of its Subsidiaries or the Parent Guarantor or any Environmental Action relating in any way to the Borrower or any of its Subsidiaries or the Parent Guarantor except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided the Borrower shall have no liability in respect of any tax imposed with respect to this Agreement or any transaction hereunder or thereunder except as

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

specifically provided for in Section 2.12, and provided further that the indemnity in this Section 9.04(b) shall not cover any claims, damages, losses, liabilities and expenses arising primarily out of the Aircraft Security Agreement or relating to the Aircraft, all of which shall be covered solely to the extent provided in Section 5.08 of the Aircraft Security Agreement. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors or its equityholders or creditors, whether or not any Indemnified Party is a party thereto and whether or not the transactions contemplated hereby are consummated. The Agent, each of its Affiliates and their officers, directors, employees, agents and advisors agree to provide the Borrower with ten Business Days' notice prior to the settlement of any claim under this Section 9.04(b); and each other Indemnified Party agrees to consult with the Borrower prior to the settlement of any claim under this Section 9.04(b). The Borrower also agrees not to assert any claim against the Agent, any Lead Arranger, the Syndication Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Financing Documents or any of the transactions contemplated by the Financing Documents.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.07 or 2.09, acceleration of the Advances pursuant to Section 6.01 or for any other reason or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to
Section 9.07(a), the Borrower shall, within 15 days after demand by such Lender, reimburse such Lender for any resulting loss or expense incurred by it (or by an existing or prospective participant in the related Advance), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Borrower a certificate setting forth in reasonable detail calculations as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

            (d) Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Financing Document, the agreements and obligations of the Borrower contained in Sections 2.09, 2.12 and 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder or under any other Financing Document.

            (e) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Financing Document in respect of any Collateral, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Agent, in its sole discretion.

            SECTION 9.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the

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

consent specified by Section 6.01 to authorize the Agent to declare the Notes due and all interest payable pursuant to the provisions of Section 6.01, the Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Financing Documents, whether or not the Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. The Agent, each Lender and each of their respective Affiliates agrees promptly to notify the Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent, each Lender and each of their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, the Parent Guarantor and the Agent and when the Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Parent Guarantor, the Agent and each Lender and their respective successors and permitted assigns, except that, subject to Section 5.02(b), neither the Parent Guarantor nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.09 or 2.12) upon at least 5 Business Days' notice to such Lender and the Agent, will assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to it); provided, however, that
(i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under any or all Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof,
(iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Agent and shall be either an assignment of all the rights and obligations of the assigning Lender under this agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of a demand by the Borrower pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with

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

accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and a processing and recordation fee of $3,500, provided, however, that in the case of each assignment made as a result of a demand by the Borrower, such recordation fee shall be payable by the Borrower except that no such recordation fee shall be payable in the case of an assignment made at the request of the Borrower to an Eligible Assignee that is an existing Lender, (vii) any Lender may, without the approval of the Borrower and the Agent, but with notice to the Borrower and the Agent, assign all or a portion of its rights to any of its Affiliates and (viii) if the assignee is not incorporated under the laws of the United States or a state thereof, it shall, on the date of the assignment, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than the rights under Sections 2.09, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Financing Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Financing Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Financing Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and Section 4.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Financing Documents as are delegated to the Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform

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

in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (c) The Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in
Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower.

            (e) Each Lender may sell participations to one or more banks or other entities (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Advances owing to
it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to enforce the obligations of the Loan Parties hereunder or to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (f) No Eligible Assignee or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 2.09 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provision of Section 2.16 requiring such Lender to designate a different Applicable Lending Office under certain circumstances. The Borrower shall not be obligated to make any greater payment under the Financing Documents than it would have been required to make in the absence of any participation.

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

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (i) Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the Advances owing to it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.07,
(i) no such pledge shall release the pledging Lender from any of its obligations under the Financing Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Financing Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

            (j) If the Borrower wishes to replace Advances or the Commitments under any Facility with ones having different terms, it shall have the option, with the consent of the Agent and subject to at least three Business Days' advance notice to the Lenders under such Facility, instead of prepaying the Advances or reducing or terminating the Commitments to be replaced, to (i) require the Appropriate Lenders to assign such Advances or Commitments to the Agent or its designees and (ii) amend the terms thereof in accordance with
Section 9.01 (with such replacement, if applicable, being deemed to have been made pursuant to Section 9.01(c)). Pursuant to any such assignment, all Advances and Commitments to be replaced shall be purchased at par (allocated among the Appropriate Lenders under such Facility in the same manner as would be required if such Advances were being optionally prepaid or such Commitments were being optionally reduced or terminated by the Borrower), accompanied by payment of any accrued interest, premiums (including any premiums payable pursuant to Section 2.08(a), it being understood that any assignment pursuant to this Section 9.07(j) shall be deemed an optional prepayment under Section 2.08(a) for purposes of the payment of such premiums) and fees thereon and any amounts owing pursuant to Section 9.04(c). By receiving such purchase price, the Appropriate Lenders under such Facility shall automatically be deemed to have assigned their Commitments under such Facility pursuant to the terms of the form of Assignment and Acceptance attached hereto as Exhibit C, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

            SECTION 9.08. Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a)

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

to the Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation, (c) as requested or required by any state, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any similar organization or quasi-regulatory authority) regulating such Lender, (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender, (e) in connection with any litigation or proceeding to which the Agent or such Lender or any of its Affiliates may be a party or as required by judicial process, or (f) in connection with the exercise of any right or remedy under this Agreement or any other Financing Document; provided that if any party hereto (such party, the "DISCLOSING PARTY") is required to disclose any Confidential Information pursuant to clause (e) above, the Disclosing Party will, to the extent permitted by applicable law, promptly notify the other parties hereto (such other parties, the "NON-DISCLOSING Parties") prior to such disclosure to enable the Non-Disclosing Parties to seek a protective order or to take other action that the Non-Disclosing Parties in their reasonable discretion deem appropriate, and the Disclosing Party will use reasonable efforts to cooperate with the Non-Disclosing Parties in their efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Confidential Information.

            SECTION 9.09. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party in accordance with the terms of the Financing Documents, the Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Financing Documents.

            SECTION 9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.11. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the

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

judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Financing Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Financing Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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

            SECTION 9.13. Waiver of Jury Trial. Each of the Borrower, the Parent Guarantor, the Agent and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Financing Documents the Advances or the actions of the Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   AMERICAN AIRLINES, INC.,
                                   as Borrower

                                   By
                                     _________________________
                                     Name:
                                     Title:

                                   AMR CORPORATION,
                                   as Parent Guarantor

                                   By
                                      ________________________
                                      Name:
                                      Title:

                                   CITICORP USA, INC.,
                                   as Agent

                                   By
                                     _________________________
                                   Name:
                                   Title:

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

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

                                                                DOMESTIC      EURODOLLAR
                            REVOLVING CREDIT  TERM COMMITMENT   LENDING        LENDING
NAME OF INITIAL LENDER         COMMITMENT                        OFFICE         OFFICE
----------------------      ----------------  ---------------   -------       ----------

                                                                       EXHIBIT D

                                                                  EXECUTION COPY

================================================================================

                           AIRCRAFT SECURITY AGREEMENT

                          dated as of December 17, 2004

                                     between

                             AMERICAN AIRLINES, INC.

                                       and

                               CITICORP USA, INC.
                               as Collateral Agent

================================================================================

American Airlines - Aircraft Security Agreement

                                TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
                                                   ARTICLE I

                                                  DEFINITIONS
SECTION 1.01   Certain Definitions........................................................................   1

                                                  ARTICLE II

                                                   SECURITY

SECTION 2.01    Grant of Security.........................................................................   2

                                                 ARTICLE III

                                  CASH COLLATERAL AND PERMITTED INVESTMENTS

SECTION 3.01    Establishment of Cash Collateral Account; Investments.....................................   4
SECTION 3.02    Release of Collateral.....................................................................   4

                                                  ARTICLE IV

                                  REPRESENTATIONS AND WARRANTIES OF AMERICAN

SECTION 4.01    Representations and Warranties of American................................................   5

                                                  ARTICLE V

                                            COVENANTS OF AMERICAN

SECTION 5.01    Liens.....................................................................................   6
SECTION 5.02    Possession, Operation and Use, Maintenance and Registration...............................   6
SECTION 5.03    Inspection................................................................................  11
SECTION 5.04    Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution
                of Engines................................................................................  11
SECTION 5.05    Loss, Destruction or Requisition..........................................................  13
SECTION 5.06    Insurance.................................................................................  14
SECTION 5.07    Maintenance of Certain Engines............................................................  18
SECTION 5.08    General Indemnification and Waiver of Certain Claims......................................  18

American Airlines - Aircraft Security Agreement

                                                  ARTICLE VI

                                     RECEIPT, DISTRIBUTION AND APPLICATION
                                         OF INCOME FROM THE COLLATERAL
SECTION 6.01    Application of Income from the Collateral.................................................  21

                                                 ARTICLE VII

                                            REMEDIES OF THE AGENT
                                           UPON AN EVENT OF DEFAULT

SECTION 7.01    Remedies with Respect to Collateral.......................................................  21
SECTION 7.02    Remedies Cumulative.......................................................................  23
SECTION 7.03    Discontinuance of Proceedings.............................................................  23
SECTION 7.04    Waiver of Past Defaults...................................................................  24
SECTION 7.05    Quiet Enjoyment...........................................................................  24

                                                 ARTICLE VIII

                                                  THE AGENT

SECTION 8.01    General...................................................................................  24
SECTION 8.02    Appointment of Co-Agents..................................................................  25

                                                  ARTICLE IX

                                              CERTAIN COVENANTS

SECTION 9.01    Certain Changes...........................................................................  25
SECTION 9.02    Further Assurances........................................................................  25
SECTION 9.03    Additional Information....................................................................  25

                                                  ARTICLE X

                                          SUPPLEMENTS AND AMENDMENTS

                                TO THIS SECURITY AGREEMENT AND OTHER DOCUMENTS

SECTION 10.01   Supplemental Security Agreements..........................................................  26

                                                  ARTICLE XI

                                         INVESTMENT OF SECURITY FUNDS

SECTION 11.01   Investment of Security Funds..............................................................  26
SECTION 11.02   Liability for Losses......................................................................  26

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                                       ii

                                              ARTICLE XII

                                             MISCELLANEOUS
SECTION 12.01   Termination of Security Agreement.................................................  26
SECTION 12.02   No Legal Title to Collateral in Secured Parties...................................  27
SECTION 12.03   Benefit of Security Agreement.....................................................  27
SECTION 12.04   Performance and Rights............................................................  27
SECTION 12.05   Notices...........................................................................  27
SECTION 12.06   Severability......................................................................  27
SECTION 12.07   Separate Counterparts.............................................................  27
SECTION 12.08   Successors and Assigns............................................................  28
SECTION 12.09   Headings..........................................................................  28
SECTION 12.10   Governing Law.....................................................................  28
SECTION 12.11   Normal Commercial Relations.......................................................  28

APPENDICES

Appendix A --  Definitions Relating to the Security Agreement

SCHEDULES

Schedule 1 --  Pledged Unencumbered Stage 3 Aircraft
Schedule 2 --  Legal Name, Chief Executive Office, Type of Organization, Jurisdiction of Organization
               and Organizational Identification Number

EXHIBITS

Exhibit A --   Form of Security Agreement Supplement No. __

American Airlines - Aircraft Security Agreement

                           AIRCRAFT SECURITY AGREEMENT

            This AIRCRAFT SECURITY AGREEMENT, dated as of December 17, 2004, between AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, "AMERICAN"), and CITICORP USA, INC. ("CUSA"), as Collateral Agent for the Secured Parties (as hereinafter defined) (together with its successors in such capacity, the "AGENT").

                              W I T N E S S E T H:

            WHEREAS, American, AMR Corporation, a Delaware corporation, the banks, financial institutions and other institutional lenders party thereto from time to time (the "LENDERS"), the Agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. have entered into a Credit Agreement, dated as of December 17, 2004 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"); and

            WHEREAS, American desires by this Security Agreement, among other things, to grant to the Agent a Lien on the Collateral in accordance with the terms hereof as security for American's obligations to the Lenders; and

            WHEREAS, each of the Lenders has appointed the Agent its agent hereunder for the purposes of administering and enforcing this Security Agreement in accordance with the terms hereof, and the Agent has agreed to act as agent for the Lenders under this Security Agreement; and

            WHEREAS, all things necessary to make this Security Agreement a legal, valid and binding and enforceable obligation of American and the Agent, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

            NOW, THEREFORE, to secure the prompt and complete payment of all Secured Obligations, it is hereby covenanted and agreed by and between the parties hereto as follows:

                                   ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 Certain Definitions. For all purposes of this Security Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) capitalized terms used herein have the meanings set forth in Appendix A hereto or, if not defined in Appendix A, then as defined in the Credit Agreement;

                  (b) the definitions stated herein and those stated in Appendix A apply equally to both the singular and the plural forms of the terms defined; and

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Security Agreement as a whole and not to any particular Article, Section or other subdivision.

American Airlines - Aircraft Security Agreement

                                   ARTICLE II

                                    SECURITY

            SECTION 2.01 Grant of Security. American, in order to secure the prompt and complete payment and performance of all Secured Obligations, and in consideration of the premises and of the covenants contained herein and in the other Financing Documents, does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge, and confirm unto the Agent and its permitted successors and assigns, for the security and benefit of the Secured Parties, a security interest in, and mortgage lien on, all estate, right, title and interest of American in, to and under, all and singular, the following described properties, rights, interests and privileges whether now or hereafter acquired (hereinafter referred to as the "COLLATERAL"):

                  (a) the Aircraft, including each Airframe and each Engine, whether or not any such Engine may from time to time be installed on an Airframe or on any other airframe or any other aircraft, and, to the extent provided herein, all substitutions and replacements of and additions, improvements, accessions and accumulations to the Aircraft, each Airframe, the Engines and any and all Parts relating thereto (such Airframes and Engines as more particularly described on Schedule 1 to this Security Agreement or in a Security Agreement Supplement executed and delivered with respect to any substitutions or replacements therefor), and together with all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records and other documents at any time required to be maintained in accordance with the rules and regulations of the FAA (and, if an Aircraft is registered under the laws of a jurisdiction other than the United States, under the applicable laws of such jurisdiction) with respect to the foregoing;

                  (b) the Warranty Rights, together with all rights, powers, privileges, options and other benefits of American under the same, to the extent the same may be assigned without the manufacturer's prior written consent;

                  (c) all requisition proceeds with respect to the Aircraft or any Part thereof, and all insurance proceeds with respect to the Aircraft or any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by American pursuant to Section 5.06(e) and not required under Section 5.06(a) or (b);

                  (d) all moneys, securities and Permitted Investments now or hereafter paid, deposited or credited or required to be paid, deposited or credited to or with the Agent by or for the account of American pursuant to any term of this Security Agreement or any other Financing Document and held or required to be held by the Agent hereunder or thereunder, including without limitation the Cash Collateral Account, all cash on deposit therein, all Permitted Investments credited thereto and all investments made pursuant to Section 3.01(b); and

                  (e) all proceeds of the foregoing;

provided, however, that notwithstanding any of the foregoing provisions of this
Article II, so long as no Event of Default shall have occurred and be continuing, American shall have the right, to the

American Airlines - Aircraft Security Agreement exclusion of the Agent, (i) to quiet enjoyment of the Aircraft, the Airframes and Engines, and to possess, use, retain and control the Aircraft, the Airframes and Engines and all revenues, income and profits derived therefrom and (ii) with respect to the Warranty Rights, to exercise in American's name all rights and powers of the Buyer (as defined in the Purchase Agreement) under the Warranty Rights and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Warranty Rights; and provided, further, that notwithstanding the occurrence and continuation of an Event of Default, the Agent shall not enter into any amendment or modification of the product assurance provisions of the Purchase Agreement that would alter the rights, benefits or obligations of American thereunder;

            TO HAVE AND TO HOLD all and singular the Collateral unto the Agent, its permitted successors and assigns, forever, for the ratable benefit, security and protection of the Secured Parties from time to time, and for the uses and purposes and subject to the terms and provisions set forth in this Security Agreement.

            It is expressly agreed that anything herein to the contrary notwithstanding, American shall remain liable under the Financing Documents to perform all of its obligations thereunder, and neither the Agent nor any Secured Party shall be required or obligated in any manner to perform or fulfill any obligations of American under or pursuant to any thereof, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount which may have been assigned to it or to which it may be entitled at any time or times.

            American does hereby constitute and appoint the Agent the true and lawful attorney of American (which appointment is coupled with an interest) with full power (in the name of American or otherwise) to ask, require, demand and receive any and all moneys and claims for moneys (in each case including insurance and requisition proceeds), and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceeding which the Agent may deem to be necessary or advisable in the premises; provided that the Agent shall not exercise any such rights except during the continuance of an Event of Default. Without limiting the provisions of the foregoing, during the continuance of any Event of Default but subject to the terms hereof and any mandatory requirement of applicable law, the Agent shall have the right under such power of attorney in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of American or otherwise, which the Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of the Agent in and to the security intended to be afforded hereby. American agrees that promptly upon receipt thereof, to the extent required by the Financing Documents, it will transfer to the Agent any and all moneys from time to time received by American constituting part of the Collateral, for distribution by the Agent pursuant to the Credit Agreement and this Security Agreement.

            American does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants that it will not sell, assign or pledge, so long as this Security Agreement shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Agent, except for Permitted Liens.

American Airlines - Aircraft Security Agreement

                                  ARTICLE III

                    CASH COLLATERAL AND PERMITTED INVESTMENTS

SECTION 3.01 Establishment of Cash Collateral Account; Investments. (a) There is hereby established with the Agent a cash collateral account (the "CASH COLLATERAL ACCOUNT") in the name and under the exclusive dominion and control of the Agent, as security for the benefit of the Secured Parties, into which American may deposit funds from time to time as provided herein. Any income received by the Agent with respect to the balance from time to time of the Cash Collateral Account, including any interest or capital gains on Permitted Investments, shall be retained therein and shall constitute Collateral; provided that if no Payment Default, Bankruptcy Default or Event of Default is then continuing, such income shall be promptly paid to American upon request. All amounts on deposit from time to time in the Cash Collateral Account together with any Permitted Investments from time to time made pursuant to Section 3.01(b) shall constitute part of the Collateral hereunder.

            (b) Amounts on deposit in the Cash Collateral Account may be invested and re-invested from time to time at the expense and risk of American in Permitted Investments, which Permitted Investments shall be held in the name and be under the control of the Agent. The investment of amounts on deposit in the Cash Collateral Account shall be effected by the Agent, except that so long as no Event of Default shall have occurred and be continuing, investment of amounts on deposit in the Cash Collateral Account shall be effected by the Agent acting upon the written authorization and direction of American. If any such investment results in a loss, American shall promptly pay a cash amount equal to the amount of such loss to the Agent for application to the Cash Collateral Account.

            (c) The parties hereto agree that American shall be the taxpayer with respect to any income earned on investments made pursuant to Section 3.01(b). The Agent shall treat American as the taxpayer with respect to any reporting or other obligations imposed by applicable tax laws.

            SECTION 3.02 Release of Collateral. American shall have such obligations to provide additional and replacement Collateral from time to time, and rights to substitute or require the release of Collateral from time to time, all as set forth in the Credit Agreement. Upon any release of Collateral in accordance with the terms of the Credit Agreement, including (without limitation) pursuant to any substitution or any replacement in connection with an Event of Loss, the Agent shall release from the Lien of this Security Agreement such Collateral and shall execute and deliver such instruments of release and shall take such further actions as American shall reasonably request, all at American's sole cost and expense.

American Airlines - Aircraft Security Agreement

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF AMERICAN

            SECTION 4.01 Representations and Warranties of American. American represents and warrants that:

                  (a) (i) it is an "air carrier" within the meaning of the Transportation Code operating under certificates issued pursuant to such Code (49 U.S.C. ss.ss.41101-41112), and (ii) its exact legal name (as such terms is defined in the Uniform Commercial Code), type of organization, jurisdiction of organization or organizational identification number are correctly set forth on Schedule 2;

                  (b) it holds title to all the Aircraft, free and clear of all Liens except the Lien of this Security Agreement and Permitted Liens;

                  (c) the execution, delivery and performance by American of this Security Agreement have been duly authorized by all necessary corporate action on the part of American, do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of American, except such as have been duly obtained and are in full force and effect, and do not and will not contravene any current law, governmental rule, regulation, judgment or order binding on American or the Certificate of Incorporation or By-Laws of American or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien upon the property of American under, any indenture, mortgage, contract or other agreement to which American is a party or by which it or its properties may be bound or affected;

                  (d) neither the execution and delivery by American of this Security Agreement, nor the performance of its obligations hereunder, nor the consummation by American of any of the transactions contemplated hereby, requires the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, the Department of Transportation, the FAA, or any other Federal, state or foreign governmental authority having jurisdiction, except for (i) the filings referred to in Section 4.01(f) and (ii) the filing of Uniform Commercial Code financing statements with respect to the Cash Collateral Account;

                  (e) this Security Agreement has been duly executed and delivered by American and constitutes a legal, valid and binding obligation of American enforceable against American in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except as limited by applicable laws which may affect the remedies provided in this Security Agreement, which laws, however, do not make the remedies provided in this Security Agreement inadequate for the practical realization of the rights and benefits intended to be provided thereby; and

                  (f) except for the filing for recordation pursuant to the Transportation Code of this Security Agreement (with the Security Agreement Supplement covering the

American Airlines - Aircraft Security Agreement

      Aircraft attached), no further filing or recording of any document (including, without limitation, any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction) is necessary or advisable under the laws of the United States of America or any State thereof as of the date hereof in order to establish, perfect and protect the security interest in the Aircraft created under this Security Agreement in favor of the Agent as against American and any third parties in any applicable jurisdiction in the United States, other than with respect to such portion, if any, of the Aircraft as may not be covered by the recording system established by the FAA under the Transportation Code, the filing of a financing statement in respect of such security interest under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware and the filing of continuation statements with respect thereto under such Uniform Commercial Code.

                                   ARTICLE V

                              COVENANTS OF AMERICAN

            SECTION 5.01 Liens. American shall promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to any Collateral.

            SECTION 5.02 Possession, Operation and Use, Maintenance and Registration. (a) Possession. American shall not, without the prior written consent of the Required Lenders, lease or otherwise in any manner deliver, transfer or relinquish possession of any Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than an Airframe; provided that American may, so long as no Event of Default shall have occurred and be continuing, and so long as the action to be taken shall not deprive the Agent of the perfected Lien of this Security Agreement on any Airframe or (subject to the provisos to clauses (i)(C) and (vii) of this Section 5.02(a)) any Engine, and in any event so long as American shall comply with the provisions of Section 5.06, without the prior consent of the Agent or any Secured Party:

                  (i) subject any Airframe to normal interchange agreements or any Engine to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry and entered into by American in the ordinary course of its business with any other U.S. Air Carrier or with any "foreign air carrier" (as such term is defined in the Transportation Code) as to which there is in force a permit issued pursuant to the Transportation Code (49 U.S.C.ss.ss.41301-41306) or any successor provision that gives like authority (any such U.S. Air Carrier and any such foreign air carrier being hereinafter called a "PERMITTED AIR CARRIER"); provided that (A) no transfer of the registration of any Airframe shall be - effected in connection therewith, (B) no such agreement or arrangement contemplates or requires the - transfer of title to any Airframe and (C) if American's title to any such Engine shall be divested under - any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and American shall comply with Section 5.05(a) in respect thereof;

                  (ii) deliver possession of any Airframe or any Engine to any organization for testing, service, repair, maintenance, overhaul work or other similar purpose on such Airframe or such Engine or any part thereof or for alterations or modifications in or additions

American Airlines - Aircraft Security Agreement to such Airframe or such Engine to the extent required or permitted by the terms of this Security Agreement;

                  (iii) transfer possession of any Airframe or any Engine to the United States government pursuant to a lease, contract or other instrument;

                  (iv) subject any Airframe or any Engine to the CRAF Program or transfer possession of any Airframe or any Engine at any time to the United States government or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, any transfer pursuant to the CRAF Program); provided that American (A) shall promptly notify the Agent upon
      - transferring possession pursuant to this clause (iv) and (B) in the case of a transfer of possession - pursuant to the CRAF Program, shall within 60 days of such transfer notify the Agent of the name and address of the responsible Contracting Officer Representative for the Military Airlift Command of the United States of America or other appropriate person to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

                  (v) install an Engine on an airframe owned by American free and clear of all Liens, except (A) Permitted Liens and Liens which apply only to the engines (other than Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety)and (B) the rights of other Permitted Air Carriers under interchange agreements which would be permitted under clause (i) above;

                  (vi) install an Engine on an airframe leased to American or purchased or owned by American subject to a conditional sale or other security agreement; provided that (A) such airframe is free and clear of all - Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clauses (A) and (B) of clause (v) of this Section 5.02(a) and (B) American shall have obtained from the lessor or secured party of such - airframe a written agreement (which may be the lease or conditional sale or other security agreement covering such airframe), in form and substance satisfactory to the Agent (it being understood that an agreement from such lessor or secured party substantially in the form of the final sentence of the penultimate paragraph of this Section 5.02(a) shall be deemed to be satisfactory to the Agent), whereby such lessor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Security Agreement;

                  (vii) install an Engine on an airframe owned by American, leased to American or owned by American subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) of this Section 5.02(a) is applicable; provided that such installation shall be deemed an Event of Loss with respect to such Engine and American shall comply with Section 5.05(a) in respect thereof, the Agent not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by American with such Section 5.05(a); and

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

                  (viii) lease any Engine or any Airframe and Engines or engines then installed on any Airframe to any Permitted Lessee; provided that (i) such lease shall provide that the lessee shall not sublease the Aircraft except in connection with an integrated transaction involving a sublease to a Permitted Lessee commencing at the inception of such lease and (ii) the Aircraft Value of any such Engines and Airframes leased to any Permitted Lessee referred to in clause (c) of the definition of "Permitted Lessee" shall at no time exceed 5% of the Aggregate Collateral Value;

provided that the rights of any transferee who receives possession by reason of a transfer permitted by this Section 5.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be, during the period of such possession, subject and subordinate to, and any lease permitted by this Section 5.02(a) shall be made expressly subject and subordinate to, all the terms of this Security Agreement, including, without limitation, the Agent's rights to take possession pursuant to Section 7.01 and to avoid and terminate such lease upon such repossession, and American shall, in all events, remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Security Agreement (including, without limitation, the terms and conditions set forth in Section 5.02(c) and Section 5.06) to the same extent as if such lease or transfer had not occurred, and any such lease shall include appropriate provisions for the maintenance, operation, use and insurance of the Aircraft and shall permit inspection as provided in Section 5.03 and shall not result in any registration or re-registration of the Aircraft except to the extent permitted in Section 5.02(e). No interchange agreement, pooling agreement, lease or other relinquishment of possession of any Airframe or any Engine shall in any way discharge or diminish any of American's obligations hereunder or under any other Financing Document. The Agent and the Secured Parties hereby agree, for the benefit of the lessor or secured party of any airframe or engine leased to American or purchased or owned by American subject to a conditional sale or other security agreement, that the Agent and the Secured Parties will not acquire or claim, as against such lessor or secured party, any right, title or interest in any engine or engines owned by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement as the result of such engine or engines being installed on any Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement.

            The Agent acknowledges that any "wet lease" or other similar arrangement under which American maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 5.02(a).

            (b) Operation and Use. American agrees that the Aircraft will not be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction over the Aircraft, or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by any such authority, except where any such violation, either individually or in the aggregate with all other such violations, could not be reasonably expected to have a Material Adverse Effect; provided that American may in good faith contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not materially adversely affect the Lien of this Security Agreement; and provided further that American shall not be in default under this sentence if it is not possible for it to comply with the laws of a jurisdiction other than the United States of America (or other than any jurisdiction in which any Aircraft is then registered) because of a conflict with the applicable laws of the United States of America (or such jurisdiction in which such Aircraft is then registered) in which event American

American Airlines - Aircraft Security Agreement shall use its reasonable best efforts to cause such Aircraft to be removed, as soon as practicable, from the jurisdiction other than the United States (or other than the jurisdiction in which such Aircraft is then registered) creating the conflict or take such other reasonable action (including, if necessary, changing the registration of such Aircraft unless such Aircraft is then registered in the United States), as soon as practicable, as may be necessary to avoid the conflict. American also agrees not to operate or locate any Aircraft, or suffer any Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 5.06, except in the case of a requisition for use by the United States government where American obtains indemnity in lieu of such insurance from such United States government against the risks and in the amounts required by Section 5.06 (without giving effect to any self-insurance provisions thereunder) covering such area, or (ii) in any war zone or recognized or, in American's reasonable judgment, threatened area of hostilities unless covered by war risk insurance, or unless such Aircraft is operated or used under contract with the United States government, under which contract such government assumes liability for any damage, loss or destruction of such Aircraft at the end of the term of such contract and for injury to persons and damage to property of others.

            (c) Maintenance. American shall maintain, service, repair, overhaul and test each Aircraft in accordance with the applicable maintenance program (as approved by the FAA) for aircraft of such make and model (or, at American's option, in accordance with the aircraft maintenance standards for aircraft of such make and model required by or substantially equivalent to those required by the FAA or the central civil aviation authority of any of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, The Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland or the United Kingdom) and in the same manner and with the same care used with respect to similar aircraft and engines operated by American and utilized in similar circumstances so as to keep the Aircraft in as good operating condition as when delivered to American by the manufacturer of such Aircraft, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of each Aircraft to be maintained in good standing at all times (other than during temporary periods of storage in accordance with applicable regulations, during maintenance or modification permitted hereunder or during periods of grounding by applicable governmental authorities except where such periods of grounding are the result of the failure by American to maintain the Aircraft as otherwise required herein) under the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may then be registered. American shall maintain, in the English language, all records, logs and other materials required by the appropriate authorities in the jurisdiction where each Aircraft is registered to be maintained in respect of such Aircraft.

            (d) Identification of Agent's Interest. American agrees to affix as promptly as practicable after the date hereof and thereafter to maintain in the cockpit of each Aircraft adjacent to the airworthiness certificate and (if not prevented by applicable law or regulations or by any governmental authority) on each Engine, a nameplate bearing the inscription "SUBJECT TO A MORTGAGE AND SECURITY AGREEMENT IN FAVOR OF CITICORP USA, INC. (U.S.A.), AS AGENT" (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Agent).

            (e) Registration. Each Aircraft has been duly registered at the FAA in the name of American, as owner, and, subject to the further provisions of this Section 5.02(e), American will cause each Aircraft to remain duly registered in American's name, except as otherwise required by

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                                       9
such applicable registration laws and regulations and except to the extent such registration cannot be effected because of any failure by the Agent or any Secured Party to comply with the citizenship or other eligibility requirements for the registration of aircraft under such applicable registration laws and regulations; provided that the Agent shall execute and deliver all such documents as American may reasonably request for the purpose of effecting and continuing such registration; and provided further that American may at any time, upon notice to the Agent, subject to the terms and conditions hereinafter in this Section 5.02(e) set forth, at no expense or liability to the Secured Parties or the Agent, register any Aircraft or permit any Aircraft to be registered under the applicable statutes of any other country in which a Permitted Lessee could be based in the name of American or, if required by applicable law, any other Person and the Agent and the Secured Parties will cooperate with American's reasonable requests in effecting such foreign registration, and American shall maintain such registration unless and until any such Aircraft is re-registered in accordance with this Section 5.02(e); provided, however, that if any such country is not at the time of registration the United States or a Permitted Country, as a condition to American's right to effect such foreign registration, American shall have delivered to the Agent prior to the time of such registration an opinion of counsel to American (which counsel shall be reasonably acceptable to the Agent) with respect to such country of a tenor comparable to that described in clause (c) of the definition of Permitted Lessee. Notwithstanding the foregoing, no such re-registration of the Aircraft pursuant to this Section 5.02(e) shall occur unless prior to any such change in the country of registry of the Aircraft, the following conditions are met or are waived by the Agent:

                  (i) no Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration; provided that it shall not be necessary to comply with this condition (i) if the change in registration involves the registration of any Aircraft under the laws of the United States of America;

                  (ii) the Agent shall have received a legal opinion from counsel to American reasonably satisfactory to the Agent to the effect that: (A) after giving effect to such change in registration, the Lien of this - Security Agreement shall continue as a valid and duly perfected Lien and that all filing, recording or other action necessary to perfect and protect the Lien of this Security Agreement has been accomplished (or if such opinion cannot be given at the time by which the Agent has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary - and (y) the Agent shall have received a certificate from a Responsible Officer that all possible - preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Agent on or prior to the effective date of such change in registration), (B) the - terms of this Security Agreement are legal, valid and binding and enforceable in such jurisdiction (subject to customary exceptions) and (C) all approvals or consents of any government in such - jurisdiction having jurisdiction required for such change in registration shall have been duly obtained and shall be in full force and effect;

                  (iii) the Agent shall have received assurances reasonably satisfactory to it (x) that the insurance provisions contained herein will have been complied with after giving effect to such change in registration and (y) that the Agent or American shall have agreed to meet the requirements, if any, detailed in the opinion described in Section 5.02(e)(ii)(c) above; and

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                                       10

            (iv) American shall have paid or made provision for the payment of all reasonable expenses (including reasonable attorneys' fees) of the Agent and the Secured Parties in connection with such change in registration.

            SECTION 5.03 Inspection. At all reasonable times, but upon at least 15 days' (or if a Default is continuing, 2 Business Days') prior notice to American, the Agent or its authorized representative (which may be a Secured Party) may at its own expense and risk (including, without limitation, any risk of personal injury or death) conduct a visual walk-around inspection of any Aircraft (including the interior of such Aircraft) and any Engine and may inspect the books and records of American relating thereto; provided that (i) the Agent shall provide, prior to conducting any such inspection, assurances reasonably satisfactory to American that such representative is fully insured with respect to any risks incurred in connection with any such inspection, (ii) any such inspection shall be subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and to the requirements of any applicable law and (iii) in the case of an inspection during a maintenance visit, such inspection shall not in any respect interfere with the normal conduct of such maintenance visit or extend the time required for such maintenance visit. All information obtained in connection with any such inspection shall be treated as Confidential Information in accordance with
Section 9.08 of the Credit Agreement. Neither the Agent nor any Secured Party shall have any duty to make any such inspection or incur any liability or obligation by reason of not making any such inspection. No inspection pursuant to this Section 5.03 shall relieve American of any of its obligations hereunder. No inspection pursuant to this Section 5.03 shall interfere with the use, operation or maintenance of any Aircraft or the normal conduct of American's business, and American shall not be required to undertake or incur any additional liabilities in connection therewith.

            SECTION 5.04 Replacement and Pooling of Parts; Alterations, Modifications and Additions; Substitution of Engines. (a) Replacement of Parts. American, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time be incorporated or installed in or attached to any Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for any reason whatsoever, except as otherwise provided in Section 5.04(c). In addition, American may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that American, except as otherwise provided in Section 5.04(c), will, at its own cost and expense, replace or cause to be replaced such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens), and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof. All Parts at any time removed from any Airframe or any Engine shall remain subject to the Lien of this Security Agreement no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to such Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to any Airframe or any Engine as above provided, without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Agent and of the Lien of this Security Agreement and shall no longer be deemed a Part hereunder and (ii) such replacement Part shall become subject to

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                                       11
the Lien of this Security Agreement and be deemed a Part of such Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or such Engine.

            (b) Pooling of Parts. Any Part removed from any Airframe or any Engine as provided in Section 5.04(a) may be subjected by American or a Person permitted to be in possession of the Aircraft pursuant to Section 5.02(a) to a normal pooling arrangement customary in the airline industry entered into in the ordinary course of American's or such other Person's business with Permitted Air Carriers; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or such Engine in accordance with Section 5.04(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to any Airframe or any Engine in accordance with
Section 5.04(a) may be owned by a Permitted Air Carrier subject to such a normal pooling arrangement; provided that American, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in American, free and clear of all Liens (other than Permitted Liens), at which time such replacement Part shall, in accordance with Section 5.04(a), become a Part and become subject to the Lien of this Security Agreement or (ii) replaces or causes to be replaced such replacement Part by incorporating or installing in or attaching to such Airframe or such Engine a further replacement Part owned by American, free and clear of all Liens (other than Permitted Liens), which without further act shall be subject to the Lien of this Security Agreement.

            (c) Alterations, Modifications and Additions. American, at its own expense, will make or cause to be made such alterations and modifications in and additions to any Airframe and any Engine as may be required from time to time to meet the applicable standards of any applicable regulatory agency or body of the jurisdiction in which the applicable Aircraft is then registered as permitted by
Section 5.02(e) or other governmental authority having jurisdiction over such Aircraft; provided that American may, in good faith, contest the validity or application of any such standard within 150 days of the date on which American is required to make such alterations or modifications and in any reasonable manner that does not materially adversely affect the Lien of this Security Agreement. In addition, American, at its own expense, may from time to time make or cause to be made such alterations and modifications in and additions to any Airframe or any Engine as American may deem desirable in the proper conduct of its business, provided that no such alteration, modification or addition shall materially diminish the value or utility of the Airframe or such Engine below its value or utility, immediately prior to such alteration, modification or addition, assuming that the Airframe or such Engine was then in the condition required to be maintained by the terms of this Security Agreement, except that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such Parts that shall have been removed that American deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine. All Parts incorporated or installed in or attached or added to any Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, be subject to the Lien of this Security Agreement. Upon the removal by American of any Part as permitted by this Section 5.04(c), such Part shall, without further act, be free and clear of all rights and interests of the Agent and the Lien of this Security Agreement and such Part shall no longer be deemed part of the Airframe or Engine from which it was removed. Except as otherwise expressly provided in this Security Agreement, any Part removed other than in accordance with this Section 5.04(c), shall remain subject to the Lien of this Security Agreement.

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                                       12

            SECTION 5.05 Loss, Destruction or Requisition. (a) Event of Loss with Respect to any Airframe or Engine. Upon the occurrence of an Event of Loss with respect to any Airframe or Engine, American shall forthwith comply with the provisions set forth in Section 5.01(n)(v) of the Credit Agreement with respect thereto.

            (b) Application of Payments for Event of Loss from Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 5.06) received at any time by American or by the Agent from any governmental authority or other Person with respect to an Event of Loss to any Airframe or any Engine, will be, subject to Section 5.01(n)(i) of the Credit Agreement, applied as follows:

            (i) if, after such Event of Loss, the Aggregate Collateral Value equals or exceeds the Required Collateral Amount, then such payments will be retained by American;

            (ii) if, after such Event of Loss, the Aggregate Collateral Value is less than the Required Collateral Amount and such payments are received with respect to any Airframe or any Airframe and Engines that have been or are being replaced by American pursuant to Section 5.05(a), or American has elected to deposit funds into the Cash Collateral Account in lieu of such replacement, such payments shall be paid over to, or retained by, the Agent and upon completion of such replacement or deposit be paid over to, or retained by, American; and

            (iii) if, after such Event of Loss, the Aggregate Collateral Value is less than the Required Collateral Amount and such payments are received with respect to any Airframe or any Airframe and Engines that have not been and will not be replaced pursuant to Section 5.05(a), and American has not deposited funds into the Cash Collateral Account in lieu of such replacement, so much of such payments remaining after reimbursement of the Agent for costs and expenses as shall not exceed the difference between the Aggregate Collateral Value and the Required Collateral Amount shall be deposited by the Agent into the Cash Collateral Account, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, American.

            (c) Requisition for Use by the Government of any Airframe and the Engines Installed Thereon. In the event of the requisition for use by any government (including for this purpose any agency or instrumentality thereof), of any Airframe and the Engines installed thereon or engines installed on any Airframe under circumstances not constituting an Event of Loss, American shall promptly notify the Agent of such requisition, and all of American's obligations under this Security Agreement with respect to such Aircraft shall continue to the same extent as if such requisition had not occurred, provided that, notwithstanding the foregoing, American's obligations hereunder other than payment obligations shall only continue to the extent reasonably feasible. All such payments received by the Agent or American from such government for the use of any Airframe and Engines or engines shall be paid over to, or retained by, American.

            (d) Requisition for Use by the Government of an Engine. In the event of the requisition for use by any government (including for this purpose any agency or instrumentality thereof) of any Engine (but not the Airframe to which such Engine relates), American will comply with the terms of Section 5.05(a) to the same extent as if an Event of Loss had occurred with respect

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                                       13
to such Engine. Upon such compliance, any payments received by the Agent or American from such government with respect to such requisition shall be paid over to, or retained by, American.

            (e) Application of Payments During Existence of Event of Default. Any amount referred to in Section 5.05(b), in Section 5.05(c) or in Section 5.05(d) that is payable to American shall not be paid to American, or if it has been previously paid directly to American, shall not be retained by American, if at the time of such payment a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, but shall be paid to and held by the Agent as security for the obligations of American under this Security Agreement, applied against American's payment obligations hereunder when and as they become due and payable, and at such time as there shall not be continuing any such Payment Default, Bankruptcy Default or Event of Default, such amount, to the extent not previously so applied against American's payment obligations, shall be paid to American.

            SECTION 5.06 Insurance

            (a) Aircraft Liability Insurance. (i) Except as provided in clause
(ii) of this subsection (a) and subject to the rights of American to establish and maintain self-insurance in the manner and to the extent specified in Section 5.06(c), American will carry, or cause to be carried, at no expense to the Agent or any Secured Party, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer's product liability insurance) and contractual liability insurance with respect to each Aircraft (A) in amounts that are not less than the aircraft liability insurance applicable to similar aircraft and engines in American's fleet on which American carries insurance, (B) of the type usually carried by corporations engaged in the same or similar business, similarly situated with American and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by American and (C) that is maintained in effect with insurers of recognized responsibility. Any policies of insurance carried in accordance with this Section 5.06(a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Agent (in its individual capacity and as Agent) and each Secured Party, as their respective Interests (as defined below in this Section 5.06) may appear, as additional insureds, (B) subject to the condition of clause (C) below, provide that, in respect of the interests of the Agent and each Secured Party in such policies, the insurance shall not be invalidated by any action or inaction of American and shall insure the Agent's and each Secured Party's Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by American, (C) provide that, if such insurance is cancelled for any reason whatever, or if any material adverse change is made in the policy that affects coverage certified hereunder to any Secured Party or the Agent, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Agent or any Secured Party for 30 days (seven (7) days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by the Agent or such Secured Party, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) provide that none of the Agent or any Secured Party shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Agent or any Secured Party to the extent of any moneys due to the Agent or such Secured Party and (2) subrogation against the Agent or any Secured Party to the extent that American has

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                                       14
waived its rights by its agreements to indemnify such party pursuant to the Financing Documents, (F) be primary without right of contribution from any other insurance that may be carried by the Agent or any Secured Party with respect to its Interests as such in the Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. "INTERESTS" as used in this Section 5.06(a) and in Section 5.06(b) with respect to any Person means the interests of such Person in its individual capacity as Agent or Secured Party, as the case may be, in the transactions contemplated by the Financing Documents. In the case of a lease or contract with the United States government in respect of any Aircraft or any Engine, or in the case of any requisition for use of any Aircraft or any Engine by the United States government, a valid agreement by such government to indemnify American, or an insurance policy issued by such government, against the risks that American is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 5.06(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance.

            (ii) During any period that any Airframe or Engine, as the case may be, is on the ground and not in operation, American may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by subsection (c) of this Section 5.06, insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by American of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to airframes or engines owned or leased by American of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.

            (b) Insurance Against Loss or Damage to Aircraft. (i) Except as provided in clause (ii) of this subsection (b), and subject to the rights of American to establish and maintain self-insurance in the manner and to the extent specified in Section 5.06(c), American shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Agent or any Secured Party, all-risk aircraft hull insurance covering each Aircraft and all-risk coverage with respect to any Engines or Parts while removed from an Aircraft (including, without limitation, war risk insurance if and to the extent the same is maintained by American or any Permitted Lessee with respect to other aircraft owned or operated by American or such Permitted Lessee, as the case may be, on the same routes) that is of the type and in substantially the amount usually carried by corporations engaged in the same or similar business and similarly situated with American; provided that (A) such insurance (including the permitted self-insurance) shall at all times while an Aircraft is subject to this Security Agreement be for an amount not less than the Aircraft Value of such Aircraft and (B) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by American. Any policies carried in accordance with this Section 5.06(b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that any insurance proceeds up to an amount equal to the Aircraft Value for any loss or damage constituting an Event of Loss with respect to the Aircraft, and any insurance proceeds in excess of $10,000,000 up to the amount of the Aircraft Value for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft, shall be paid to the Agent as long as the Security Agreement shall not have been discharged, and that all other amounts shall be

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                                       15
payable to American, unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to the Aircraft Value shall be payable to the Agent, (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Agent and each Secured Party in such policies, the insurance shall not be invalidated by any action or inaction of American and shall insure the Agent's and each Secured Party's Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by American, (C) provide that, if such insurance is canceled for any reason whatsoever, or if any material adverse change is made in the policy that affects the coverage certified hereunder to any Secured Party or the Agent, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Agent or any Secured Party for 30 days (seven days, or such other period as is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by the Agent or such Secured Parties, respectively, of written notice from such insurers of such cancellation, change or lapse, (D) provide that none of the Agent or any Secured Party shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Agent or any Secured Party to the extent of any moneys due to the Agent or such Secured Party and (2) subrogation against the Agent or any Secured Party to the extent that American has waived its rights by its agreements to indemnify such party pursuant to the Financing Documents and (F) be primary without right of contribution from any other insurance that may be carried by the Agent or any Secured Party with respect to its interests as such in the Aircraft. In the case of a lease or contract with the United States government in respect of any Aircraft or any Engine, or in the case of any requisition for use of any Aircraft or any Engine by the United States government, a valid agreement by such government to indemnify American, or any insurance policy issued by such government, against any risks that American is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 5.06(b) to the extent of the risks (and in the amounts) that are subject of such indemnification or insurance.

            (ii) During any period that any Airframe or Engine is on the ground and not in operation, American may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause
(i) above, and subject to self-insurance to the extent permitted by subsection
(c) of this Section 5.06, insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by American (or, if a permitted lease is then in effect, by the Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by subsection (c) of this Section 5.06, American shall maintain insurance against risk of loss or damage to such non-operating Airframe or Engine in an amount at least equal to the Aircraft Value during such period that such Airframe or Engine is on the ground and not in operation.

            (c) Self-Insurance. American may from time to time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to subsection (a) or (b) of this Section 5.06, insuring for a maximum amount that is less than the amounts set forth in Section 5.06(a) and (b)), the risks required to be insured against pursuant to Section 5.06(a) and 5.06(b), but in no case shall the self-

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                                       16
insurance with respect to all of the aircraft and engines in American's fleet (including, without limitation, the Aircraft) exceed $50,000,000 for any 12-month policy year; provided, if AMR Corporation's senior unsecured long-term debt is rated at least BB+ or higher by Standard & Poor's Ratings Group (or any successor thereto that is a nationally recognized statistical rating organization) ("S&P") and Ba1 or higher by Moody's Investors Services, Inc. (or any successor thereto that is a nationally recognized statistical rating organization) ("Moody's"), then the self-insurance with respect to all of the aircraft and engines in American's fleet (including, without limitation, the Aircraft) shall not exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which American carries insurance; provided further if AMR Corporation's senior unsecured long-term debt is rated B- or below by S&P and B3 or below by Moody's, then American will reduce the self-insurance permitted hereunder to such reasonable amount as the Agent (acting on the instructions of the Required Lenders) may require; and provided, further, that a deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling shall be permitted in addition to the above mentioned self-insurance.

            (d) Application of Insurance Payments. All losses will be adjusted by American with the insurers, and all insurance payments received under policies required to be maintained by American hereunder, exclusive of any payments received in excess of the Aircraft Value for any Aircraft from such policies, as the result of the occurrence of an Event of Loss with respect to any Airframe or an Engine will be applied as follows:

            (i) if, after such Event of Loss, the Aggregate Collateral Value equals or exceeds the Required Collateral Amount, then such payments will be retained by American;

            (ii) if, after such Event of Loss, the Aggregate Collateral Value is less than the Required Collateral Amount and such payments are received with respect to any Airframe or any Airframe and any Engines that have been or are being replaced by American as contemplated by Section 5.05(a), or American has elected to deposit funds into the Cash Collateral Account in lieu of such replacement, such payments shall be paid over to, or retained by, the Agent, and upon completion of such replacement or deposit be paid over to, or retained by, American; and

            (iii) if, after such Event of Loss, the Aggregate Collateral Value is less than the Required Collateral Amount and such payments are received with respect to any Airframe or any Airframe and any Engines that have not been and will not be replaced as contemplated by Section 5.05(a), and American has not deposited funds into the Cash Collateral Account in lieu of such replacement, so much of such payments remaining after reimbursement of the Agent for costs and expenses as shall not exceed the difference between the Aggregate Collateral Value and the Required Collateral Amount shall be deposited by the Agent into the Cash Collateral Account, and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, American.

            In all events, the insurance payment of any property damage loss received under policies maintained by American in excess of the Aircraft Value for an Aircraft shall be paid to American.

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

            The insurance payments for any loss or damage to an Airframe or an Engine not constituting an Event of Loss with respect to such Airframe or Engine will be applied in payment (or to reimburse American) for repairs or for replacement property in accordance with the terms of Sections 5.02 and 5.04, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to American. Any amount referred to in the preceding sentence or in clause (i), (ii) or (iii) of the second preceding paragraph which is payable to American shall not be paid to American or, if it has been previously paid directly to American, shall not be retained by American, if at the time of such payment a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, but shall be paid to and held by the Agent in the Cash Collateral Account as security for the Secured Obligations, and applied against American's payment obligations hereunder when and as they become due and payable, and at such time as there shall not be continuing any such Payment Default, Bankruptcy Default or Event of Default, such amount, to the extent not previously so applied against American's payment obligations, shall be paid to American at such time and in accordance with the preceding sentence or clause (i), (ii) or (iii) of the second preceding paragraph, as applicable.

            (e) Reports, Etc. On or before the date hereof and annually upon renewal of American's insurance coverage, American will promptly furnish to the Agent (and the Agent shall furnish to the Secured Parties) a report signed by a firm of independent aircraft insurance brokers appointed by American, stating the opinion of such firm that the insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be treated as Confidential Information in accordance with
Section 9.08 of the Credit Agreement. American will cause such firm to advise the Agent and the Secured Parties in writing promptly of any default in the payment of any premium and of any other act or omission on the part of American of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on any Aircraft. American will also cause such firm to advise the Agent and the Secured Parties in writing as promptly as practicable after such firm acquires knowledge that an interruption or reduction of any insurance carried and maintained on any Aircraft pursuant to the provisions of this Section 5.06 will occur.

            (f) Insurance for Own Account. Nothing in this Section 5.06 shall limit or prohibit the Agent, any Secured Party or American from obtaining insurance for its own account with respect to any Airframe or any Engine and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under insurance maintained with respect to any Aircraft or any other aircraft in American's fleet, it being understood that all salvage rights to any Airframe or Engine shall remain with American's insurers at all times and provided further that such insurance may only be obtained to the extent the procurement of such insurance does not have an adverse effect on American's ability or cost to obtain insurance with respect to any Aircraft or any other aircraft in American's fleet.

            SECTION 5.07 Maintenance of Certain Engines. Notwithstanding anything to the contrary contained herein, an aircraft engine which is not an Engine, but which is installed on an Airframe, shall be maintained in accordance with Section 5.02(c).

            SECTION 5.08 General Indemnification and Waiver of Certain Claims.
(a) Claims Defined. For the purposes of this Section 5.08, "CLAIMS" shall mean any and all liabilities,

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

obligations, losses, damages, penalties, claims, costs, actions or suits (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, and, except as otherwise expressly provided in this Section 5.08, shall include all reasonable costs, disbursements and expenses (including reasonable legal fees and expenses) of an Indemnified Person in connection therewith or related thereto.

            (b) Indemnified Person Defined. For the purposes of this Section 5.08, "INDEMNIFIED PERSON" means the Agent, each Secured Party, each Secured Party's affiliates, and their respective officers, directors, employees, agents, successors, or permitted assigns; provided that such Persons shall, to the extent they are not signatories to this Security Agreement, upon the request of American, expressly agree in writing in connection with any claim for indemnity under this Section 5.08 to be bound by the terms of this Section 5.08; and provided further that all rights of each Indemnified Person (including, without limitation, the right to receive any indemnity payment under this Section 5.08) shall be exercised solely by the Agent. In the event that any Indemnified Person fails to comply with any duty or obligation under this Section 5.08, then to the extent that such failure materially prejudices American's rights or obligations under this Section 5.08 such Indemnified Person shall not be entitled to indemnity under this Section 5.08 (but only to the extent of such prejudice).

            (c) Claims Indemnified. Subject to the exclusions stated in subsection (d) below, American agrees to indemnify, protect, defend and hold harmless each Indemnified Person against Claims resulting from or arising out of the manufacture, design, purchase, delivery, non-delivery, acceptance, non-acceptance or rejection, ownership, lease, sublease, possession, use, non-use, airworthiness, control, registration, re-registration, maintenance, repair, operation, condition, sale, storage, modification, alteration, return, substitution, transfer or other disposition of the Aircraft, any Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claims for patent, trademark or copyright infringement).

            (d) Claims Excluded. The following are excluded from American's agreement to indemnify under this Section 5.08:

            (i) any Claim attributable to acts or events occurring after the termination of this Security Agreement or after the transfer of possession of the Aircraft pursuant to Article VII of this Security Agreement unless such claim is caused by American's failure to fulfill its obligations under this Security Agreement;

            (ii) Any Claim that is or is attributable to taxes, levies, duties, assessments, charges or withholdings, except as to any such taxes, levies, duties, assessments, charges or withholdings related to or arising out of the manufacture, design, purchase, delivery, non-delivery, acceptance, non-acceptance or rejection, ownership, lease, sublease, possession, use, non-use, airworthiness, control, registration, re-registration, maintenance, repair, operation, condition, sale, storage, modification, alteration, return, substitution, transfer or other disposition of the Aircraft, any Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claims for patent, trademark or copyright infringement);

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

            (iii) Any Claim found by a court of competent jurisdiction to be attributable to the gross negligence or willful misconduct of the Indemnified Person seeking indemnification; and

            (iv) Any Claim which constitutes a Permitted Lien.

            (e) Insured Claims. In the case of any Claim indemnified by American hereunder which is covered by a policy of insurance maintained by American, each Indemnified Person agrees to cooperate, at American's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such claim as may be required to retain the benefits of such insurance with respect to such Claim.

            (f) Claims Procedure. An Indemnified Person shall promptly notify American of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release American from any of its obligations to indemnify hereunder, except to the extent that American is materially prejudiced by such failure or American's indemnification obligations are materially increased as a result of such failure. Subject to the rights of insurers under policies of insurance maintained by American, American shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 5.08, and at American's expense, the Indemnified Person shall cooperate with all reasonable requests of American in connection therewith. Where American or the insurers under a policy of insurance maintained by American undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of American or such insurers; provided, however, that if in the written opinion of counsel to such Indemnified Person an actual or potential conflict of interest exists where it is advisable for such Indemnified Person to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by American. Subject to the requirements of any policy of insurance, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by American pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of the independent counsel appointed by American or its insurers to conduct such proceedings, interfere with such control, and such participation shall not constitute a waiver of the indemnification provided in this Section 5.08. Notwithstanding anything to the contrary contained herein, American shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnified Persons except in the case specified in the third sentence of this Section 5.08(f).

            (g) Subrogation. To the extent that a Claim indemnified by American under this Section 5.08 is in fact paid in full by American and/or an insurer under a policy of insurance maintained by American, American and/or such insurer, as the case may be, shall be subrogated to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such claim. So long as no Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing, if an Indemnified Person receives any payment from any party other than American or its insurers, in whole or in part, with respect to any Claim paid in full by American or its insurers hereunder, such Indemnified Person shall promptly pay the amount paid (but not an amount in excess of the amount American or any of its insurers has paid in respect of such Claim) over to American.

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

                                   ARTICLE VI

                      RECEIPT, DISTRIBUTION AND APPLICATION
                          OF INCOME FROM THE COLLATERAL

            SECTION 6.01 Application of Income from the Collateral. After an Event of Default shall have occurred and be continuing and the unpaid principal of all Advances then outstanding shall have become due and payable, the Agent shall apply any payments received, any amounts then held and any amounts realized by the Agent with respect to the Collateral in the following order of priority set forth in Section 2.11(e) of the Credit Agreement.

                                  ARTICLE VII

                              REMEDIES OF THE AGENT
                            UPON AN EVENT OF DEFAULT

            SECTION 7.01 Remedies with Respect to Collateral. (a) Remedies Available. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Agent may, and upon the written instructions of the Required Lenders, the Agent shall, after the unpaid principal of all Advances then outstanding shall have become due and payable, do one or more of the following to the extent permitted by, and subject to compliance with the mandatory requirements of, applicable law then in effect; provided, however, that during any period an Aircraft is subject to the CRAF Program in accordance with the provisions of Section 5.02(a), the Agent shall not, on account of any Event of Default, be entitled to exercise any of the remedies specified in the following clause (i) in such manner as to limit American's control under this Security Agreement (or any lessee's control under any lease permitted by the terms of this Security Agreement) of such Airframe or any Engines installed thereon, unless at least 60 days' (or such lesser period as may then be applicable under the Military Airlift Command Program of the government of the United States of America) prior written notice of default hereunder shall have been given by the Agent by registered or certified mail to American (or any such lessee) with a copy addressed to the Contracting Officer Representative or other appropriate person for the Military Airlift Command of the United States Air Force under any contract with American (or any such lessee) relating to the Aircraft:

            (i) cause American, upon the written demand of the Agent, at American's expense, to deliver promptly, and American shall deliver promptly, all or such part of the Collateral as the Agent may so demand to the Agent or its order, or, if American shall have failed to so return the Collateral after such demand, the Agent, at its option, may enter upon the premises where all or any part of any Airframe is or any Engines are located and take immediate possession of and remove such Airframe or Engines (together with any engine which is not an Engine but which is installed on an Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that an Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States of America or, if such Airframe is located in a country other than the United States of America, then to a location within such country or to the United States of America, and such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by American, may, at the option of the Agent, be

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

      exchanged with American for an Engine in accordance with the provisions of
      Section 5.05(a)) and American shall comply therewith; or

            (ii) sell all or any part of any Airframe and any Engine at public or private sale, whether or not the Agent shall at the time have possession thereof, as the Agent may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of any Airframe or any Engine as the Agent, in its sole discretion, may determine, free and clear of any rights of American, and the proceeds of such sale or other disposition shall be applied in the order of priorities referred to in Section 6.01; or

            (iii) seize any funds held in and/or Permitted Investments credited to the Cash Collateral Account and apply such funds and/or Permitted Investments and any proceeds thereof in the order of priorities referred to in Section 6.01; or

            (iv) exercise any other remedy of a secured party under the Uniform Commercial Code as in effect in the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) or by any other applicable law or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.

            Upon every taking of possession of Collateral under this Section 7.01, the Agent may, from time to time, at the expense of the Collateral and American, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may reasonably deem proper. In each such case, the Agent shall have the right to maintain, use, operate, store, lease, control or manage the Collateral and to exercise all rights and powers of American relating to the Collateral in connection therewith, as the Agent shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Agent may reasonably determine; and the Agent shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof. Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Agent may be required or may elect to make, if any, for insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which the Agent may be required or expressly authorized to make under any provision of this Security Agreement, as well as just and reasonable compensation for the services of the Agent, and shall otherwise be applied in accordance with the provisions of Article VI.

            In addition, American shall be liable, without duplication of any amounts payable hereunder, for all legal fees and disbursements and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Agent's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking, return or sale of any Airframe or any Engine in accordance with the terms hereof or under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Security Agreement.

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

            To the extent permitted by applicable law, American irrevocably appoints, while an Event of Default has occurred and is continuing, the Agent the true and lawful attorney-in-fact of American (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Security Agreement, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, American hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that if so requested by the Agent or any purchaser, American shall ratify and confirm any such sale, assignment or transfer of delivery, by executing and delivering to the Agent or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as my be designated in any such request.

            If an Event of Default shall have occurred and be continuing and the unpaid principal of all Advances then outstanding shall have become due and payable and the Agent shall be entitled to exercise rights hereunder, at the request of the Agent, American shall promptly execute and deliver to the Agent such instruments of title and other documents as the Agent may deem necessary or advisable to enable the Agent or an agent or representative designated by the Agent, at such time or times and place or places as the Agent may specify, to obtain possession of all or any part of the Collateral to which the Agent shall at the time be entitled hereunder. If American shall for any reason fail to execute and deliver such instruments and documents after such request by the Agent, the Agent may obtain a judgment conferring on the Agent the right to immediate possession and requiring American to execute and deliver such instruments and documents to the Agent, to the entry of which judgment American hereby specifically consents to the fullest extent it may lawfully do so.

            Nothing in the foregoing shall affect the right of any Secured Party to receive all amounts owing to such Secured Party as and when the same may be due.

            (b) Notice of Sale. The Agent shall give American at least 30 days' prior notice of any public sale or of the date on or after which any private sale will be held, which notice American hereby agrees is reasonable notice.

            SECTION 7.02 Remedies Cumulative. To the extent permitted by applicable law, each and every right, power and remedy herein specifically given to the Agent or otherwise in this Security Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, by statute or by the Financing Documents, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Agent in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of American or to be an acquiescence therein.

            SECTION 7.03 Discontinuance of Proceedings. In case the Agent shall have instituted any proceeding to enforce any right, power or remedy under this Security Agreement by

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                                       23
foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, then and in every such case American and the Agent shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Agent shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

            SECTION 7.04 Waiver of Past Defaults. Upon written instructions from the Required Lenders, the Agent shall waive any past default hereunder and its consequences and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Security Agreement and the other Financing Documents, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all of the Secured Parties, the Agent shall not waive any default (a) in the payment of principal of or interest on any Advance outstanding (other than with the consent of the holder thereof) or in the payment of any facility fees (other than with the consent of the issuer thereof) or (b) in respect of a covenant or provision hereof which, under Section 9.01 of the Credit Agreement, cannot be modified or amended without the consent of each Secured Party.

            SECTION 7.05 Quiet Enjoyment. Notwithstanding anything herein or in any other Financing Document to the contrary, so long as no Event of Default shall have occurred and be continuing, the Agent shall not take any action contrary to, or otherwise in any way interfere with or disturb, the quiet enjoyment of the possession and use of any Aircraft, any Airframe or any Engine by American or any transferee of any interest in any thereof permitted hereby.

                                  ARTICLE VIII

                                    THE AGENT

            SECTION 8.01 General. The provisions of Article VIII of the Credit Agreement shall inure to the benefit of the Agent in respect of this Security Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Agent therein set forth:

      (A) The Agent is authorized to take all such action as is provided to be taken by it as Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Required Lenders or, in the absence of such instructions, in accordance with its discretion.

      (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interests in any of the Collateral, whether impaired by operation of law or (in the absence of its gross negligence or willful misconduct) by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Security Agreement by American.

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

            SECTION 8.02 Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint another bank or trust company or one or more other persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 8.01).

                                   ARTICLE IX

                                CERTAIN COVENANTS

            SECTION 9.01 Certain Changes. American will not (a) change its name or identity in any manner, (b) cease to be a corporation or (c) change the location of its chief executive office or chief place of business from the applicable location described herein unless it shall have given the Agent prior notice thereof and, at its cost and expense, caused to be delivered to the Secured Parties (x) an opinion of counsel, satisfactory to the Agent, to the effect that all financing statements and amendments or supplements thereto, continuation statements or other documents required to be recorded or filed under Article 9 of the Uniform Commercial Code as in effect in the relevant states in order to continue the perfection of the security interests created hereunder for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full, and (y) an opinion of counsel, satisfactory to the Agent, to the effect that all filings with the FAA have been made as are necessary to continue the perfection and protection of the Agent's security interest hereunder in the Aircraft.

            SECTION 9.02 Further Assurances. American will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper, and take any other action, that from time to time may be necessary, or that the Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests created hereunder or to enable the Agent and the Secured Parties to obtain the full benefits of this Security Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, American hereby authorizes the Agent to execute and file financing statements or continuation statements without American's signature appearing thereon. American shall pay the costs of, or incidental to, any recording or filing, including without limitation any filing of financing or continuation statements, concerning the Collateral.

            SECTION 9.03 Additional Information. American will, promptly upon request, provide to the Agent all information and evidence it may reasonably request concerning the Collateral to enable the Agent to enforce the provisions of this Security Agreement.

                                   ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS
                 TO THIS SECURITY AGREEMENT AND OTHER DOCUMENTS

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

            SECTION 10.01 Supplemental Security Agreements. With the written consent of the requisite percentage of Secured Parties required by the Credit Agreement, American may, and the Agent shall, at any time and from time to time, enter into an amendment or amendments hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Security Agreement or modifying in any manner the rights and obligations of the Secured Parties and of American under this Security Agreement.

                                   ARTICLE XI

                          INVESTMENT OF SECURITY FUNDS

            SECTION 11.01 Investment of Security Funds. Any monies paid to or retained by the Agent that are required to be paid to American or applied for the benefit or at the direction of American (including, without limitation, amounts payable to American under Sections 5.05(b), 5.05(d) and 5.06(d); provided, however, that amounts relating to the Cash Collateral Account shall be governed solely by the provisions of Section 3.01), but which the Agent is entitled to hold under the terms hereof pending the occurrence of some event or the performance of some act (including, without limitation, the remedying of an Event of Default), shall, until paid to American or applied as provided herein, be invested by the Agent at the written authorization and direction of American from time to time at the sole expense and risk of American in Permitted Investments. There shall be promptly remitted to American any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) unless a Payment Default, Bankruptcy Default or Event of Default shall have occurred and be continuing. If any such Default or Event of Default shall have occurred and be continuing, the Agent shall hold any such gain as security for the obligations of American hereunder and apply it against such obligations as and when due and at such time as there shall not be continuing any such Default or Event of Default such amount, to the extent not previously so applied against American's obligations, shall be paid to American.

            SECTION 11.02 Liability for Losses. Except to the extent provided in
Section 8.02 of the Credit Agreement, the Agent shall not be liable for any loss relating to a Permitted Investment made pursuant to this Article XI or pursuant to Section 3.01. American will promptly pay to the Agent, on demand, for deposit in the Cash Collateral Account, the amount of any loss for which the Agent is not liable realized as the result of any such investment (together with any fees, commissions and other expenses, if any, incurred in connection with such investment).

                                  ARTICLE XII

                                  MISCELLANEOUS

            SECTION 12.01 Termination of Security Agreement. Upon the payment in full of the principal of, and interest on, all Advances and all other amounts owing under any Financing Document, and the termination of all Commitments under the Credit Agreement, the Agent shall, upon the written request of American, execute and deliver to, or as directed in writing by, and at the expense of, American an appropriate instrument (in due form for recording) releasing all the Aircraft and the balance of the Collateral from the Lien of this Security Agreement and, in such event, this Security Agreement shall terminate and this Security Agreement shall be of no further force or

American Airlines - Aircraft Security Agreement effect, except that the indemnities and releases provided for herein shall survive any such termination. Except as otherwise provided above, this Security Agreement shall continue in full force and effect in accordance with the terms hereof.

            SECTION 12.02 No Legal Title to Collateral in Secured Parties. No Secured Party shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any right, title and interest of a Secured Party in and to the Collateral or this Security Agreement shall operate to terminate this Security Agreement or the trusts hereunder or entitle any successor or transferee of such Secured Party to an accounting or to the transfer to it of legal title to any part of the Collateral.

            SECTION 12.03 Benefit of Security Agreement. Nothing in this Security Agreement, whether express or implied, shall be construed to give to any Person other than American, the Agent and the Secured Parties or the other Indemnified Persons any legal or equitable right, remedy or claim under or in respect of this Security Agreement.

            SECTION 12.04 Performance and Rights. Any obligation imposed on American herein shall require only that American perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Financing Documents shall constitute performance by American and to the extent of such performance, discharge such obligation by American. Except as otherwise expressly provided herein, any right granted to American in this Security Agreement shall grant American the right to permit such right to be exercised by any such assignee, lessee or transferee. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Security Agreement shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Security Agreement.

            SECTION 12.05 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions hereof shall be in English and in writing, and any such notice may be given by United States mail, courier service or facsimile (confirmed by telephone or in writing in the case of notice by facsimile) or any other customary means of communication, and any such notice shall be effective when delivered (or, if mailed, ten Business Days after deposit, postage prepaid, in the first class United States mail) (a) if to American to its address or number set forth below its signature at the foot of this Security Agreement, or (b) if to the Agent or any Lender, to its address set forth in the Credit Agreement.

            SECTION 12.06 Severability. Should any one or more provisions of this Security Agreement be determined to be illegal or unenforceable by a court of any jurisdiction, such provision shall be ineffective to the extent of such illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 12.07 Separate Counterparts. This Security Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to

American Airlines - Aircraft Security Agreement execute the same counterpart). Each counterpart of this Security Agreement including a signature page executed by each of the parties hereto shall be an original counterpart of this Security Agreement, but all of such counterparts together shall constitute one instrument.

            SECTION 12.08 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, American and its successors and assigns permitted under the Credit Agreement, and the Agent and its successors and permitted assigns, and the Secured Parties and their successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Secured Party (unless withdrawn by such Secured Party or successor or assign prior to it being acted upon by the Agent) shall bind the successors and assigns of such Secured Party.

            SECTION 12.09 Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            SECTION 12.10 Governing Law. THIS SECURITY AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND THIS SECURITY AGREEMENT AND ANY SECURITY AGREEMENT SUPPLEMENT SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

            SECTION 12.11 Normal Commercial Relations. Anything contained in this Security Agreement to the contrary notwithstanding, American, any Secured Party or the Agent or any Affiliate of American, any Secured Party or the Agent may enter into commercial banking or other financial transactions with each other, and conduct banking or other commercial relationships with each other, fully to the same extent as if this Security Agreement were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

American Airlines - Aircraft Security Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective officers, as the case may be, thereunto duly authorized, as of the day and year first above written.

                                        AMERICAN AIRLINES, INC.

                                        By ___________________________________
                                           Name:
                                           Title:

                                        Address:   4333 Amon Carter Boulevard
                                                   Fort Worth, Texas 76155
                                        Attention: Vice President - Corporate
                                                   Development and Treasurer
                                        Telecopy:  (817) 967-4318

                                        CITICORP USA, INC., as Collateral Agent

                                        By ____________________________________
                                            Name:
                                            Title:

                                        Address:   Two Penns Way, Suite 110
                                                   New Castle, Delaware 19720
                                        Attention: Bank Loan Syndications
                                                   Department - Elisabeth Wier
                                        Telecopy:  (212) 994-0961

American Airlines - Aircraft Security Agreement

                                                                      APPENDIX A

                           DEFINITIONS RELATING TO THE
                               SECURITY AGREEMENT

            "ADVANCE" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "AFFILIATE", means, as to any Person, any other Person that, directly or indirectly controls, is controlled by or is under common control with such Person. For the purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGENT" has the meaning set forth in the introductory paragraph of this Security Agreement.

            "AGGREGATE COLLATERAL VALUE" has the meaning set forth in Section
1.01 of the Credit Agreement.

            "AIRCRAFT" means the Airframes (including any Replacement Airframe substituted for any such Airframe pursuant to Section 5.01(n) of the Credit Agreement) together with the Engines (including any Replacement Engine substituted for any of such Engines pursuant to Section 5.01(n) of the Credit Agreement), described in Schedule 1 to this Security Agreement or a Security Agreement Supplement executed and delivered under Section 5.01(n) of the Credit Agreement, whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft. The term "AIRCRAFT" shall include any Replacement Aircraft.

            "AIRCRAFT VALUE" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "AIRFRAME" means (a) each of the aircraft (except the Engines or engines from time to time installed thereon) subjected to the Lien of this Security Agreement and identified on Schedule 1 to this Security Agreement or a Security Agreement Supplement executed and delivered under Section 5.01(n) of the Credit Agreement, and (b) any and all Parts so long as the same shall be incorporated or installed in or attached to such aircraft or so long as the same shall be subject to the Lien of this Security Agreement in accordance with the terms of Section 5.04 hereof after removal from such aircraft. The term "AIRFRAME" shall include any Replacement Airframe which may from time to time be substituted pursuant to Section 5.01(n) of the Credit Agreement. At such time as a Replacement Airframe shall be so substituted and the Airframe for which the substitution is made shall be released from the Lien of this Security Agreement, such replaced Airframe shall cease to be an Airframe under this Security Agreement.

            "AMERICAN" means American Airlines, Inc., a Delaware corporation, and, subject to the provisions of the Credit Agreement, its successors and permitted assigns.

            "BANKRUPTCY DEFAULT" means any event which, with the giving of notice, lapse of time or both, would become an Event of Default under Section
6.01 (f) of the Credit Agreement.

American Airlines - Aircraft Security Agreement

            "CASH COLLATERAL ACCOUNT" has the meaning set forth in Section 3.01 of this Security Agreement.

            "CODE" means the United States Internal Revenue Code of 1986, as amended.

            "COLLATERAL" has the meaning set forth in Article II of this Security Agreement.

            "COMMITMENT" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "CRAF PROGRAM" means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. ss.9511 et seq. or any similar or substitute program under the laws of the United States.

            "CREDIT AGREEMENT" has the meaning set forth in the recitals to this Security Agreement.

            "DEFAULT" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "DEPARTMENT OF TRANSPORTATION" means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

            "DOLLARS" and "$" mean the lawful currency of the United States of America.

            "BUSINESS DAY" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "ENGINE" means (a) each of the engines listed by manufacturer's serial numbers on Schedule 1 to this Security Agreement and subjected to the Lien of this Security Agreement pursuant to this Security Agreement or a Security Agreement Supplement executed and delivered under Sections 5.01(n) of the Credit Agreement, whether or not from time to time installed on any Airframe or installed on any other airframe or on any other aircraft; and (b) any Replacement Engine that may from time to time be substituted for such Engine pursuant to Section 5.01(n) of the Credit Agreement; together, in each case, with any and all Parts so long as the same shall be incorporated or installed therein or attached thereto or so long as the same shall be subject to the Lien of this Security Agreement in accordance with the terms of Section 5.04 hereof after removal from any such engine. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of this Security Agreement, such replaced Engine shall cease to be an Engine under this Security Agreement.

            "EVENT OF DEFAULT" has the meaning set forth in Section 6.01 of the Credit Agreement.

            "EVENT OF LOSS" means, with respect to any property, any of the following events with respect to such property: (i) loss of such property or the use thereof due to theft, disappearance, destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or constructive total loss; (iii) the condemnation, confiscation or seizure of, or requisition of title to, or use of, such property (other than a requisition for use of an Aircraft by the United States government); (iv) as a result of any rule,

American Airlines - Aircraft Security Agreement regulation, order or other action by the FAA, the Department of Transportation or other governmental body of the United States of America or other country of registry of an Aircraft having jurisdiction, the use of such property in the normal course of passenger air transportation of persons shall have been prohibited for a period of six consecutive months, unless such rule, regulation, order or other action shall have prohibited such use with respect to all aircraft of identical make and model registered in the applicable jurisdiction or unless it can be reasonably expected that American (or any Permitted Lessee), prior to the expiration of such six-month period, shall be able to return such property to normal use and American (or any Permitted Lessee) have undertaken, prior to the expiration of such six-month period, all steps that are necessary to permit the normal use of such property by American (or any Permitted Lessee) or, in any event, if such use shall have been prohibited for a period of nine consecutive months; (v) the operation or location of an Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to an Aircraft required by the terms of
Section 5.06 of this Security Agreement, unless American shall have obtained indemnity in lieu thereof from such government; (vi) the theft or disappearance of such property for a period in excess of 180 days; or (vii) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 5.02(a)(vii) of the Security Agreement. An Event of Loss with respect to an Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of such Aircraft unless American elects to substitute a Replacement Airframe pursuant to Section 5.01(n)(v) of the Credit Agreement.

            "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

            "FINANCING DOCUMENTS" means the Credit Agreement, the Notes, the Collateral Documents and the Parent Guaranty.

            "INTERESTS" has the meaning set forth in Section 5.06 of this Security Agreement.

            "LENDER" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "LIEN" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "NOTES" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "PARTS" means any and all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased by American and (c) cargo containers) so long as the same shall be incorporated or installed in or attached to an Airframe or any Engine or so long as the same shall be subject to the Lien of this Security Agreement in accordance with the terms of
Section 5.04 hereof after removal from such Airframe or any such Engine.

            "PAYMENT DEFAULT" means any event which with the lapse of time would become an Event of Default under Section 6.01(a) of the Credit Agreement.

            "PERMITTED AIR CARRIER" has the meaning set forth in Section 5.02(a)(i) of this Security Agreement.

American Airlines - Aircraft Security Agreement

            "PERMITTED COUNTRY" means each of Argentina, Australia, Austria, Bahamas, Belgium, Bermuda Islands, British Virgin Islands, Canada, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Japan, Liechtenstein, Luxembourg, Monaco, Netherlands, New Zealand, Norway, Portugal (including Azores), Singapore, Spain (including Canary Islands), Sweden, Switzerland, United Kingdom and Uruguay.

            "PERMITTED INVESTMENTS" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "PERMITTED LESSEE" means any (a) U.S. Air Carrier, (b) foreign air carrier that is principally based in and a domiciliary of a Permitted Country, or (c) foreign air carrier not described in clause (b) above, if, at the time American enters into a lease with such foreign air carrier, the Agent receives an opinion from counsel to American (which counsel shall be reasonably satisfactory to the Agent) to the effect that (i) there exist no possessory rights in favor of such lessee under the laws of such lessee's country which would, upon bankruptcy or insolvency of or other default by American and assuming that at the time of such bankruptcy, insolvency or other default by American, such lessee is not insolvent or bankrupt, prevent the return of an Engine or an Airframe and each Engine or engine subject to such lease to the Agent in accordance with and when permitted by the terms of Section 7.01 of this Security Agreement upon the exercise by the Agent of its remedies thereunder and
(ii) the terms of this Security Agreement are legal, valid, binding and enforceable in the country in which such foreign air carrier is principally based (subject to customary exceptions); provided that in the case of any such foreign air carrier referred to in clause (b) or (c) above (other than a foreign air carrier principally based in Taiwan), the United States of America maintains full diplomatic relations with the country in which such foreign air carrier is principally based at the time such lease is entered into and such foreign carrier is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person.

            "PERMITTED LIENS" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "PERSON" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PURCHASE AGREEMENT" means, with respect to any Aircraft, the purchase agreement set forth on Schedule 1 for such Aircraft, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "REPLACEMENT AIRCRAFT" means any Unencumbered Stage 3 Aircraft of which a Replacement Airframe is part.

            "REPLACEMENT AIRFRAME" means an airframe (except Engines or engines from time to time installed thereon) constituting part of an Aircraft, which is to be made subject to the Lien of this Security Agreement pursuant to Section 5.01(n) of the Credit Agreement, together with all Parts relating to such aircraft.

American Airlines - Aircraft Security Agreement

            "REPLACEMENT ENGINE" means an engine of make and model suitable for use on any Airframe, which shall have been made subject to the Lien of this Security Agreement pursuant to Section 5.01(n) of the Credit Agreement, together with all Parts relating to such engine.

            "REQUIRED LENDERS" has the meaning set forth in Section 1.01 of the Credit Agreement.

            "REQUIRED COLLATERAL AMOUNT" has the meaning set forth in Section
1.01 of the Credit Agreement.

            "RESPONSIBLE OFFICER" means any senior executive officer, senior accounting officer or treasurer of American, or any vice president, director or managing director of American having responsibility for the administration of this Agreement.

            "SECURED OBLIGATIONS" means (i) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of American) on any Advance under, or any note issued pursuant to, the Credit Agreement, (ii) all other amounts payable by American hereunder or under the Financing Documents and (iii) any renewals or extensions of any of the foregoing, including, in each case, any such amounts whether or not allowed or allowable as a claim in any bankruptcy, insolvency or reorganization proceeding of American.

            "SECURITY AGREEMENT" means this Aircraft Security Agreement between American and the Agent, including all annexes, schedules, exhibits, appendices, supplements and Security Agreement Supplements hereto, all as amended, modified or supplemented in accordance with the applicable provisions hereof and thereof.

            "SECURITY AGREEMENT SUPPLEMENT" means (a) Security Agreement Supplement, substantially in the form of Exhibit A to this Security Agreement and from time to time executed and delivered, which shall describe with particularity the Airframes and the Engines delivered in connection therewith and which creates a security interest in such Airframes and Engines and (b) any other supplement to this Security Agreement from time to time executed and delivered.

            "SECURED PARTIES" means the Lenders and the Agent.

            "TRANSPORTATION CODE" means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended.

            "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

American Airlines - Aircraft Security Agreement

            "U.S. AIR CARRIER" means any United States air carrier as to which there is in force a certificate issued pursuant to the Transportation Code (49 U.S.C. ss.41101-41112) or any successor provision that gives like authority.

            "WARRANTY RIGHTS" means, with respect to any Aircraft, all right and interest of American in, to and under the product assurance provisions of the Purchase Agreement, but only to the extent the same relate to continuing rights of American in respect of any warranty or indemnity, express or implied, as to materials, workmanship or design with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of American in, to and under the Purchase Agreement.

American Airlines - Aircraft Security Agreement

                                                                      SCHEDULE 1

                      Pledged Unencumbered Stage 3 Aircraft

Type                 Year of Mfr.          Reg. Number
----                 ------------          -----------

American Airlines - Aircraft Security Agreement

                                                                      SCHEDULE 2

            Chief Executive                        Jurisdiction of   Organizational
Legal Name     Office        Type of Organization   Organization    Identification #
----------  ---------------  --------------------  ---------------  ----------------

American Airlines - Aircraft Security Agreement

                                                                       EXHIBIT A

                      SECURITY AGREEMENT SUPPLEMENT NO.___

            Security Agreement Supplement No. __, dated __________, 20__ ("SECURITY AGREEMENT SUPPLEMENT") between AMERICAN AIRLINES, INC. ("AMERICAN") and CITICORP USA, INC., not in its individual capacity but solely as Agent under the Security Agreement (each as hereinafter defined).

                              W I T N E S S E T H:

            WHEREAS, the Aircraft Security Agreement, dated as of December 17, 2004 (as amended, modified or supplemented from time to time, the "SECURITY AGREEMENT"), among American, AMR Corporation, the banks, financial institutions and other institutional lenders party thereto, Citicorp USA, Inc., as Agent (the "AGENT"), JPMorgan Chase Bank, N.A., as Syndication Agent and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Joint Book-Running Managers, provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft (such term and other defined terms in the Security Agreement being used herein with the same meanings), and shall specifically grant a security interest in the Aircraft to the Agent for the security and benefit of the Secured Parties; and

            WHEREAS, [American has, as provided in the Security Agreement, heretofore executed and delivered to the Agent Security Agreement Supplement(s) for the purpose of specifically subjecting to the Lien of the Security Agreement certain airframes and/or engines therein described, which Security Agreement Supplement(s) and]o the Security Agreement are dated and have been duly recorded with the FAA as set forth below, to wit:

 Date             Recordation Date         FAA Document Number
 ----             ----------------         -------------------

----------------------
- Use if there has been any other Security Agreement Supplement executed and delivered previously.

American Airlines - Aircraft Security Agreement

            NOW, THEREFORE, to secure the prompt and complete payment (whether at the stated maturity, by acceleration or otherwise), of the Secured Obligations, and in consideration of the premises and of the covenants contained in the Security Agreement and the other Financing Documents, and of other good and valuable consideration given to American by the Agent and the Secured Parties at or before the delivery hereof, the receipt of which is hereby acknowledged, American has granted, bargained, sold, conveyed, transferred, mortgaged, assigned, pledged and confirmed, and does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm, unto the Agent and its permitted successors and assigns, for the security and benefit of the Agent and the Secured Parties, a security interest in, and mortgage lien on, all estate, right, title and interest of American in, to and under, all and singular, each Airframe and Engine described in Annex A attached hereto, whether or not any such Engine shall be installed on any Airframe or any other airframe of any other aircraft, and, to the extent provided in the Security Agreement, all substitutions and replacements of and additions, improvements, accessions and accumulations to the Aircraft, any Airframe, the Engines and any and all Parts relating thereto;

            To have and to hold all and singular the aforesaid property unto the Agent, its permitted successors and assigns, forever, in trust, upon the terms and trusts set forth in the Security Agreement, for the benefit, security and protection of the Secured Parties from time to time, and for the uses and purposes and subject to the terms and provisions set forth in the Security Agreement.

            This Security Agreement Supplement shall be construed as supplemental to the Security Agreement and shall form a part thereof, and the Security Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed and terms not otherwise defined herein shall have the meanings provided in the Security Agreement.

            THIS SECURITY AGREEMENT SUPPLEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

American Airlines - Aircraft Security Agreement

            IN WITNESS WHEREOF, the undersigned have caused this Security Agreement Supplement No. __ to be duly executed by their respective officers thereunto duly authorized, on the day and year first above written.

                                      AMERICAN AIRLINES, INC.

                                      By:___________________________________
                                         Name:
                                         Title:

                                      CITICORP USA, INC., as Collateral Agent

                                      By:___________________________________
                                         Name:
                                         Title:

American Airlines - Aircraft Security Agreement

                     DESCRIPTION OF AIRFRAMES AND ENGINE(1)

                             FAA         Airframe                               Engine
  Airframe     Airframe  Registration  Manufacturer's     Engine     Engine  Manufacturer's
Manufacturer    Model        No.         Serial No.    Manufacturer  Model   Serial No.
------------  ---------  ------------  --------------  ------------  ------  --------------

---------------------------
(1) Each Engine is of 750 or more "rated take-off horsepower" or the equivalent of such horsepower.

American Airlines - Aircraft Security Agreement

                                                                       EXHIBIT E

                                                                  EXECUTION COPY

================================================================================

               SLOT, GATE AND ROUTE SECURITY AND PLEDGE AGREEMENT

                          Dated as of December 17, 2004

                                      from

                            AMERICAN AIRLINES, INC.,

                                   as Grantor

                                       to

                               CITICORP USA, INC.,

                               as Collateral Agent

================================================================================

American Airlines SGR Security Agreement

               SLOT, GATE AND ROUTE SECURITY AND PLEDGE AGREEMENT

      This SLOT, GATE AND ROUTE SECURITY AND PLEDGE AGREEMENT, dated as of December 17, 2004 (this "AGREEMENT"), is made by AMERICAN AIRLINES, INC., a Delaware corporation, as grantor hereunder (in such capacity, the "GRANTOR") to CITICORP USA, INC., acting as collateral agent (in such capacity, the "COLLATERAL AGENT") for the benefit of the Secured Parties (as hereafter defined).

                              W I T N E S S E T H:

      WHEREAS, in connection with the execution and delivery of this Agreement, the Grantor is entering into a Credit Agreement dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"; capitalized terms used but not otherwise defined herein or in Section 16 hereof shall have the meanings ascribed thereto under the Credit Agreement) among the Grantor, as borrower, the Parent Guarantor, the Agent and the Lenders from time to time party thereto; and

      WHEREAS, it is a condition precedent to the making of Advances by the Lenders under the Credit Agreement from time to time that the Grantor shall have granted a security interest in, pledge of and lien on the Collateral as contemplated by this Agreement;

      NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances from time to time, the Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

      Section 1. PLEDGE. The Grantor hereby pledges to the Collateral Agent and grants to the Collateral Agent, in each case for the ratable benefit of the Secured Parties, a security interest in all of the Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Grantor, and whether now or hereafter existing or arising (as limited by the last two sentences of this Section 1, hereinafter, the "Collateral"):

            (a) each and every Narita Route of the Grantor;

            (b) each and every Slot of the Grantor;

            (c) each and every Narita Slot of the Grantor;

            (d) each and every Gate Leasehold of the Grantor;

            (e) each and every Supporting Route Facility of the Grantor; and

            (f) all Proceeds of any kind of any and all of the foregoing (including, without limitation, in the cases of the rights, title and interests in property of the type listed in (a), (b), (c), (d) and (e), above, the proceeds (of any kind) received or to be received by the Grantor upon the transfer or other disposition of such rights, title and interests notwithstanding whether the pledge

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and grant of the security interest in such rights, title and interest is legally effective under applicable law).

Any other provision in this Agreement to the contrary notwithstanding, (1) if a Transfer Restriction would be applicable to the creation of a security interest in any of the right, title or interest described in clauses (b) through (f) of the first sentence of this Section 1, such right, title or interest shall not be subject to the security interest created by this Agreement and shall not be treated as Collateral for purposes hereof and (2) if any Transfer Restriction applies to the transfer or assignment of (but not the creation of a security interest in) any of the property referred to in the preceding clause (1) or in clause (a) of the first sentence of this Section 1, any provision of this Agreement permitting the Collateral Agent to cause the Grantor to transfer or assign to it or any other person any of the Grantor's right, title or interest rights in any such Collateral (and any right the Collateral Agent may have under applicable law to do so by virtue of the security interest granted to it under this Agreement) shall be subject to such Transfer Restriction; provided, however, that following an Event of Default, at the direction of the Collateral Agent, (a) the Grantor shall be required to take all necessary steps to obtain all government and third party approvals and consents in order to transfer the Narita Routes and the Narita Slots and (b) the Grantor shall use its reasonable best efforts to obtain any and all approvals and consents required for the transfer of the Slots, Gate Leaseholds and Supporting Route Facilities. For purposes of this Section, "TRANSFER RESTRICTION" means any restriction or consent requirement relating to the transfer or assignment by the Grantor of, or the grant by the Grantor of a security interest in, any right, title or interest in any type of property or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted transfer or assignment thereof (or the grant of a security interest therein) without the consent of any third party would constitute a violation of the terms under which the Grantor was granted such right, title or interest (or the Grantor's interest in any agreement or license related thereto), entitle any Governmental Authority or third party to terminate or suspend any such right, title or interest (or the Grantor's interest in any agreement or license related thereto), or violate any applicable law, rule or regulation, except, in any case, to the extent such "Transfer Restrictions" shall be rendered ineffective by virtue of Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect, from time to time, in the State of New York, to the extent applicable (or any corresponding sections of the Uniform Commercial Code in a jurisdiction other than the State of New York to the extent applicable).

      Section 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all Obligations of the Grantor now or hereafter existing under the Financing Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS").

      Section 3. NO RELEASE. Nothing set forth in this Agreement shall relieve the Grantor from the performance of any term, covenant, condition or agreement on the Grantor's part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or impose any obligation on the Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on the Grantor's part to be so performed or observed or impose any liability on the Collateral Agent or any Secured Party for any act or omission on the part of the Grantor relating thereto or for any breach of any representation or warranty on the part of the Grantor contained

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

in this Agreement, or in respect of the Collateral or made in connection herewith or therewith. This Section shall survive the termination of this Agreement and the discharge of the Grantor's other obligations hereunder and under the Financing Documents.

      Section 4. REPRESENTATIONS, WARRANTIES, AND COVENANTS. The Grantor represents, warrants and covenants as follows:

            (a) FILINGS. Assuming that the Grantor's rights in the Collateral constitute general intangibles or proceeds thereof, upon the filing of a Uniform Commercial Code financing statement describing such Collateral in the State of Delaware, all filings, registrations and recordings necessary under New York or Delaware to create, preserve, protect and perfect the security interest granted by the Grantor to the Collateral Agent hereby in respect of the Collateral in which the Grantor is permitted by applicable law or contract to grant a security interest have been accomplished and the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Collateral (x) constitutes, and hereinafter will constitute, a perfected security interest therein superior and prior to the rights of all other Persons therein (and subject to the authority of the DOT to amend or withdraw the Narita Routes pursuant to Title 49 and/or the authority of the FAA to withdraw Slots pursuant to Title 49 and Title 14 and the rights of Foreign Aviation Authorities and the rights of other parties with respect to the Gate Leaseholds and Supporting Route Facilities) and subject to no other Liens other than Liens referred to in Section 5.02(a) of the Credit Agreement, and (y) is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code as enacted in any relevant jurisdiction of the United States of America to perfected security interests.

            (b) OWNERSHIP. The Grantor is, and as to Collateral acquired by it from time to time after the date hereof the Grantor will be, the holder of all of such Collateral free from any Lien (other than the Lien and security interests created by this Agreement or the Liens referred to in Section 5.02(a) of the Credit Agreement) and subject to Title 49, Title 14 and the rights of Foreign Aviation Authorities. The Grantor will, at or before the time it subjects any property to the Lien of this Agreement, cause evidence of its title to be duly recorded, filed, or filed for recording, to the extent permitted or required under any applicable law, by the Grantor as holder and owner. The Grantor shall defend the Collateral against any and all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Secured Party (other than Liens referred to in Section 5.02(a) of the Credit Agreement).

            (c) NO COMPETING INTERESTS. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction intended to provide notice of a Lien) covering or purporting to cover any interest of any kind in the Collateral, and so long as the Credit Agreement has not been terminated or any of the Secured Obligations remain unpaid, the Grantor shall not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction intended to provide notice of a
Lien), or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby to the Collateral Agent.

            (d) AS TO SLOTS.

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                  (i) Set forth on Schedule 4(d) is a true, correct and complete list of the Grantor's Slots as of the date of this Agreement, which Schedule
4(d) shall be revised from time to time by the Grantor as provided for in
Section 6(h)(i) of this Agreement.

                  (ii) The Grantor represents and warrants that it holds each of the Slots pursuant to authority granted by the FAA pursuant to Title 14 and that no violation by the Grantor of any terms, conditions or limitations of any rule or regulation of the FAA and DOT regarding such Slots or any applicable provisions of Title 49 and Title 14 has occurred that gives the FAA or the DOT the right to terminate, cancel, withdraw or modify, in any material respect, the rights of the Grantor in any such Slot.

                  (iii) The Grantor represents and warrants that it is utilizing the Slots in a manner consistent in all material respects with applicable laws, regulations and contracts in order to preserve its right to hold and operate the Slots, taking into account any waivers or other relief granted to the Grantor by the FAA. The Grantor has not received any notice from the FAA, and is not aware of any other event or circumstance, that would be reasonably likely to impair, in any material respect, its right to hold and operate the Slots.

            (e) AS TO NARITA SLOTS.

                  (i) Set forth on Schedule 4(e) is a true, correct and complete list of the Grantor's Narita Slots as of the date of this Agreement, which
Schedule 4(e) shall be revised from time to time by the Grantor as provided for in Section 6(h)(i) of this Agreement.

                  (ii) The Grantor represents and warrants that it holds the requisite authority and holds each of the Narita Slots pursuant to authority granted by the applicable Foreign Aviation Authorities and that no violation by the Grantor of any terms, conditions, or limitations of any rule or regulation of the applicable Foreign Aviation Authorities regarding such Narita Slots or any applicable provisions of foreign law has occurred that gives any Foreign Aviation Authorities the right to terminate, cancel, withdraw or modify, in any material respect, the rights of the Grantor in any such Narita Slot.

                  (iii) The Grantor represents and warrants that it is utilizing the Narita Slots in a manner consistent in all material respects with applicable foreign laws, regulations, and contracts in order to preserve its right to hold and operate the Narita Slots. The Grantor has not received any notice from any Foreign Aviation Authorities and is not aware of any other event or circumstance that would be reasonably likely to impair its right to hold and operate in any material respect the Narita Slots.

            (f) AS TO GATE LEASEHOLDS.

                  (i) The Grantor represents and warrants that it holds the requisite authority and holds each of the Gate Leaseholds pursuant to authority granted by the applicable Governmental Authorities, and that no violation by the Grantor of any terms, conditions, or limitations of any rule or regulation of the applicable Governmental Authorities regarding such Gate Leaseholds or any applicable provisions of law has occurred that gives the Governmental Authorities the right to terminate, cancel, withdraw or modify, in any material respect, the rights of the Grantor in any such Gate Leasehold.

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                  (ii) The Grantor represents and warrants that it is utilizing the Gate Leaseholds in a manner consistent in all material respects with applicable laws, regulations and contracts in order to preserve its right to hold and use the Gate Leaseholds. The Grantor has not received any notice from any Governmental Authority and is not aware of any other event or circumstance that would be reasonably likely to impair, in any material respect, its right to hold and use any Gate Leasehold.

            (g) AS TO NARITA ROUTES.

                  (i) Set forth on Schedule 4(g) is a true, correct and complete list of the Grantor's Narita Routes as of the date of this Agreement, which
Schedule 4(g) shall be revised from time to time by the Grantor as provided for in Section 6(h)(ii) of this Agreement.

                  (ii) The Grantor represents and warrants that it holds the requisite authority to operate over each of the Narita Routes pursuant to Title 49, all rules and regulations promulgated thereunder, any provisions of foreign law and applicable treaty and bilateral air transportation agreements (as amended, and including any applicable memorandum of understanding and exchange of notes) that are applicable to it, and the applicable rules and regulations of the FAA, the DOT, any Governmental Authority, and any applicable Foreign Aviation Authorities; and that no violation by Grantor of any terms, conditions or limitations of each certificate, order or authority issued by the DOT or the applicable Foreign Aviation Authorities regarding such Narita Route or any applicable provisions of Title 49 has occurred that gives the FAA, the DOT, any Governmental Authority or the applicable Foreign Aviation Authorities the right to terminate, cancel, withdraw or modify, in any material respect, the rights of the Grantor in any such Narita Route.

                  (iii) The Grantor represents and warrants that it is utilizing the Narita Routes in a manner consistent in all material respects with applicable laws, regulations, foreign law, the provisions of the applicable treaty and bilateral air transportation agreement (as amended, and including any applicable memorandum of understanding and exchange of notes) that are applicable to it, and contracts in order to preserve its right to hold and operate each Narita Route, taking into account any waivers or other relief granted to the Grantor by the DOT and any Foreign Aviation Authorities. The Grantor has not received any notice from the DOT or any Foreign Aviation Authority, and is not aware of any other event or circumstance, that would be reasonably likely to impair, in any material respect, its right to hold and operate any Narita Route.

            (h) AS TO SUPPORTING ROUTE FACILITIES.

                  (i) Within 60 days after the Effective Date, the Grantor shall provide to the Collateral Agent, on Schedule 4(h), a true, correct and complete list of the Grantor's Supporting Route Facilities as of the date of this Agreement, which Schedule 4(h) shall be revised from time to time by the Grantor, at the Grantor's expense, (x) to reflect all Supporting Route Facilities in which the Grantor has or acquires any right, title and interest at any time or (y) upon reasonable request of the Collateral Agent.

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

                  (ii) The Grantor represents and warrants that it holds the requisite authority and holds each of the Supporting Route Facilities pursuant to authority granted by the applicable Foreign Aviation Authorities, and that no violation by the Grantor of any terms, conditions, or limitations of any rule or regulation of the applicable Foreign Aviation Authorities regarding such Supporting Route Facilities or any applicable provisions of foreign law has occurred that gives the applicable Foreign Aviation Authorities the right to terminate, cancel, withdraw or modify, in any material respect, the rights of the Grantor in any such Supporting Route Facilities.

                  (iii) The Grantor represents and warrants that it is utilizing the Supporting Route Facilities in a manner consistent in all material respects with applicable foreign laws, regulations and contracts in order to preserve its right to hold and use such Supporting Route Facilities. The Grantor has not received any notice from any Foreign Aviation Authorities and is not aware of any other event or circumstance that would be reasonably likely to impair, in any material respect, the Grantor's right to hold and use any of the Supporting Route Facilities.

            (i) AUTHORITY AND ACCURACY. The Grantor has full corporate power and authority and legal right to grant a security interest in and pledge all the Collateral pursuant to this Agreement. All information set forth herein relating to the Collateral is accurate and complete in all material respects.

            (j) CONSENTS. No consent of any other party (including, without limitation, stockholders or creditors of the Grantor), and no consent, authorization, approval, or other action by, and (except in connection with the perfection of the Lien created hereby) no notice to or filing with, any Governmental Authority or other Person is required either (i) for the pledge by the Grantor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement or (ii) as of the date of this Agreement, for the exercise by the Collateral Agent of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement; provided, however, that (A) any transfer of Slots is subject to confirmation by the FAA, (B) the transfer of the Narita Routes is subject to approval by the DOT pursuant to Section 41105 of Title 49 and is subject to Presidential review pursuant to Section 41307 of Title 49, (C) the transfer of any Gate Leasehold is subject to the limitations contained in the agreements under which such Gate Leasehold was awarded to the Grantor and the approval rights, if any, of Governmental Authorities and (D) the transfer of the Narita Slots and Supporting Route Facilities may be subject to approval by Foreign Aviation Authorities and, in the case of the Supporting Route Facilities, by the other parties to any contracts or agreements related thereto (it being understood that any reference in clauses (A), (B), (C) and (D) to a "transfer" shall not include and be a reference to a pledge or a grant of a security interest in such items to the extent they are included in Collateral).

            (k) RECOURSE. This Agreement is made with full recourse to the Grantor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of the Grantor contained herein and in the other Financing Documents.

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      Section 5. SUPPLEMENTS, FURTHER ASSURANCES.

            (a) At the request of a Collateral Agent, the Grantor shall promptly execute and deliver to the Collateral Agent, at any time and from time to time, at the expense of the Grantor, instruments and documentation in form and substance reasonably satisfactory to the Collateral Agent, and take all further action, that may be required or that the Collateral Agent reasonably requests, evidencing the security interests granted hereby and providing for the perfection, preservation and protection of such security interests, and enabling the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral; provided that, notwithstanding the foregoing, the Grantor shall not be required to obtain consents from any third parties or Governmental Authorities or to take any action in any jurisdiction outside of the United States that may be required in order to perfect any lien purported to be created hereby in any Collateral. Notwithstanding the foregoing, in the event that there is a change in law after the date of this Agreement that permits the grant or a security interest or affects the ability of the Grantor to provide the Collateral Agent with a perfected lien on any Collateral, the Grantor agrees to take such additional steps as may reasonably be requested by the Collateral Agent to obtain the consent of any appropriate third party, Governmental Authority or any applicable Foreign Aviation Authorities to grant such security interest or to perfect such lien.

            (b) The Grantor shall sign and deliver to the Collateral Agent, and the Grantor further authorizes the Collateral Agent to prepare and file, such financing and continuation statements, in form and substance reasonably acceptable to the Collateral Agent, as may from time to time be necessary to grant, continue and maintain a valid, enforceable, first priority security interest in the Collateral and the other rights, as against third parties provided hereby, all in accordance with the Uniform Commercial Code as enacted in any relevant jurisdiction of the United States. The Grantor shall pay any applicable filing fees and other expenses related to the filing of financing and continuation statements or the expenses for other action taken (whether by a Collateral Agent or by the Grantor upon a Collateral Agent's reasonable request) to perfect under the laws of the United States or any jurisdiction thereof the security interest granted hereunder. The Grantor hereby authorizes the Collateral Agent to file any financing or continuation statements without the signature of the Grantor when permitted by law.

            (c) Upon the Parent Guarantor acquiring any right, title or interest in or to any Collateral, the Grantor shall cause such Parent Guarantor to become a party to this Agreement the result of which shall be that such Parent Guarantor shall have pledged to the Collateral Agent, and granted the Collateral Agent, a duly perfected first priority security interest in and to such Collateral, to the same extent and subject to the same terms and conditions as the Grantor is subject hereunder.

      Section 6. AFFIRMATIVE COVENANTS AND PROVISIONS CONCERNING COLLATERAL.

            (a) (i) SLOTS.

                        (x) Except as otherwise provided in Sections 6(a), (f) or (g) of this Agreement, the Grantor will do or cause to be done all commercially reasonable things necessary to preserve and keep in full force and effect its rights in and to use its Slots, including,

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

but not limited to, satisfying the Use or Lose Rule and utilizing the Slots in a manner consistent in all material respects with applicable law, regulations and contracts in order to preserve its right to hold and operate the Slots except where the failure to do so could not reasonably be expected to have a material adverse effect on the value of the related Narita Route. Without in any way limiting the foregoing, the Grantor shall promptly take all commercially reasonable steps as may be necessary now or in the future to maintain, renew and obtain the rights, licenses, authorizations or certifications as are necessary to the continued and future holding and operation by the Grantor of its Slots except where the failure to do so could not reasonably be expected to have a material adverse effect on the value of the related Narita Route.

                        (y) The Grantor shall provide to the Collateral Agent, concurrently with the quarterly certificates required to be provided to the Agent pursuant to Section 5.01(a)(iii) of the Credit Agreement (i) a copy of every report on slot utilization filed with the FAA during the preceding calendar quarter pursuant to applicable law and, if reasonably requested by the Collateral Agent, a summary thereof as it relates to the Slots, in a format reasonably acceptable to the Collateral Agent; and (ii) a certificate of a Responsible Officer of the Grantor stating whether or not the Grantor has satisfied the Use or Lose Rule with respect to each FAA reporting period for which slot utilization reports were required to be delivered to the FAA during such calendar quarter for each Slot identified on Schedule 4(d) of this Agreement, as the same shall be amended from time to time pursuant to Section 6(h)(i) of this Agreement.

                  (ii)  NARITA SLOTS.

                        (x) Except as otherwise provided in Sections 6(a), (f) or (g) of this Agreement, the Grantor will do or cause to be done all commercially reasonable things necessary to preserve and keep in full force and effect its rights in and to use its Narita Slots, including, but not limited to, utilizing the Narita Slots in a manner consistent in all material respects with applicable foreign laws, regulations and contracts in order to preserve its right to hold and operate the Narita Slots except where the failure to do so could not reasonably be expected to have a material adverse effect on the value of any Narita Route. Without in any way limiting the foregoing, the Grantor shall promptly take all commercially reasonable steps as may be necessary, now or in the future to maintain, renew and obtain the rights, licenses, authorizations or certifications as are necessary to the continued and future holding and operation by the Grantor of its Narita Slots except where the failure to do so could not reasonably be expected to have a material adverse effect on the value of any Narita Route.

                        (y) The Grantor shall provide to the Collateral Agent concurrently with the quarterly certificates required to be provided to the Agent pursuant to Section 5.01(a)(iii) of the Credit Agreement, (i) a certificate of a Responsible Officer of the Grantor stating whether or not (A) the Grantor has satisfied the applicable utilization requirement for each Narita Slot identified on Schedule 4(e) of this Agreement, as the same shall be amended from time to time pursuant to Section 6(h)(i) of this Agreement, for the most recently ended IATA scheduling season and (B) the Grantor is conducting its operations in a manner such that the Grantor should be able to meet the applicable utilization requirement in order to retain its right to each such Narita Slot in the next comparable IATA scheduling season; and (ii) for each such Narita Slot listed on Schedule 4(e), as such Schedule shall be updated from time to time pursuant to Section 6(h)(i) of this Agreement, a Narita Slot Utilization Report.

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

            (b) GATE LEASEHOLDS. The Grantor will make all payments and otherwise perform all material obligations in respect of each of its Gate Leaseholds to the extent necessary to keep each such Gate Leasehold in full force and effect and to prevent such leases from lapsing or terminating or allowing any rights to renew any such Gate Leasehold to be forfeited or cancelled, and further will utilize each such Gate Leasehold in a manner sufficient to comply in all material respects with applicable lease provisions governing such Gate Leasehold except, in each case, where the failure to do so could not reasonably be expected to have a material adverse effect on the value of the related Narita Route.

            (c) NARITA ROUTES AND SUPPORTING ROUTE FACILITIES.

                  (i) Except as otherwise provided in Sections 6(e) or (k), the Grantor will do or cause to be done all commercially reasonable things necessary to preserve and keep in full force and effect its material rights in, and to use and hold, its Narita Routes and Supporting Route Facilities, including, but not limited to, utilizing and making the requisite filings regarding the Narita Routes and Supporting Route Facilities in a manner consistent in all material respects with Title 49, the rules and regulations promulgated thereunder, any provisions of foreign law, treaty and bilateral air transportation agreements (as amended, and including any applicable memorandum of understanding and exchange of notes) that are applicable to it, and applicable rules and regulations of the FAA, the DOT, any Governmental Authority and any applicable Foreign Aviation Authorities, except, with respect to the Supporting Route Facilities, in each case where the failure to do so could not reasonably be expected to have a material adverse effect on the value of any Narita Route.

                  (ii) Without in any way limiting the foregoing, the Grantor shall promptly take (x) all such commercially reasonable steps as may be necessary or, in the reasonable judgment of the Collateral Agent, advisable, to maintain or to renew its authority to operate each such Narita Route from the DOT, any Governmental Authority, and any applicable Foreign Aviation Authorities, within a reasonable time prior to the expiration of such authority (as prescribed by regulation or law, if any), and notify the Collateral Agent of the status of such renewal and (y) all such other steps as may be necessary to maintain, renew and obtain any and all Supporting Route Facilities as needed for the continued and future operations of the Grantor over the Narita Routes, which are now allocated or possessed, or as may hereafter be allocated or acquired, except, with respect to the Supporting Route Facilities, in each case where the failure to do so could not reasonably be expected to have a material adverse effect on the value of any Narita Route.

                  (iii) The Grantor shall promptly provide copies to the Collateral Agent of (x) all filings made with the DOT, any Governmental Authority and Foreign Aviation Authorities to preserve and maintain the Narita Routes and Supporting Route Facilities, (y) each certificate or order issued by the DOT, any Governmental Authority and any applicable Foreign Aviation Authorities with respect to the Narita Routes and the Supporting Route Facilities, and (z) any notices received from the DOT, any Governmental Authority and any applicable Foreign Aviation Authorities notifying the Grantor of an event which could reasonably be expected to have a material adverse effect upon any of the Narita Routes or any of the Supporting Route Facilities.

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

                  (iv) The Grantor shall pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain in accordance with this Agreement the Grantor's rights in the Narita Routes and Supporting Route Facilities.

                  (v) Concurrently with the quarterly certificates required to be provided to the Agent pursuant to Section 5.01(a)(iii) of the Credit Agreement the Grantor shall provide to the Collateral Agent (x) a certificate of a Responsible Officer of the Grantor stating whether or not (A) the Grantor has discontinued, suspended or otherwise interrupted service on any of the Narita Routes during the most recently ended calendar quarter for more than seven (7) days and (B) the Grantor is conducting its operations in a manner such that the Grantor should be able to meet the applicable utilization requirement in order to retain its right to use each such Narita Route in the next calendar quarter, and (y) a report, in format reasonably acceptable to the Collateral Agent, showing for each day in the most recently ended calendar quarter, the number of flights operated by the Grantor between the United States and Tokyo, Japan.

            (d) NO LIENS. The Grantor shall not create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement or except as otherwise permitted by the Credit Agreement.

            (e) TRANSFERS OR MODIFICATIONS OF NARITA ROUTES. (i) The Grantor shall not be entitled to transfer or otherwise dispose of its rights in any Narita Route without the express written consent and approval of the Collateral Agent and the Required Lenders; provided that the Grantor may, with 30 days' prior written notice to the Collateral Agent (or such lesser period as may be acceptable to the Collateral Agent), (A) transfer or dispose of any of its rights in a Narita Route to another air carrier (x) if such transfer or disposition has been consented to by the Agent pursuant to Section 5.02(c)(iii) of the Credit Agreement or (y) to the extent that such transfer or disposition is made in exchange for another operating authority for scheduled service between the United States and Tokyo, Japan of reasonably equivalent value to the Grantor (as determined in the exercise of reasonable good faith by the Grantor) and such new operating authority (subject to the limitations set forth in the last two sentences of Section 1 hereof) shall become part of the Collateral; (B) modify any Narita Route to change the city in the United States to which scheduled service from Tokyo, Japan is authorized so long as the Grantor has determined in the exercise of reasonable good faith that the new route would be of reasonably equivalent value and such modified operating authority and related frequencies shall remain part of the Collateral; or (C) transfer or otherwise dispose of its rights in Supporting Route Facilities that are surplus or excess, to the extent that such transfer or disposition could not reasonably be expected to have a material adverse effect (as determined in the exercise of reasonable good faith by the Grantor) on the value of the Narita Routes taken as a whole; provided, that no less than 30 days (or such lesser period as may be acceptable to the Collateral Agent) prior to any such transfer, disposition or modification, the Grantor shall provide to the Collateral Agent all information reasonably necessary for the Collateral Agent to determine compliance with this
Section 6(e).

                  (ii) Notwithstanding any other provision of this Agreement, if at any time the number of frequencies, exemption and certificate authorities included in the Grantor's Narita Routes are less than forty-one (41) per week (the "REQUIRED NARITA ROUTE FREQUENCY

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

AMOUNT") and the Grantor then holds, or subsequently acquires, additional frequencies, exemption or certificate authorities related to the right to operate scheduled service between the United States and Tokyo, Japan, the Grantor shall cause such operational authorities (subject to the limitations set forth in the last two sentences of Section 1 hereof) to become part of the Collateral hereunder, but in any case only as necessary so that the number of frequencies, exemption and certificate authorities applicable to the Grantor's Narita Routes are not less than the Required Narita Route Frequency Amount.

            (f) TRANSFERS OF SLOTS AND NARITA SLOTS. (i) Notwithstanding anything to the contrary herein contained, the Grantor shall be entitled, subject to Section 6(g) of this Agreement, (x) to permanently transfer or otherwise dispose of its rights in its Slots and Narita Slots to the extent such transfer or disposition is made in exchange for a Slot or, if applicable, a Narita Slot of reasonably equivalent value (as determined in the exercise of reasonable good faith by the Grantor), (y) to temporarily transfer its rights to operate a Slot or a Narita Slot pursuant to a routine trade of such Slot or Narita Slot to another Certificated Air Carrier, Commuter Air Carrier (as defined in Part 298 of Title 14) or a foreign air carrier, including a code-share or alliance partner, in the ordinary course of the Grantor's business where such Slot or Narita Slot is intended to be returned to the Grantor at the end of the then applicable summer or winter season or (z) transfer or dispose of any of its rights in a Slot or a Narita Slot if such transfer or disposition has been consented to by the Agent pursuant to Section 5.02(c)(iii) of the Credit Agreement. Following any such transfer or other disposition, the Grantor shall provide the Collateral Agent with all information reasonably necessary for the Collateral Agent to determine the Grantor's compliance with this Section 6(f). A permanent trade or exchange of Slots or Narita Slots under this Section is subject to the requirements of Section 6(g) with respect to the slots received by the Grantor in replacement of the slots exchanged or traded. A temporary trade or exchange of Slots or Narita Slots under this Section must provide for sufficient oversight by the Grantor to ensure that the temporary operator of such Slots or Narita Slots is utilizing them in a manner consistent with applicable laws, regulations, contracts, and foreign laws in order to preserve the right of the Grantor to hold, and the right of the Grantor to operate, such Slots or Narita Slots.

                  (ii) Notwithstanding any other provision of this Agreement, if at any time the number of Narita Slots that the Grantor owns, holds or has the right to use in respect of the Narita Routes is less than eighty-two (82) per week (the "Required Narita Slot Amount") and the Grantor then holds, or subsequently acquires, additional operational authorities to conduct landing or takeoff operations at Narita Airport, Tokyo, Japan, the Grantor shall cause such operational authorities (subject to the limitations set forth in the last two sentences of Section 1 hereof) to become part of the Collateral hereunder, but in any case only as necessary so that the number of Narita Slots again equals the Required Narita Slot Amount.

            (g) REPLACEMENT OF SLOTS AND NARITA SLOTS.

                  (i) The Grantor may, to the extent permitted hereunder and subject to the limitations set forth in this Agreement and the Credit Agreement and this Section 6(g), replace any Slot and/or Narita Slot with one or more Replacement Slots through the transfer of slots or the substitutions for such Slot or Narita Slot of another slot owned by Grantor of reasonably equivalent value for the related Narita Route, provided, that, on the date of such replacement, no Event of Default shall have occurred and be continuing, and provided further

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that a Slot can only be replaced by another Slot and a Narita Slot can only be replaced by another Narita Slot.

                  (ii) Upon the Grantor having received a Replacement Slot, the Lien of this Agreement shall continue with respect to each such Replacement Slot as though no replacement had occurred. The Collateral Agent shall, at the cost and expense of the Grantor, release from the Lien of this Agreement each replaced Slot or Narita Slot (and any related Collateral) upon the occurrence of the replacement (including satisfaction of each condition for replacement provided for or referred to in Section 6(g)(iii)) by executing and delivering to the Grantor such documents and instruments, prepared at the Grantor's expense, as the Grantor may reasonably request to evidence such release.

                  (iii) The Grantor's right to effect a replacement under
Section 6(g)(i) hereof shall be subject to the fulfillment, at the Grantor's sole cost and expense and in addition to the conditions contained in such
Section 6(g)(i), of each of the following conditions precedent:

                        A. Each Replacement Slot is of reasonably equivalent value (as determined in the exercise of reasonable good faith by the Grantor) to the Slot or Narita Slot being replaced thereby;

                        B. The Collateral Agent shall have received a certificate of a Responsible Officer of the Grantor stating (x) that on the replacement date no Event of Default shall have occurred and be continuing, (y) each of the conditions specified in this Section 6(g)(iii) with respect to such Replacement Slot has been satisfied and (z) all the material licenses, permits, authorizations, exemptions, certificates of compliance, certificates of public convenience and necessity, and other certificates (including, without limitation, air carrier operating certificates and operations specifications issued by the FAA pursuant to 14 C.F.R. Parts 119 and 121, if applicable) which are required by the DOT or the FAA and which are adequate for the Grantor to use the Replacement Slot are in full force and duly issued to the Grantor, and in the case of Narita Slots all of the material licenses, permits, authorizations, exemptions, certificates of compliance, certificates of public convenience and necessity, and other certificates, issued by Foreign Aviation Authorities and which are adequate for the Grantor to use the Replacement Slot are in full force and duly issued to the Grantor;

                        C. The Grantor shall take all necessary steps required under the laws of any jurisdiction of the United States of America to cause each Replacement Slot to be subject to the Lien of this Agreement, free and clear of any Liens (other than Liens referred to in Section 5.02(a) of the Credit Agreement);

                        D. The Grantor shall have been duly authorized to hold each Replacement Slot pursuant to authority granted by the FAA pursuant to Title 14 or Foreign Aviation Authorities;

                        E. The Grantor shall have caused evidence of its right to hold each Replacement Slot to be duly confirmed, recorded, filed, or filed for recording with the FAA or Foreign Aviation Authorities, to the extent customary and permitted or required under any applicable law or regulations; and

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                        F. The Collateral Agent shall have received from the
Grantor such documents and evidence with respect to the Grantor as the Collateral Agent may reasonably request in order to establish the consummation of the transactions contemplated by this Section 6(g), and evidence of taking of all necessary corporate action in connection therewith and compliance with the conditions set forth in this Section 6(g), in each case in form and substance reasonably satisfactory to the Collateral Agent.

            (h) UPDATED SCHEDULES.

                  (i) SLOTS/NARITA SLOTS. The Grantor shall deliver or cause to be delivered to the Collateral Agent, at the Grantor's expense, updated Schedules 4(d) and 4(e) to replace the then-existing Schedules 4(d) and 4(e) within ten (10) Business Days after (i) the Grantor has or acquires any right, title, and interest at any time in any "slot" that is required to be a Slot or Narita Slot; (ii) the allocation to, or the acquisition by, the Grantor of any permanent "slot" that is required to be a Slot or Narita Slot; (iii) any permanent disposition or transfer by the Grantor of any Slot or Narita Slot permitted pursuant to the terms of the Credit Agreement and this Agreement; or
(iv) any reasonable request by the Collateral Agent to update such Schedules 4(d) and 4(e).

                  (ii) NARITA ROUTES. The Grantor shall deliver or cause to be delivered to the Collateral Agent, at the Grantor's expense, an updated Schedule 4(g) to replace the then-existing Schedule 4(g) within ten (10) Business Days after (i) the allocation to, the acquisition by, or award to the Grantor of any scheduled air carrier service operating authority between the United States and Japan in exchange for, or replacement of, any existing Narita Route pursuant to the terms of this Agreement; (ii) any permanent disposition, transfer or discontinuance by the Grantor of any Narita Route permitted pursuant to the terms of the Credit Agreement and this Agreement; or (iii) any reasonable request by the Collateral Agent to update such Schedule 4(h).

            (i) NOTICE OF VIOLATIONS OF LAWS AND REGULATIONS. The Grantor agrees to give the Collateral Agent notice of any material violations of any applicable laws, rules, or regulations (collectively, the "REQUIREMENTS") (whether presently in effect or hereinafter enacted, passed, promulgated, made, issued or adopted by the DOT, FAA, any Governmental Authority or Foreign Aviation Authorities) affecting the Collateral or the Grantor's use thereof, by sending within ten (10) business days after service upon, or receipt by, an SGR Responsible Officer of the Grantor, a copy of each and every one thereof to the Collateral Agent. At the same time, the Grantor will inform the Collateral Agent as to the work or steps which the Grantor proposes to do or take in order to correct the violation. Notwithstanding the foregoing, however, if such work or step would require any alterations which would, in the Grantor's reasonable opinion, reduce the value of the Collateral, the Grantor may defer compliance therewith, as long as such deferral is consistent with applicable law in order that the Grantor may, at the Grantor's expense, contest or seek modification of or other relief with respect to such Requirements so long as such contest or the seeking of such relief does not involve any substantial danger of the sale, forfeiture or loss of the related Collateral.

            (j) NOTICE OF CHANGES IN LAWS AND REGULATIONS. The Grantor agrees to use reasonable best efforts to give the Collateral Agent notice of any material changes in applicable Requirements affecting the Collateral or the Grantor's use thereof, by sending within thirty (30) days after service upon, receipt by, or after

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

the same otherwise comes to the attention of an SGR Responsible Officer of the Grantor, a copy of each and every such change to the Collateral Agent.

            (k) MODIFICATION OR DISCONTINUANCE OF NARITA ROUTES. Nothing in this Agreement shall be interpreted to prevent the Grantor from modifying, suspending or discontinuing service on any of the Narita Routes or the use of any of the Supporting Route Facilities due to a determination made by the Grantor that it is commercially reasonable to do so; provided, however, that (x) should the Narita Route on which service is to be or has been discontinued, suspended or materially modified be subject to a dormancy provision, reallocation, or withdrawal by the DOT, the Grantor shall use commercially reasonable efforts to avoid the loss of such Narita Route for dormancy or the reallocation of such Route; and (y) the Grantor shall not discontinue service over any Narita Route without having given the Collateral Agent at least thirty (30) days' prior written notice thereof. If the Grantor suspends service over any Narita Route, it shall promptly provide the Collateral Agent with notice of such suspension and, at the further request of the Collateral Agent, an explanation of the circumstances that have caused such suspension.

      Section 7. COLLATERAL AGENT APPOINTED.

            (a) ATTORNEY-IN-FACT. The Grantor hereby irrevocably appoints the Collateral Agent the Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest) with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (i) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (ii) to receive, endorse, and collect any instruments and documents in connection with clause (i) above;

                  (iii) to receive, endorse and collect all instruments made payable to the Grantor representing any distribution in respect of the Collateral or any part thereof and to give full discharge for the same; and

                  (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

            (b) COLLATERAL AGENT'S DUTIES. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the Secured Parties in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by the Collateral Agent hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral,

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

whether or not the Collateral Agent has or has been or is deemed to have knowledge of such matters.

      Section 8. COLLATERAL AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein within a reasonable time after receipt of a written request to do so from the Collateral Agent, the Collateral Agent may perform, or cause performance of, such agreement, and the reasonable expenses of the Collateral Agent, including, but not limited to, the reasonable fees and expenses of counsel, incurred in connection therewith, shall be payable by the Grantor and shall be considered Secured Obligations.

      Section 9. EVENTS OF DEFAULT, REMEDIES.

            (a) EVENTS OF DEFAULT. It shall be an Event of Default hereunder if under the Credit Agreement an "Event of Default" shall occur.

            (b) REMEDIES; OBTAINING THE COLLATERAL UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent may, at any time or from time to time during such Event of Default:

                  (i) Declare the entire right, title and interest of the Grantor in and to each Slot vested, subject to the requirements imposed by Title 49, Title 14, the FAA and other provisions of applicable law, in which event such rights, title and interest shall immediately vest in the Collateral Agent, in which case the Collateral Agent may or may cause the Grantor to effectuate the transfer of any or all of the Slots and the Grantor agrees to execute and deliver such transfer documents, deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA or any other Governmental Authority having jurisdiction over any such Slot or the use thereof) and take such other actions and use its best efforts as shall be required or requested by the Collateral Agent in order to legally effectuate the transfer of such Slots, together with copies of the certificates, confirmations, notices or orders issued by the FAA representing same and any other rights of the Grantor with respect thereto, to any designee or designees selected by the Collateral Agent and confirmed by the FAA; it being understood that, as of the date hereof, transfers of Slots must accommodate the FAA requirement that such Slots be used only by air carriers generally; it being further understood that the Grantor's obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Grantor of said obligations;

                  (ii) In the Collateral Agent's sole discretion, but subject to the provisions of applicable law, such Collateral Agent may use the blank, undated, signed Slot transfer documents held in escrow (in the form of Exhibit I hereto) as a means to effectuate a transfer as contemplated herein;

                  (iii) Declare, to the extent permitted by foreign law, IATA guidelines or regulations, the entire right, title and interest of the Grantor in and to each Narita Slot vested, subject to the requirements imposed by foreign law and Foreign Aviation Authorities, in which event such rights, title and interest shall immediately vest in the Collateral Agent, in which case

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

the Collateral Agent may or may cause the Grantor to effectuate the transfer of any or all of the Narita Slots as may be required under foreign law, IATA guidelines or regulations and the Grantor agrees to execute and deliver such transfer documents, deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the Foreign Aviation Authorities or any other Governmental Authority having jurisdiction over any such Narita Slot or the use thereof) and take such other actions and use its best efforts (including seeking the assistance of the U.S. Government) as shall be required or requested by the Collateral Agent in order to legally effectuate the transfer of such Narita Slots; it being understood that, with respect to each Narita Slot, if any of the foregoing is not permitted under applicable law, foreign law, IATA guidelines or regulations, the Collateral Agent for the ratable benefit of the Secured Parties shall nevertheless continue to have all of the Grantor's right, title and interest in and to all of the proceeds (of any kind) received or to be received by the Grantor upon the transfer or other disposition of the Collateral; it being further understood that where it is permitted under applicable law, IATA guidelines or regulations, the Grantor's obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, to the extent permitted by applicable law, the Collateral Agent shall be entitled to a decree requiring specific performance by the Grantor of said obligations;

                  (iv) Declare the entire right, title and interest of the Grantor in and to each Narita Route and the Supporting Route Facilities, vested, subject to the requirements imposed by Title 49, the DOT, and Foreign Aviation Authorities and other provisions of applicable law, in which event such rights, title and interest shall immediately vest in the Collateral Agent, and, whether or not such vesting is legally effective, the Grantor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments (including any notices or applications to the DOT, FAA, applicable Foreign Aviation Authorities or any Governmental Authority having jurisdiction over any such Narita Route or Supporting Route Facilities, or the use thereof) and take such other actions and use its best efforts (including seeking the assistance of the U.S. Government) as shall be required or requested by the Collateral Agent in order to legally effectuate the transfer of such Narita Routes and Supporting Route Facilities, together with copies of the certificates or orders issued by the DOT and the Foreign Aviation Authorities representing the same and any other rights of the Grantor with respect thereto, and to use its best efforts to transfer, assign or convey all of the Narita Routes and the Supporting Route Facilities associated with, or related to, the Grantor's operation of the applicable Narita Route, to any designee or designees selected by the Collateral Agent and approved by the DOT and to the extent necessary, by any Foreign Aviation Authorities, it being understood that, with respect to each Narita Route and the Supporting Route Facilities, if any of the foregoing is not permitted under applicable law, foreign law, IATA guidelines or regulations, the Collateral Agent for the ratable benefit of the Secured Parties shall nevertheless continue to have all of the Grantor's right, title and interest in and to all of the proceeds (of any kind) received or to be received by the Grantor upon the transfer or other disposition of the Collateral; it being further understood that (x) as of the date hereof, the transfer of any Narita Route (but not a pledge or the grant of a security interest therein) is subject to approval by the DOT pursuant to Section 41105 of Title 49 and the President pursuant to Section 41307 of Title 49, and that pursuant to such provisions the Narita Routes may be transferred only to one or more Certificated Air Carriers and (y) where it is permitted under applicable law, IATA guidelines or regulations, the Grantor's obligation to deliver such Collateral and such documents and

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

instruments with respect thereto, including to use its best efforts to transfer, assign or convey all of its right, title and interest in and to the Narita Routes and the Supporting Route Facilities is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, to the extent permitted by applicable law, the Collateral Agent shall be entitled to a decree requiring specific performance by the Grantor of said obligations;

                  (v) Declare the entire right, title and interest of the Grantor in and to each Gate Leasehold vested, in which event such rights, title and interest shall immediately vest in the Collateral Agent, and, whether or not such vesting is legally effective, the Grantor agrees to execute and deliver such deeds of conveyance, assignments and other documents or instruments and take such other actions as shall be required or requested by the Collateral Agent in order to legally effectuate the transfer of such Gate Leasehold, to any designee or designees selected by the Collateral Agent and to use its best efforts to effect such transfer; it being understood that if any of the foregoing is not permitted under applicable law, the Collateral Agent for the ratable benefit of the Secured Parties shall nevertheless continue to have all of the Grantor's right, title and interest in and to all of the proceeds (of any kind) received or to be received by the Grantor upon the transfer or other disposition of the Collateral; it being further understood that any such Gate Leasehold transfer may be subject to the approval or consent of the relevant airport authority, airport operator, or Governmental Authority; and it being further understood that where it is permitted under applicable law, IATA guidelines or regulations, the Grantor's obligation to deliver such Collateral and such documents and instruments with respect thereto is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, to the extent permitted by applicable law, the Collateral Agent shall be entitled to a decree requiring specific performance by the Grantor of said obligations;

                  (vi) Sell, transfer, lease or otherwise liquidate, or direct the Grantor to sell, transfer, lease or otherwise liquidate, any or all of the Collateral or any part thereof, subject to the requirements imposed by Title 14, Title 49, the FAA, the DOT and Foreign Aviation Authorities and other provisions of applicable law and take possession of the Proceeds of any such sale transfer, lease or liquidation; and

                  (vii) Direct the Grantor to deposit, in the Cash Collateral Account or such other account as identified by the Collateral Agent from time to time, any Proceeds of the Collateral, and the Grantor hereby agrees to do so immediately upon receipt by the Grantor of such direction by the Collateral Agent.

            (c) REMEDIES; DISPOSITION OF THE COLLATERAL.

                  (i) The Collateral Agent shall, from time to time exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and to the extent not in violation of applicable law, including Title 14 and Title 49, and subject to the approval of the DOT and/or the FAA and/or Foreign Aviation Authorities or their respective successors or nominees, all the rights and remedies of a secured party on default under the UCC in effect in all relevant jurisdictions at the time of an Event of Default and the Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at a Collateral Agent's office or elsewhere, for cash, on credit or for future

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

delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. To the extent not inconsistent with Title 49, Title 14, the DOT, the FAA requirements and other requirements of applicable United States and foreign law, the Collateral Agent or any other Secured Party may be the purchasers of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Grantor agrees that at least ten (10) days' advance notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

                  (ii) Except as otherwise provided herein, the Grantor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with a Collateral Agent's taking possession or a Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Grantor would otherwise have under law, and the Grantor hereby further waives to the fullest extent permitted by applicable law: (x) all damages occasioned by such taking of possession; (y) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and
(z) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under the Grantor.

            (d) CONTINUING USE DURING REMEDIES. In the event that the Collateral Agent invokes its rights or remedies under (b) or (c) of this Section, the Grantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its material rights in, and to use and hold, its Narita Routes, Slots, Narita Slots, Gate Leaseholds, and Supporting Route Facilities until the Collateral Agent is able to complete the transfer or otherwise dispose of such Narita Routes, Slots, Narita Slots, Gate Leaseholds, and Supporting Route Facilities.

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      Section 10. APPLICATION OF PROCEEDS.

      All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies as a secured party as provided in Section 9 of this Agreement shall be held by the Collateral Agent as collateral for, and then at any time thereafter shall, as determined by the Collateral Agent, be applied in whole or in part against, all or any part of the Secured Obligations in such order as provided for in Section 2.11(e) of the Credit Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomever may be at such time lawfully entitled to received such surplus.

      Section 11. NO WAIVER, DISCONTINUANCE OF PROCEEDING.

            (a) Each and every right, power and remedy hereby specifically given to the Collateral Agent or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Agreement, the Credit Agreement or the other Financing Documents now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Secured Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any default or Event of Default or an acquiescence therein. No notice to or demand on the Grantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit, to the extent permitted by applicable law, the Collateral Agent may recover reasonable expenses, including reasonable attorneys' fees, and the amounts thereof shall be included in such judgment.

            (b) In the event the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement, the Credit Agreement or the other Financing Documents by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the Grantor, the Collateral Agent and each holder of any of the Secured Obligations shall to the extent permitted by applicable law be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

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

      Section 12. INDEMNITIES AND EXPENSES.

            (a) The Grantor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (b) The Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of the Grantor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by the Grantor to perform or observe any of the provisions hereof.

            (c) The Grantor agrees that neither the Collateral Agent nor any of the Secured Parties shall assume, or shall have responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by the Grantor, and except as the same may have resulted from the gross negligence or willful misconduct of the Collateral Agent or such Secured Party finally determined by a court of competent jurisdiction, the Grantor hereby agrees to indemnify and hold the Collateral Agent harmless with respect to any and all claims by any person relating thereto.

            (d) If and to the extent that the obligations of the Grantor under this Section 12 are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

            (e) Any amounts paid by any Indemnified Party as to which such Indemnified Party has the right to reimbursement shall constitute Secured Obligations. The indemnity obligations of the Grantor contained in this Section 12 shall continue in full force and effect notwithstanding the full payment of the Credit Agreement and the payment of all other Secured Obligations and notwithstanding the discharge thereof.

      Section 13. AMENDMENTS, ETC. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated unless the same shall be in writing and signed and delivered by the Collateral Agent and the Grantor, subject to the requirements set forth in Section 9.01 of the Credit Agreement.

      Section 14. SECURITY INTEREST ABSOLUTE. The obligations of the Grantor hereunder shall remain in full force and effect without regard to, and shall not be impaired by: (i) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in

American Airlines SGR Security Agreement respect of this Agreement or any other Financing Document, except as specifically set forth in a waiver granted pursuant to Section 13; (ii) any amendment to or modification of any Financing Document or any security for any of the Secured Obligations, whether or not the Grantor shall have notice or knowledge of any of the foregoing, except as specifically set forth in an amendment or modification executed pursuant to Section 13; (iii) any lack of validity or enforceability of any Financing Document or any other agreement or instrument relating thereto; or (iv) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantor.

      Section 15. TERMINATION; RELEASE.

            (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Grantor, its successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each of the Secured Parties and their respective successors, transferees and assigns. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Collateral Agent will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

            (b) In the event that any part of the Collateral of the Grantor (i) is disposed of in connection with a disposition permitted by the Credit Agreement or this Agreement or (ii) is otherwise released pursuant to the terms and conditions of the Credit Agreement and, in the case of a sale or sales contemplated by clause (i) above, the proceeds of such sale or sales are applied in accordance with the terms herein and of the Credit Agreement, such Collateral will be sold free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of the Grantor, will duly assign, transfer and deliver to the Grantor (without recourse and without any representation or warranty) such of the Collateral of the Grantor as is then being (or has been) so sold or released and has not theretofore been released pursuant this Agreement.

            (c) Except as may be otherwise provided in the Credit Agreement, at any time that the Grantor desires that the Collateral of the Grantor be released as provided in the foregoing Sections 15(a) or (b), the Grantor shall deliver to the Collateral Agent a certificate signed by a Responsible Officer stating that the release of the respective Collateral is permitted pursuant to Sections 15(a) or (b). If requested by the Collateral Agent, the Grantor shall furnish appropriate legal opinions (from counsel, which may be in-house counsel, acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted by this Section 15.

      Section 16. DEFINITIONS. Except as otherwise defined in this Agreement, including this Section 16, terms defined in the Credit Agreement, as applicable, shall be used herein as therein defined. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and

American Airlines SGR Security Agreement

"including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Schedules shall be construed to refer to Articles and Sections of, and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The following terms shall have the following meanings:

      "CERTIFICATED AIR CARRIER" means a United States Citizen that is an "air carrier" within the meaning of Section 40102 of Title 49, holding a certificate under Section 41102 of Title 49 and an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 or any analogous successor provision of the U.S.C., for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

      "COLLATERAL" has the meaning set forth in Section 1 hereof.

      "DOT" means the United States Department of Transportation.

      "FAA" means the Federal Aviation Administration.

      "FOREIGN AVIATION AUTHORITIES" means any foreign governmental, quasi-governmental, regulatory or other agencies or public corporations or private entities which exercise jurisdiction over the issuance or authorization
(i) to serve any foreign point on each of the Narita Routes and/or (ii) to conduct operations related to the Narita Routes and Supporting Route Facilities and/or (iii) to hold and operate any Narita Slots.

      "GATE LEASEHOLDS" means all of the right, title, privilege, interest, and authority now or hereafter acquired or held by the Grantor (or, if applicable, the Parent Guarantor) in connection with the right to use or occupy space at each U.S. airport covered by the Narita Routes to the extent necessary for servicing the permitted scheduled air carrier service authorized by the Narita Routes related to that airport.

      "GOVERNMENTAL AUTHORITY" means any Federal, state, municipal or other governmental or quasi-governmental department, commission, board, bureau, agency, administration or instrumentality or any court, in each case whether of the United States or foreign.

      "JFK" means New York's John F. Kennedy (JFK) International Airport.

      "NARITA ROUTES" means the requisite authority held on the date of this Agreement by the Grantor (or, if applicable, Parent Guarantor) to operate scheduled service between the United States and Tokyo, Japan, pursuant to Title 49 (or otherwise acquired hereafter to replace an

American Airlines SGR Security Agreement existing Narita Route pursuant to Section 6(e) of this Agreement), including, without limitation, applicable frequencies, exemption and certificate authorities, all as set forth on Schedule 4(g) hereto, as may be amended from time to time pursuant to the terms of this Agreement.

      "NARITA SLOT" means all of the rights and operational authority of the Grantor (and, if applicable, Parent Guarantor) on the date of this Agreement (or otherwise acquired hereafter to replace an existing Narita Slot pursuant to
Section 6(g) of this Agreement), to conduct one landing or takeoff at a specific time or in a specific time period on a specific day of the week at Narita Airport, Tokyo, Japan, as described on Schedule 4(e), as amended from time to time pursuant to the terms of this Agreement.

      "NARITA SLOT UTILIZATION REPORT" means a quarterly report, in a format reasonably acceptable to the Collateral Agent, showing for the related calendar quarter the number of Narita Slots allocated to the Grantor during such period, the number of Narita Slots used by the Grantor during such period for air carrier service and, to the extent any allocated Narita Slot was not used during such period, showing the week in any month and the day in such week during which air carrier service was not operated and allocated to such Narita Slot.

      "PROCEEDS" shall have the meaning assigned that term under the Uniform Commercial Code in effect in the State of New York or under other relevant law and, in any event, shall include, but not be limited to, any and all (i) proceeds of any insurance, indemnity, warranty or guarantee payable to the Collateral Agent or to the Grantor or any Affiliate of the Grantor from time to time with respect to any of the Collateral, (ii) payments (in any form whatsoever), made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of the Collateral, (iv) products of the Collateral, (v) any and all rights of the Grantor to receive moneys due and to become due from any Person under or pursuant to any contract or other agreement with respect to the Collateral, including, all rents, revenues, royalties, license fees, for the use, or otherwise in respect, of the Collateral, (vi) all causes of action, claims and warranties now or hereafter held by the Grantor in respect of any of the assets and property of the Grantor described in Section 1 and, to the extent related to any property described in said Section 1, all books, correspondence, credit files, records, invoices and other papers, and (vii) other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "REPLACEMENT SLOT" means such Slots or Narita Slots which have been permanently received by the Grantor as may be permitted by and made subject to the Lien of this Agreement pursuant to Sections 6(f) and (g).

      "REQUIREMENTS" has the meaning set forth in Section 6(i) hereof.

      "SGR RESPONSIBLE OFFICER" means any employee of the Borrower having oversight responsibility for the administration of this Agreement.

      "SLOT" means all of the rights and operational authority of the Grantor (and, if applicable, Parent Guarantor) held on the date of this Agreement (or otherwise acquired hereafter to replace

American Airlines SGR Security Agreement an existing Slot pursuant to Section 6(g) of this Agreement), to conduct one Instrument Flight Rule (as defined under the FAA regulations) landing or takeoff operation, in support of the Grantor's Narita Routes during a specific hour or half-hour period at JFK pursuant to FAA regulations, including Title 14, as described on Schedule 4(d), as amended from time to time pursuant to the terms of this Agreement.

      "SUPPORTING ROUTE FACILITIES" means gates, ticket counters and other facilities at Tokyo's Narita Airport necessary to operate, or otherwise used in support of the operation of, a Narita Route.

      "TITLE 14" means Title 14 of the U.S. Code of Federal Regulations, Part 93, Subparts K and S, as amended from time to time or any successor or recodified regulation.

      "TITLE 49" means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

      "UNITED STATES CITIZEN" means `citizen of the United States' as defined in
Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies.

      "USE OR LOSE RULE" shall mean with respect to Slots, the terms of 14 C.F.R. Section 93.227.

      Section 17. NOTICES. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier or telex communication) and mailed, telecopied, telexed or otherwise delivered or (ii) by electronic mail (if electronic mail addresses are designated as provided below), in the case of the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of the Grantor, addressed to it at its address set forth opposite the Grantor's name on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

      Section 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 19. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the

American Airlines SGR Security Agreement remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 20. HEADINGS. Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. Section 21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

      Section 22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby and by the Credit Agreement; provided, that the Grantor may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Collateral Agent.

Section 23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made by the Grantor herein or in any certificate or other instrument delivered by the Grantor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Agreement, the Credit Agreement and the other Financing Documents.

American Airlines SGR Security Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written.

                              AMERICAN AIRLINES, INC.,
                              as Grantor

                              By: _____________________________________________
                                  Name:
                                  Title:

                              Address for Notices:

                              American Airlines, Inc.
                              4333 Amon Carter Boulevard
                              Fort Worth, Texas 76155
                              Attention: Vice President - Corporate Development
                                    and Treasurer
                              Telecopy: 817-967-4318

                              CITICORP USA, INC.,
                              as Collateral Agent

                              By: _____________________________________________
                                  Name:
                                  Title:

      Signature Pages to Slot, Gate and Route Security and Pledge Agreement

                                  SCHEDULE 4(d)

                                      SLOTS

American Airlines SGR Security Agreement

                                  SCHEDULE 4(e)

                                  NARITA SLOTS

American Airlines SGR Security Agreement

                                  SCHEDULE 4(g)

                                  NARITA ROUTES

American Airlines SGR Security Agreement

                                  SCHEDULE 4(h)

                           SUPPORTING ROUTE FACILITIES

American Airlines SGR Security Agreement

                                    EXHIBIT I

                                       TO
                             SGR SECURITY AGREEMENT

Office of Slot Administration
Office of Chief Counsel - Slot Transfers
Federal Aviation Administration
800 Independence Avenue, S.W.
Washington, D.C. 20591

            Re: Request for Confirmation of Slot Transfers

Dear Sirs/Madams:

      Please be advised that, pursuant to 14 C.F.R. ss. 93.221(a), American Airlines, Inc. ("AMERICAN") intends to transfer all rights, interests, and privileges pertaining to the slots listed on the attached Schedule A (attached hereto) to _______________. The slots involved in the transaction are transferable under the High Density Rule. They are not IATA slots, are not used exclusively for essential air service, nor are they AIR-21 slot exemptions. This slot transfer is permanent.

      This letter serves as written evidence of American's and _____________'s consent to the transfer of the above-referenced slots -- said transfer to be effective as of the date upon which ________________ signs this letter, subject to confirmation by the FAA. Upon confirmation by the FAA, ______________ will become the holder of record of the above-described slots.

      Please confirm the transfer of the above-described slots by stamping and signing the acknowledgement copy of this letter and returning it to _________________ by facsimile at (___) ___-____ and by mail at_________________
________________________________________________________________________.

                                                     Sincerely,

By                                                   By
  ______________________________                        ________________________
  Name:                                             Name:
  Title:                                            Title:

CONFIRMED BY:
             __________________________
             [FAA Name, Date]

                                                                   Schedule A to
                                                        Request for Confirmation
                                                               of Slot Transfers

WINTER SLOT

Slot ID:  15034
Slot Time:  1700-1759
Type: Non-directional (note: winter slots are 59 minutes and non-directional, i.e. can be used for either a takeoff or landing)

SUMMER SLOT

Slot ID:  5034
Slot Time:  1700-1729
Type: Arrival   (note: summer slots are 29 minutes and are directional)

American Airlines SGR Security Agreement

                                                                       Exhibit F

                                                                  EXECUTION COPY

                                PLEDGE AGREEMENT

                             Dated December 17, 2004

                                      From

                                 AMR CORPORATION

                                   as Pledgor

                                       to

                               CITICORP USA, INC.

                               as Collateral Agent

American Airlines - AMR Pledge Agreement

                               TABLE OF CONTENTS

SECTION                                                                                                                      PAGE
-------                                                                                                                      ----

Section 1. Grant of Security...............................................................................................   2

Section 2. Security for Obligations........................................................................................   3

Section 3. Delivery and Control of Security Collateral.....................................................................   3

Section 4. Representations and Warranties..................................................................................   4

Section 5. Further Assurances..............................................................................................   5

Section 6. Post-Closing Changes............................................................................................   6

Section 7. Voting Rights; Dividends; Etc...................................................................................   6

Section 8. Transfers and Other Liens; Additional Shares....................................................................   7

Section 9. Collateral Agent Appointed Attorney-in-Fact.....................................................................   8

Section 10. Collateral Agent May Perform...................................................................................   8

Section 11. The Collateral Agent's Duties..................................................................................   8

Section 12. Remedies.......................................................................................................   9

Section 13. Indemnity and Expenses.........................................................................................   11

Section 14. Amendments; Waivers; Additional Pledgors; Etc..................................................................   11

Section 15. Notices, Etc...................................................................................................   11

Section 16. Continuing Security Interest; Assignments Under the Credit Agreement...........................................   11

Section 17. Release; Termination...........................................................................................   12

Section 18. Execution in Counterparts......................................................................................   12

Section 19. Governing Law..................................................................................................   12

SCHEDULES

Schedule I -      Location, Type Of Organization, Jurisdiction Of Organization
                  and Organizational Identification Number

Schedule II -     Pledged Equity

American Airlines-AMR Pledge Agreement

                                PLEDGE AGREEMENT

            PLEDGE AGREEMENT dated December 17, 2004, made by AMR Corporation, a Delaware corporation (the "PLEDGOR"), to Citicorp USA, Inc., as collateral agent (in such capacity, together with any successor agent appointed pursuant to Article VIII of the Credit Agreement (as hereinafter defined), the "COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement).

            PRELIMINARY STATEMENTS:

            (1) American Airlines, Inc., a Delaware corporation (the "BORROWER") has entered into a Credit Agreement dated as of December 17, 2004 (said Agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT") with the Lenders, the Agent and the Lead Arrangers (each as defined therein).

            (2) Pursuant to the Credit Agreement, the Pledgor is entering into this Agreement in order to grant to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

            (3) The Pledgor is the owner of the shares of stock or other Equity Interests (the "INITIAL PLEDGED EQUITY") set forth opposite the Pledgor's name on and as otherwise described in Schedule II hereto and issued by the Borrower.

            (4) It is a condition precedent to the making of Advances by the Lenders under the Credit Agreement from time to time that the Pledgor shall have granted the security interest contemplated by this Agreement.

            (5) The Pledgor will derive substantial direct and indirect benefit from the transactions contemplated by the Financing Documents.

            (6) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are defined in such Article 8 or 9. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances from time to time, the Pledgor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

American Airlines - AMR Pledge Agreement

            Section 1. Grant of Security. The Pledgor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in the Pledgor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by the Pledgor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

            (a)   the following (the "SECURITY COLLATERAL"):

                  (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

                  (ii) all additional shares of stock and other Equity Interests of or in the Borrower or any successor entity from time to time acquired by the Pledgor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "PLEDGED EQUITY"), and the certificates, if any, representing such additional shares or other Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto; and

                  (b) all proceeds of any and all of the Collateral (including, without limitation, proceeds and collateral that constitute property of the types described in clause (a) of this Section 1 and this clause (b)).

            Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of the Pledgor now or hereafter existing under the Financing Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS").

            Section 3. Delivery and Control of Security Collateral. (a) All certificates or instruments representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 7(a). In addition, the Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations.

American Airlines - AMR Pledge Agreement

            (b) With respect to any Security Collateral in which the Pledgor has any right, title or interest and that constitutes an uncertificated security, the Pledgor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor, such authenticated record to be in form and substance reasonably satisfactory to the Collateral Agent.

            (c) With respect to any Security Collateral in which the Pledgor has any right, title or interest and that is not an uncertificated security, upon the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, the Pledgor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

            Section 4. Representations and Warranties. The Pledgor represents and warrants as follows:

            (a) The Pledgor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. The Pledgor has only the trade names listed on Schedule I hereto. The Pledgor is located (within the meaning of Section 9-307 of the UCC) in the state or jurisdiction set forth in
Schedule I hereto. The information set forth in Schedule I hereto with respect to the Pledgor is true and accurate in all respects.

            (b) All Security Collateral consisting of certificated securities and instruments has been delivered to the Collateral Agent.

            (c) The Pledgor is the legal and beneficial owner of the Collateral of the Pledgor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing the Pledgor or any trade name of the Pledgor as debtor with respect to such Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Financing Documents.

            (d) The Pledged Equity pledged by the Pledgor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, the Pledgor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with the Pledgor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of the Pledgor.

            (e) The Initial Pledged Equity pledged by the Pledgor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto.

            (f) All filings and other actions (including without limitation, actions necessary to obtain control of Collateral as provided in Section 9-106 of the UCC)

American Airlines - AMR Pledge Agreement necessary to perfect the security interest in the Collateral of the Pledgor created under this Agreement have been duly made or taken and are in full force and effect, and this Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral of the Pledgor, securing the payment of the Secured Obligations.

            (g) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by the Pledgor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, which financing statements have been duly filed and are in full force and effect, and the actions described in Section 3 with respect to Security Collateral, which actions have been taken and are in full force and effect or
(iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

            Section 5. Further Assurances. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any pledge or security interest granted or purported to be granted by the Pledgor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of the Pledgor. Without limiting the generality of the foregoing, the Pledgor will promptly: (i) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by the Pledgor hereunder; (ii) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by undated stock or bond powers executed in blank; (iii) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of investment property as provided in Section 9-106 of the UCC; and (iv) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by the Pledgor under this Agreement has been taken. From time to time at the request of the Collateral Agent upon the occurrence and during the continuance of an Event of Default, the Pledgor will, at such Pledgor's expense, cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, an opinion of counsel, from counsel reasonably satisfactory to the Collateral Agent, as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

            (b) The Pledgor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto indicating that such financing statements cover the Collateral, in each case without the signature of such Pledgor, and

American Airlines - AMR Pledge Agreement regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Pledgor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

            (c) The Pledgor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

            (d) The Borrower will furnish to the Collateral Agent, on or prior to the fifth anniversary of the date hereof (but not more than six months prior thereto), an opinion of counsel, from counsel reasonably satisfactory to the Collateral Agent, to the effect that all financing or continuation statements have been filed, and all other action has been taken (including, without limitation, action necessary to give the Collateral Agent control over the Collateral as provided in Section 9-106 of the UCC) to perfect continuously from the date hereof the security interest granted hereunder.

            Section 6. Post-Closing Changes. The Pledgor will not change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 4(a) without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. The Pledgor will hold and preserve its records relating to the Collateral and will permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and other documents. If the Pledgor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

            Section 7. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

            (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral or any part thereof for any purpose; provided however, that the Pledgor will not exercise or refrain from exercising any such right if such action would, in its good faith judgment, have a material adverse effect on the value of the Security Collateral or any part thereof.

            (ii) The Pledgor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Financing Documents; provided, however, that any and all

American Airlines - AMR Pledge Agreement

                  (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

                  (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus and

                  (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

            (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

            (b)   Upon the occurrence and during the continuance of an Event of
      Default:

            (i) Upon notice to the Pledgor by the Collateral Agent, all rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 7(a)(i) shall cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 7(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

            (ii) All dividends, interest and other distributions that are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

            Section 8. Transfers and Other Liens; Additional Shares. (a) The Pledgor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the pledge, assignment and security interest created under this Agreement and Permitted Liens.

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                                       7

            (b) The Pledgor agrees that it will (i) cause the issuer of the Pledged Equity not to issue any Equity Interests or other securities in addition to or in substitution for the Pledged Equity issued by the issuer, except to the Pledgor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities of the issuer of the Pledged Equity.

            Section 9. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary to accomplish the purposes of this Agreement, including, without limitation:

            (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

            (b) to receive, indorse and collect any drafts or other instruments or documents, in connection with clause (a) above, and

            (c) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

            Section 10. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and with prior notice to the Pledgor, unless an Event of Default has occurred and is continuing, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

            Section 11. The Collateral Agent's Duties. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

            (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "SUBAGENT") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with

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                                       8
respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by the Pledgor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of the Pledgor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

            Section 12. Remedies. If any Event of Default shall have occurred and be continuing:

            (a)   The Collateral Agent may exercise in respect of the

      Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; and (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 13) in whole or in part by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the manner set forth in Section 2.11(e) of the Credit Agreement. Any surplus of such cash or cash proceeds held by or on the behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

            (c) All payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other

American Airlines - AMR Pledge Agreement funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

            (d) If the Collateral Agent shall determine to exercise its right to sell all or any of the Security Collateral of the Pledgor pursuant to this Section 12, the Pledgor agrees that, upon request of the Collateral Agent, the Pledgor will, at its own expense:

                  (i) execute and deliver, and cause each issuer of such Security Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, advisable to register such Security Collateral under the provisions of the Securities Act of 1933 (as amended from time to time, the "SECURITIES ACT"), to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished and to make all amendments and supplements thereto and to the related prospectus that, in the opinion of the Collateral Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                  (ii) use its best efforts to qualify the Security Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such Security Collateral, as reasonably requested by the Collateral Agent;

                  (iii) cause each such issuer of such Security Collateral to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act;

                  (iv) provide the Collateral Agent with such other information and projections as may be necessary or, in the opinion of the Collateral Agent, reasonably advisable to enable the Collateral Agent to effect the sale of such Security Collateral; and

                  (v) do or cause to be done all such other acts and things as may be necessary to make such sale of such Security Collateral or any part thereof valid and binding and in compliance with applicable law.

            (e) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 12, to deliver or otherwise disclose to any prospective purchaser of the Security
      Collateral: (i) any registration statement or prospectus, and all supplements and amendments thereto, prepared pursuant to subsection (d)(i) above; (ii) any information and projections provided to it pursuant to subsection (d)(iv) above; and (iii) any other information in its possession relating to such Security Collateral.

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                                       10

            Section 13. Indemnity and Expenses. (a) The Pledgor agrees to indemnify, defend and save and hold harmless each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

            (b) The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the custody or preservation of, or the sale of, collection from or other realization upon, any of the Collateral of the Pledgor, (ii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured Parties hereunder or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof.

            Section 14. Amendments; Waivers; Additional Pledgors; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

            Section 15. Notices, Etc. All notices and other communications provided for hereunder shall be either (i) in writing (including telecopier or telex communication) and mailed, telecopied, telexed or otherwise delivered or
(ii) by electronic mail (if electronic mail addresses are designated as provided below), in the case of the Collateral Agent, addressed to it at its address specified in the Credit Agreement and, in the case of the Pledgor, addressed to it at its address set forth opposite the Pledgor's name on the signature pages hereto; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, telexed, sent by electronic mail or otherwise, be effective when deposited in the mails, telecopied, confirmed by telex answerback, sent by electronic mail and confirmed in writing, or otherwise delivered (or confirmed by a signed receipt), respectively, addressed as aforesaid; except that notices and other communications to the Collateral Agent shall not be effective until received by the Collateral Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedule hereto shall be effective as delivery of an original executed counterpart thereof.

            Section 16. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of
(i) the payment in full in cash of the Secured

American Airlines - AMR Pledge Agreement

Obligations and (ii) the Termination Date, (b) be binding upon the Pledgor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in
Section 9.07 of the Credit Agreement.

            Section 17. Release; Termination. (a) Upon any sale, transfer or other disposition of any item of Collateral of the Pledgor in accordance with the terms of the Financing Documents, the Collateral Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the release of such item of Collateral from the security interest granted hereby; provided, however, that
(i) at the time of such request and such release no Event of Default shall have occurred and be continuing, and (ii) the Pledgor shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by the Collateral Agent and a certificate of the Pledgor to the effect that the transaction is in compliance with the Financing Documents and as to such other matters as the Collateral Agent may request.

            (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations and (ii) the Termination Date, the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

            Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            Section 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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                                       12

            IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                           AMR CORPORATION

                                           By
                                             ___________________________________
                                              Name:
                                              Title:

                                           Address for Notices:
                                           AMR Corporation
                                           4333 Amon Carter Boulevard
                                           Fort Worth, Texas 76155
                                           Attention:  Chief Financial Officer
                                           Fax:  (817) 967-4318

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                                       13

                                                               SCHEDULE I TO THE

                                                                PLEDGE AGREEMENT

        LOCATION, TYPE OF ORGANIZATION, JURISDICTION OF ORGANIZATION AND
                      ORGANIZATIONAL IDENTIFICATION NUMBER

                                      TYPE OF           JURISDICTION OF     ORGANIZATIONAL      TRADE
PLEDGOR          LOCATION          ORGANIZATION          ORGANIZATION          I.D. NO.          NAMES
-------          --------          ------------          ------------          --------          -----

American Airlines - AMR Pledge Agreement

                                                              SCHEDULE II TO THE

                                                                PLEDGE AGREEMENT

                                 PLEDGED EQUITY

                                                                                                   PERCENTAGE
                                 CLASS OF                                                               OF
                                  EQUITY             PAR        CERTIFICATE        NUMBER          OUTSTANDING
PLEDGOR          ISSUER          INTEREST           VALUE          NO(S)          OF SHARES          SHARES
-------          ------          --------           -----       -----------       ---------        -----------

American Airlines - AMR Pledge Agreement